UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant §240.14a-12

DIGITAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGITAL REALTY

2023 Proxy Statement

Notice of 2023 Annual Meeting of Stockholders

Andrew P. Power President & Chief Executive Officer

Message from Our President & Chief Executive Officer

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the Annual Meeting) of Digital Realty Trust, Inc., a Maryland corporation (the Company), to be held on June 8, 2023, at 12:00 p.m. CDT, at 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735.

The purposes of this year’s Annual Meeting are to:

(i)

consider and vote upon the election of Alexis Black Bjorlin, VeraLinn Jamieson, Kevin J. Kennedy, William G. LaPerch, Jean F.H.P. Mandeville, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse and Andrew P. Power as members of the Company’s Board of Directors, each to serve until the 2024 Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies;

(ii)

consider and vote upon ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

(iii)

consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as more fully described in the accompanying Proxy Statement (Say-on-Pay);

(iv)

consider and vote upon, on a non-binding, advisory basis, the frequency of future Say-on-Pay votes (every one, two or three years);

(v)

consider and vote upon a stockholder proposal regarding reporting on concealment clauses;

(vi)

consider and vote upon a stockholder proposal regarding inclusion in the workplace; and

(vii)

transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may authorize your proxy via the Internet, by telephone or, if you are receiving a paper copy of the Proxy Statement, by completing and mailing a proxy card. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. Please review the instructions contained in the Notice of Internet Availability of Proxy Materials or proxy card regarding each of these options.

Sincerely,

Andrew P. Power President & Chief Executive Officer April 28, 2023

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Notice of 2023 Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF DIGITAL REALTY TRUST, INC.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the Annual Meeting) of Digital Realty Trust, Inc., a Maryland corporation (the Company), will be held at the date, time and location below:

Thursday, June 8, 2023

12:00 p.m. CDT

5707 Southwest Parkway
Building 1, Suite 275
Austin, TX 78735

The Annual Meeting will be held for the following purposes:

1.	To consider and vote upon the election of Alexis Black Bjorlin, VeraLinn Jamieson, Kevin J. Kennedy, William G. LaPerch, Jean F.H.P. Mandeville, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse and Andrew P. Power as members of the Company’s Board of Directors, each to serve until the 2024 Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies;
2.	To consider and vote upon ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
3.	To consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as more fully described in the accompanying Proxy Statement (Say-on-Pay);
4.	To consider and vote upon, on a non-binding, advisory basis, the frequency of future Say-on-Pay votes (every one, two or three years);
5.	To consider and vote upon a stockholder proposal regarding reporting on concealment clauses;
6.	To consider and vote upon a stockholder proposal regarding inclusion in the workplace; and
7.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on April 6, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement(s) or adjournment(s) thereof.

Austin, Texas

By Order of Our Board of Directors,

Jeannie Lee

Executive Vice President, General Counsel & Secretary
April 28, 2023

How to authorize your proxy:

If you are viewing the Proxy Statement on the Internet, you may authorize your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you and the instructions listed on the Internet site.

If you receive a paper copy of the Proxy Statement, you may authorize your proxy by completing and mailing the proxy card enclosed with the Proxy Statement, or you may authorize your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.

If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials provided by that firm to determine whether and how you will be able to authorize your proxy by telephone or over the Internet.

YOUR VOTE IS IMPORTANT. STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU CHOOSE NOT TO ATTEND AND VOTE AT THE ANNUAL MEETING IN PERSON, YOU MAY AUTHORIZE YOUR PROXY.

Authorizing a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting.

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Proxy Summary

This summary highlights some of the topics discussed in this Proxy Statement for the 2023 Annual Meeting of Stockholders (the Annual Meeting) of Digital Realty Trust, Inc., a Maryland corporation. It does not cover all of the information you should consider before voting, and you are encouraged to read the entire Proxy Statement before casting your vote.

General Information

Meeting: Date: Time: Location: Record Date:	Annual Meeting of Stockholders Thursday, June 8, 2023 12:00 p.m. CDT 5707 Southwest Parkway Building 1, Suite 275 Austin, TX 78735 April 6, 2023	Stock Symbol: Exchange: State of Incorporation: Public Company Since: Common Stock Outstanding as of the Record Date:	DLR New York Stock Exchange Maryland 2004 291,340,025 shares
Corporate Website: www.digitalrealty.com
Investor Relations Website: investor.digitalrealty.com

The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

Notes: References in this Proxy Summary to: “Company” or “Digital Realty” refer to Digital Realty Trust, Inc.; “Interxion” refer to InterXion Holding N.V.; “Interxion combination” refer to the combination of the Company and Interxion, which closed in March 2020; and “Operating Partnership” refer to Digital Realty Trust, L.P., of which Digital Realty Trust, Inc. is the general partner.

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Directors

We believe the membership of our Board of Directors (Board) is both balanced and diverse in experience, qualifications, attributes, skills, professional background, areas of expertise and perspectives and that the range of tenures of our directors (shown below) creates a synergy between institutional knowledge and new perspectives.

For more information about our Board, please see “Proposal 1. Election of Directors”.

				Committee Membership
Name	Age	Years on Board	Independent	Audit	Compensation	Nominating and Corporate Governance
Mary Hogan Preusse	54	6				C
Alexis Black Bjorlin	49	3
Laurence A. Chapman*	73	18
VeraLinn Jamieson	62	3
Kevin J. Kennedy	67	10			C
William G. LaPerch	67	10
Jean F.H.P. Mandeville	63	3
Afshin Mohebbi	60	7		C
Mark R. Patterson	62	7
Andrew P. Power	43	0**
Dennis E. Singleton*	78	18***

 = Board Chair   C = Committee Chair    = Member

Note: Committee membership as of the date of this Proxy Statement.

*	Messrs. Chapman and Singleton are not standing for re-election to the Board. Mr. Chapman’s term on the Board and the Nominating and Corporate Governance Committee will expire at the Annual Meeting. Mr. Singleton’s term on the Board and the Compensation Committee will expire at the Annual Meeting.
**	Mr. Power was appointed to the Board in December 2022.
***	Years on Board includes Mr. Singleton’s service as director emeritus. Mr. Singleton served as director emeritus from June 2020 – June 2021, after which time he was re-elected to the Board. Prior to June 2020, Mr. Singleton served on our Board for over 15 years.

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We are committed to diversity, and in February 2019, our Nominating and Corporate Governance Committee and the Board amended our Corporate Governance Guidelines to clarify that the Nominating and Corporate Governance Committee will ensure that it includes, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which the Nominating and Corporate Governance Committee selects director candidates. We also updated our Nominating and Corporate Governance Committee Charter to include the Nominating and Corporate Governance Committee’s oversight responsibility to at least annually review and discuss with management the strategy and performance of, and the Company’s procedures for identifying, assessing, monitoring and managing risks and opportunities related to, the Company’s environmental, social and governance programs, including corporate responsibility, sustainability, climate change, and diversity, equity and inclusion activities.

For more information about the qualifications and experience of each of our directors, please see the “Director Qualifications and Experience” table on page 40.

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As a corporate governance best practice, our Nominating and Corporate Governance Committee annually considers the composition of our Board and standing Board committees to ensure an appropriate balance and a diversity of perspectives. In 2020, the Nominating and Corporate Governance Committee recommended, and the Board approved, the addition of Alexis Black Bjorlin and VeraLinn Jamieson and, in connection with the Interxion combination, Jean F.H.P. Mandeville, to the Board. In 2021, the Nominating and Corporate Governance Committee also recommended, and the Board approved, changes to the composition of the Board committees to maintain balance and ensure fresh perspectives. In 2023, the Nominating and Corporate Governance Committee recommended, and the Board approved, changes to the composition of the Board committees to maintain balance following the departures of Messrs. Chapman and Singleton, who are not standing for re-election at the Annual Meeting. See “Corporate Governance—Board Committees” for additional details.

Governance Highlights

Strong Corporate Governance Practices

We are committed to maintaining strong corporate governance practices.

Separate Independent Board Chair and Chief Executive Officer
Our directors stand for election each year
Majority voting standard for director elections
8 of 9 directors standing for re-election are independent
Executive sessions of Independent Directors
4 audit committee financial experts
Annual Board and committee self-evaluations
Oversight of risk by the Board
Board orientation and continuing education program
Codes of conduct for directors, employees and vendors
Anti-hedging and anti-pledging policy
All directors and executive officers in compliance with stock ownership guidelines
No poison pill
Proxy access
Award-winning commitment to sustainability
Commitment to our communities

Strategy and Our Board

Our primary business objectives are to maximize: (i) sustainable long-term growth in earnings and funds from operations per share and unit, (ii) cash flow and returns to our stockholders and our Operating Partnership’s unitholders through the payment of dividends and distributions and (iii) return on invested capital. We expect to accomplish these objectives by achieving superior risk-adjusted returns, prudently allocating capital, diversifying our product offerings, accelerating our global reach and scale, and driving revenue growth and operating efficiencies.

We believe it is important to the success of our Company that our Board review the Company’s strategic framework and direction. On an annual basis, our Board meets with members of the senior management team to consider our current and future strategies, and to review our previous strategies, to meet our corporate objectives designed to maximize long-term stockholder value.

Investor Outreach

Our relationship with our stockholders and investors is a critical component of our Company’s success. We value the outlook and opinions of our investors and regularly engage in participatory events in many of our major metro areas. In 2022, we participated in 14 investor conferences, mostly in-person, including over 130 meetings with approximately 350 investors.

For information about how to contact Investor Relations, please see the section below entitled “Corporate Governance—Stockholder and Interested Party Communications with the Board”.

Other Directorships

Our directors can sit on no more than five public company boards (including our Board), with consideration given to their public company leadership roles and outside commitments. The Board conducts an annual review of director commitment levels and affirmed that all directors are compliant at this time.

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Governance Timeline and Improvements

Over the years, we have implemented corporate governance best practices and improvements as highlighted below.

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Political Contributions

The Board has determined that participation in the public policy process is an important and essential way to enhance stockholder value. Subject to appropriate oversight and controls, the Company engages with federal, state, and local governments in the U.S. and around the world on public policy issues that are essential to our business. Our Board policy provides a governance framework for our participation in government affairs, and our Company policies require that any interactions with public entities and state and local government officials comply with federal and local laws and the highest standards of ethics and good corporate governance. The Nominating and Corporate Governance Committee annually reviews the Company’s lobbying expenses and activities, any other political contributions and membership in trade associations.

We believe in transparency in our political and policy activities and file lobbying disclosure reports wherever we are required to do so based on the activities of our employees and vendors. The Company does not have a political action committee. In 2022, Digital Realty did not make any political contributions that required disclosure, nor has it experienced any significant controversies, fines or litigation related to its political activities.

In the U.S., federal, state and local campaign finance laws restrict the contributions the Company can make to political parties, political committees or candidates. Various laws in other countries also govern political contributions. Accordingly, it is Company policy that Company funds or assets not be used to make a political contribution to any political party, candidate or other political groups, unless prior approval has been obtained as required by the Company’s internal approval policies. Pursuant to the Company’s policies, the Company’s legal department oversees compliance with the Company’s policy on political contributions.

Digital Realty belongs to several trade and industry associations globally, which allows us to monitor industry policies and trends, support ongoing education and networking, and advance our public agenda and relevant business goals. Company participation in trade associations does not mean that the Company agrees with every position a trade association may take on various issues. The Company does not contribute to these groups beyond its membership dues and regularly reviews the costs and benefits of each membership.

The following chart lists organizations receiving dues and other contributions from the Company totaling $25,000 or more in 2022. Based on each organization’s records, we have listed below the portion of Company dues and other amounts that are used by each organization for lobbying.

Trade Association Memberships

	2022
Trade Associations(1)	Company Dues and Contributions	Lobbying (%)(2)	Company Dues Allocated to Lobbying
National Association of Real Estate Investment Trusts	$ 291,097	25%	$ 60,274
Information Technology Industry Council	85,000	17.5%	14,875
The Data Center Coalition	62,500	32.5%	12,188
Real Estate Roundtable	35,000	65%	22,750
Clean Energy Buyers Association	25,000	15%	3,750

(1)	Represents U.S. organizations of which the Company is a member. The Company or its subsidiaries are also members of several non-U.S. trade organizations for which the dues are immaterial.
(2)	Lobbying percentages obtained from the respective trade association.

Direct Lobbying Expenditures

In 2022, the Company paid approximately $520,000* in direct lobbying expenditures for external consultants and lobbyists as well as employee compensation for our former employee engaged in lobbying activities. As required by the U.S. Lobby Disclosure Act (LDA), the Company filed quarterly reports (LDA Reports) on its federal lobbying activities and expenditures and semi-annual reports (LDA-203 Reports) to disclose all political contributions and spending. Both the quarterly LDA Reports and the semi-annual LDA-203 Reports can be found at the Lobbying Disclosures Search page (disclosurespreview.house.gov). In the event any political contributions are made in other jurisdictions, the Company will adhere to all relevant legal reporting and disclosure requirements.

*	The Company made no direct contributions to any political parties or candidates.
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Environmental, Social and Governance Matters

Environmental, Social and Governance Focus in Our Communities - Globally

We are committed to being proactive, engaged members of the communities we operate in, globally. During 2022, our programs included:

•	Adopt-A-Highway. Our employees furthered our partnership with the Ashburn, Virginia community by participating in a clean-up of the 1.1 mile stretch of Smith Switch Road that runs alongside our Ashburn campus. A group of local employees adopted Smith Switch Road between Waxpool and Gloucester through the Virginia Department of Transportation’s Adopt-A-Highway program several years ago.
•	Ukraine. We funded philanthropic organizations to support Ukrainian refugees, those displaced within Ukraine, and the growing humanitarian crisis.
•	Free A Girl. Digital Realty’s Diversity, Equity & Inclusion (DEI) Council and Women’s Leadership Forum (WLF) are active sponsors and supporters of Free A Girl, a Haarlem, Netherlands-based organization with global reach from EMEA to Latin America. DLR’s sponsorship includes a philanthropic focus to advance the organization’s work in rescuing girls from sexual exploitation and providing vocational training to help remove them from the vicious circle of violence. The organization also works to bring perpetrators to justice, and discover and report online trafficking sites to law enforcement authorities.
•	WLF. In APAC, WLF hosted a tree planting event, contributing to Singapore’s “One Million Trees” Movement. The Digital Realty Women’s Leadership Forum (WLF) was founded in March 2018 with the purpose of powering our ambitions by promoting a diverse and inclusive network to grow and deliver the next wave of digital innovation. WLF provides opportunities to collaborate, mentor and seek input to support professional and career development, including through webinars, newsletters and philanthropy.

Diversity, Equity and Inclusion (DEI)

In 2022, the Company continued to expand its Diversity, Equity and Inclusion (DEI) efforts through its DEI Council, led by employees spanning management levels and global regions with executive sponsorship. Through the DEI Council, we offer five Employee Resource Groups (ERGs): our Black ERG, Digital Pride (our LGBTQIA+ ERG), Digital Voces (our Hispanic ERG), our Veteran’s ERG and WLF. These groups seek to promote inclusion internally and create opportunities for each of these communities. Today, more than 600 employees globally are members of the Company’s ERGs. Our ERGs sponsor group-focused events that offer learning and development opportunities for our employees, with topics ranging from financial wellness to the use of inclusive language. Other ERG sessions celebrate culture and history, such as our Juneteenth 2022 celebration with a presentation from the National Museum of African American History & Culture. Through the DEI Council, the Company has also expanded its philanthropy and community engagement activities with strategic donations and partnerships with global charitable organizations, including Free a Girl, Black Minds Matter UK, 100 Black Men of London, Black Girls Code, Thurgood Marshall College Fund, DFW Canines for Veterans, SAGE (Advocacy for LGBTQ+ Elders), and RAICES (The Refugee and Immigration Center for Education and Legal Services).

To emphasize the Company’s commitment, our President & CEO, Andrew P. Power, recently signed the CEO Action Pledge for Diversity & Inclusion, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace. Mr. Power is also the executive sponsor of our WLF, while other Company senior leaders serve as executive sponsors of our other ERGs.

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Corporate Giving and Diversity, Equity and Inclusion

In 2022, we expanded our philanthropic and community-engagement focus, in-line with our broader commitment to DEI. This past year, Digital Realty (in alignment with our ERGs) made philanthropic contributions to multiple organizations globally, ranging from The National Museum of African-American History & Culture, to Free a Girl, to Help for Heroes and InterPride.

These initiatives are all part of our broader commitment to be proactive, engaged members in the communities we operate in globally. The world is increasingly noticing, and we are fortunate to have again been named by Newsweek as one of “America’s Most Responsible Companies.”

Donate 8 Program

We encourage our employees to participate in volunteer activities through our Donate 8 Program, in which we grant employees paid time off each year for the purpose of volunteering for eligible organizations.

Matching Gifts Program

We encourage our employees and directors to give back to the community by matching their contributions to eligible charitable organizations through our Matching Gifts Program. In response, in 2022, the Company matched approximately $100,000 in employee and director donations to more than 100 charitable organizations around the globe.

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Sustainability Highlights

1 GW	100%	1 GW	100%

renewables contracted	renewables power for EMEA portfolio	green building certifications	renewables power for US colocation business

Sustainability Program

We strive to lead the global data center industry in sustainable environmental performance and remain committed in our efforts to build and operate data centers that minimize impact on the environment. We manage our data centers to offer high levels of resiliency and operational efficiencies for our customers, and we benchmark and certify eligible data centers in accordance with energy efficiency and green building rating standards, including the U.S. Environmental Protection Agency’s ENERGY STAR®, U.S. Green Building Council’s LEED™, and BRE’s BREEAM programs. We have developed solutions to help our customers efficiently utilize energy and water and to support their efforts to procure renewable energy.

Environmental Social & Governance Report

We released our fourth annual corporate Environmental, Social and Governance (ESG) Report in June 2022. This report was prepared in accordance with the Global Reporting Initiative (GRI) Standards and obtained third-party assurance. It provides a deep-dive view of the Company’s efforts to integrate sustainable practices throughout our business activities, engage with employees and the communities where we operate, ensure we are meeting our customers’ needs, and capture savings and generate revenue from sustainable activities. The ESG Report outlines our global sustainability targets and progress towards them and discloses our alignment with the Taskforce for Climate-Related Financial Disclosures (TCFD) guidelines. A copy of our ESG Report is available at digitalrealty.com/about/sustainability.

Achievements in 2022

We were recognized by JUST Capital as one of America’s Most Just Companies, Top 100.
We were recognized as one of Newsweek’s Most Responsible Companies in 2022.
We earned a GRESB 5-Star Ranking (Sector Leader).
We added 1.2 MW of rooftop solar systems on two facilities in New Jersey.
We received an EcoVadis “Gold” Sustainability Rating, an assessment of corporate social responsibility and sustainable procurement.
We contracted 469 MW of renewable energy to help power our portfolio with clean and emission-free electricity.

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Sustainability Recognition

LEADER IN THE LIGHT SUSTAINABILITY ACHIEVEMENT	#8 ON TOP 30 TECH AND TELECOM LIST	ENVIRONMENT + ENERGY LEADER, TOP PROJECT OF THE YEAR

For the sixth consecutive year, in 2022 we received Nareit’s data center “Leader in the Light” award, representing superior environmental efforts.	We are ranked #8 on the EPA’s Top 30 Tech and Telecom list of the largest green power users. We are also ranked #21 on the EPA’s National Top 100 list of green power users.	In 2022, we received the Green Lease Leader Platinum Award from the Institute for Market Transformation and Department of Energy’s Better Buildings Alliace.

GRESB GREEN STAR RANKING	ENERGY STAR PARTNER OF THE YEAR	FTSE4GOOD INDEX SERIES INCLUSION

We ranked #1 in the tech/science sector, receiving a 5-Star, Green Star rating from the Global Real Estate Sustainability Benchmark (GRESB) Real Estate Assessment in 2022. We also received an A-score in the GRESB Public Disclosure, representing our excellence in ESG business practices.	For the third consecutive year, Digital Realty received the U.S. Environmental Protection Agency’s ENERGY STAR Partner of the Year Award in 2022, earning “Sustained Excellence” recognition for our ENERGY STAR certification efforts and commitment to measuring and improving the energy efficiency of our data centers.	Digital Realty is a constituent of the FTSE4Good Index Series. The FTSE4Good Index evaluates companies on their ESG practices and includes companies that meet globally recognized corporate responsibility standards.

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Delivering Clean Energy and Resource Efficiency

Digital Realty is committed to minimizing its global impact on the environment, while enabling customers to meet and exceed their own sustainability goals. Our data center solutions deliver leading renewable energy and resource efficiency solutions. In 2022:

•	We announced agreements for 158 MW of new renewable energy supply in California and Georgia.
•	We committed to supply waste heat in Vienna, Austria capable of supporting up to 70% of the nearby Floridsdorf Hospital’s annual heating needs.
•	We commenced the installation of solar panels at several data center locations in the U.S., Australia, and Singapore to reduce grid power needs and lower our carbon emissions footprint.

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Compensation Highlights

Our executive compensation program is designed to attract, retain and motivate experienced and talented executives who can help the Company to maximize stockholder value. We believe that we maintain a competitive compensation program that incorporates strong governance practices. The Company’s compensation best practices are highlighted below.

We pay for performance
We utilize multiple performance measures across various performance periods.

We balance short-term and long-term incentives
Annual incentive bonus and long-term equity awards comprise a significant portion of executive officers’ compensation opportunity.

We align compensation with stockholders’ interests
A substantial majority of our named executive officers’ compensation is tied to total stockholder return, core funds from operations (Core FFO) and net operating income performance.

We target outperformance
Target payouts for our performance-based equity awards are not achieved unless we match or outperform financial goals or the REIT industry.

We do not have tax gross-ups
We do not provide tax gross-ups on any severance, change-in-control or other payments related to executive terminations.

We do not allow uncapped payments
We have a defined compensation program that does not allow for uncapped bonus payments.

Singapore

Digital Loyang 2 is the Company’s largest data center in Singapore with local peering and access to the Singapore Internet Exchange (SGIX), and holds the SS564 and BCA Green Mark Platinum certifications for its sustainable design and operations.

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Performance Highlights

We provide a global data center platform that supports our customers’ digital infrastructure and enables our customers to interconnect with their customers and partners. We solve global coverage, capacity, and connectivity needs for companies of all sizes, including the world’s leading enterprises and services providers, through PlatformDIGITAL®, a global data center platform for scaling digital business which enables customers to deploy their critical infrastructure with a global data center provider. PlatformDIGITAL® combines our global presence with our Pervasive Data Center Architecture (PDxTM) solution methodology for scaling digital business and efficiently managing data gravity challenges. Our global data center footprint gives customers access to the connected data communities that matter to them with 316 facilities in 54 metros across 28 countries on six continents (as of December 31, 2022), including our joint ventures.

In recent years, we have focused on growing our global footprint and operations organically and through strategic transactions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, the Company has continued to focus on integration following the Interxion combination, its product strategy, investing in strategic initiatives to complement its existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company.

For the 16th consecutive year, we achieved five-nines (99.999%) uptime.

2022 Financial Highlights

Core FFO Performance	Total Enterprise Value	Market Capitalization
$6.70 per share(1)	$47 billion(2)(3)	$30 billion(3)

2022 Business Highlights

RECORD BOOKINGS	We delivered record bookings of $573 million for 2022(4), including $186 million of 0-1MW plus Interconnection bookings.
PLATFORM DIGITAL® and ServiceFabric™	We continued to solve global coverage, capacity and connectivity needs for companies of all sizes through PlatformDIGITAL®, a global data center platform for scaling digital business which enables customers to deploy their critical infrastructure with a global data center provider, and with the launch of ServiceFabric™, a global open orchestration platform enabling customers to easily provision global connectivity and orchestrate connected services across Digital Realty’s worldwide data center footprint and in third party locations.
STRATEGIC TRANSACTIONS	In August 2022, we completed the acquisition of a majority stake in Teraco, South Africa’s leading carrier-neutral colocation provider. During 2022, we acquired land in key markets across EMEA (Zurich, Paris, Frankfurt, Ireland, Barcelona, Stockholm, Crete, Zagreb, Rome, Accra) and through our BAM Digital Realty India joint venture (Chennai).
STRATEGIC CAPITAL MARKETS TRANSACTIONS	In 2022, we opportunistically raised €750 million of 1.375% guaranteed notes, physically settled our forward common stock offering resulting in proceeds of $939 million, issued USD$900 million of 5.55% senior notes and issued CHF250 million guaranteed notes with a weighted-average coupon of approximately 1.26%, maintaining our investment grade rating on our senior long-term unsecured notes.
STEADY DIVIDEND GROWTH	We increased the annual dividend on our Common Stock in 2022, seventeen years in a row of increases.
SUSTAINABILITY	Recognized as a leader for our sustainability platform, including receiving Nareit’s Leader in the Light award for data centers for the sixth consecutive year.

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As of December 31, 2022 unless otherwise noted.

(1)	Core FFO is a non-GAAP metric. A reconciliation of net income to FFO and FFO to Core FFO is available in the Appendix of this Proxy Statement. Net income available to common stockholders for the year ended December 31, 2022 was $337 million.
(2)	Total enterprise value is calculated as the market value of common equity, plus liquidation value of preferred equity and total debt at balance sheet carrying value.
(3)	The market value of common equity is based on the closing stock price of $100.27 on December 31, 2022 and assumes 100% redemption of the limited partnership units in our Operating Partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our outstanding redeemable preferred stock upon certain change of control transactions, as applicable.
(4)	Includes interconnection bookings.

United States

The Company deployed 1.3 MW of solar carports at its Clifton and Piscataway campuses in New Jersey to further reduce carbon emissions.

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Proxy Statement

Information Concerning Voting and Solicitation

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the Board) of Digital Realty Trust, Inc., a Maryland corporation, of proxies to be exercised at the 2023 Annual Meeting of Stockholders (the Annual Meeting) to be held on Thursday, June 8, 2023, at 12:00 p.m. CDT, or at any postponement(s) or adjournment(s) thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of 2023 Annual Meeting of Stockholders. Proxies are solicited to give all stockholders of record at the close of business on April 6, 2023 (the Record Date) an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735.

Pursuant to the rules of the United States Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (a Notice) to many of our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about April 28, 2023 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 28, 2023. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about April 28, 2023 or within three business days of such request.

NOTES: References in this Proxy Statement to: “Interxion” refer to InterXion Holding N.V.; “Interxion combination” refer to the combination of Digital Realty Trust, Inc. and Interxion, which closed in March 2020; and “Operating Partnership” refer to Digital Realty Trust, L.P., of which Digital Realty Trust, Inc. is the general partner, and its subsidiaries. References in this Proxy Statement to the “Company” or “Digital Realty” refer to Digital Realty Trust, Inc. and its subsidiaries, including Digital Realty Trust, L.P., unless the context otherwise requires.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s Common Stock, par value $0.01 per share (the Common Stock), as of the close of business on the Record Date. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Quorum

A majority of the outstanding shares of Common Stock as of the close of business on the Record Date represented in person or by proxy will constitute a quorum at the Annual Meeting. As of the close of business on the Record Date, 291,340,025 shares of Common Stock were outstanding.

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Voting of Shares

Stockholders of record as of the close of business on the Record Date are entitled to one vote for each share of Common Stock held on each matter to be voted upon at the Annual Meeting.

If you choose to attend the Annual Meeting, you may vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

If you choose not to attend the Annual Meeting, you may vote by authorizing your proxy via the Internet, by telephone or by mailing a proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

YOUR VOTE IS IMPORTANT.

Proxy Card and Revocation of Proxy

If you sign a proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders in accordance with the recommendations of the Board.

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement(s) or adjournment(s) thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

If you vote your shares by authorizing a proxy, you may revoke your proxy authorization at any time before it is voted at the Annual Meeting. You may revoke your proxy by:

•	Sending a written notice of revocation to the Company’s Corporate Secretary at the Company’s principal executive office at 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, ATTN: General Counsel and Secretary.
•	Delivering by mail, by telephone, via the Internet or in person a duly executed proxy bearing a later date.
•	Attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. Abstentions and broker “non-votes” will not be counted as votes cast on any of the matters and will have no effect on the approval of any proposal.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and chooses not to exercise or does not have discretionary authority to vote the shares on a particular matter because the matter is not routine under the New York Stock Exchange (NYSE) rules.

Proposal 1 (election of the Board’s nominees named herein), Proposal 3 (Say-on-Pay proposal), Proposal 4 (frequency of future Say-on-Pay votes proposal), Proposal 5 (stockholder proposal regarding reporting on concealment clauses) and Proposal 6 (stockholder proposal regarding inclusion in the workplace) are not routine matters under the NYSE rules. Proposal 2 (ratification of the selection of KPMG LLP as our independent registered public accounting firm) is a routine matter under the NYSE rules and a nominee holding shares for a beneficial owner will have discretionary authority to vote on this proposal absent instructions from the beneficial owner.

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Votes Needed to Approve Each Matter

	Proposal	Board Recommendation	Votes Required for Approval at Which Quorum is Present	Routine Matter
1:	Election of Director Nominees	FOR	Affirmative vote of a majority of the votes cast for each director nominee	No
2:	Ratification of Selection of KPMG as Our Independent Registered Public Accounting Firm for 2023	FOR	Affirmative vote of a majority of the votes cast	Yes
3:	Advisory Vote on Compensation of Named Executive Officers (Say-on-Pay)	FOR	Affirmative vote of a majority of the votes cast	No
4:	Advisory Vote on the Frequency of Future Say-on-Pay Votes	FOR 1 YEAR	Affirmative vote of a majority of the votes cast	No
5:	Stockholder Proposal Regarding Reporting on Concealment Clauses	AGAINST	Affirmative vote of a majority of the votes cast	No
6:	Stockholder Proposal Regarding Inclusion in the Workplace	AGAINST	Affirmative vote of a majority of the votes cast	No

Solicitation of Proxies

We will bear the entire cost of soliciting proxies. We may reimburse banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names for their expenses incurred in forwarding the solicitation materials to beneficial owners. Solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services.

We have also retained Okapi Partners, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Okapi Partners a fee of approximately $20,000, plus costs and expenses, for these services.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need proof of ownership of our Common Stock as of the close of business on the Record Date. If you hold your shares in street name (such as through a bank, broker or other nominee), you should bring your statement showing your beneficial ownership of our Common Stock in order to be admitted to the Annual Meeting and you must obtain a proxy issued in your name from such bank, broker or other nominee if you wish to vote in person at the Annual Meeting.

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NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

Our principal executive office: 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735

Our telephone number: (737) 281-0101

Our website: www.digitalrealty.com*

The date of this Proxy Statement is April 28, 2023.

The Netherlands

The Amsterdam Data Tower is located within one of the key connectivity hubs in the world and relies on 100% green power sources (hydro/solar/wind).

*	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

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Proposal 1: Election of Directors

Under the Company’s charter and Ninth Amended and Restated Bylaws (Bylaws), each member of the Board serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Vacancies on the Board may be filled only by individuals elected by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the directorship and until such director’s successor is duly elected and qualifies, or until such director’s earlier death, resignation or removal.

Our Bylaws require that, in order to be elected in an uncontested election, a director receive a majority of the votes cast by holders of the shares present in person or represented by proxy with respect to such director at a meeting at which a quorum is present. A majority of the votes cast means that the number of votes “for” a director must exceed the number of votes “against” that director. In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), directors will be elected by a plurality of the votes cast, which means the nine nominees who receive the largest number of properly cast votes will be elected as directors.

Any director who fails to be elected by a majority vote must tender his or her resignation to the Board, subject to acceptance. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind its decision within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in the Board’s decision regarding whether to accept or reject such director’s resignation.

Each share of Common Stock is entitled to one vote for each of the nine director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless instructed otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Laurence A. Chapman and Dennis E. Singleton are not standing for re-election as directors at the Annual Meeting, and their terms on the Board will expire at the Annual Meeting. We thank Messrs. Chapman and Singleton for their service and wish them well. Immediately following the Annual Meeting, the size of the Board will be reduced from eleven to nine directors.

Alexis Black Bjorlin, VeraLinn Jamieson, Kevin J. Kennedy, William G. LaPerch, Jean F.H.P. Mandeville, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse and Andrew P. Power are all of our nominees for election to the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to each nominee for election as director has been furnished to the Company by each such individual.

Vote required: The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each of the director nominees standing for election.

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Nominees for Election for a One-Year Term Expiring at the 2024 Annual Meeting

The following section sets forth, as of the date of this Proxy Statement, the names, ages and biographical summaries of the individuals who are our nominees for election as directors of the Company, all of whom are current directors of the Company.

Election of Directors

Mary Hogan Preusse Age 54 Director since: 2017 Board Chair since: August 2022 Committees: • Nominating and Corporate Governance (Chair) • Compensation

Skills and Expertise:

•   Finance

•   REIT and real estate

•   Corporate governance

•   Strategy

Education:

•   BS - Bowdoin College

Qualifications:

Our Board selected Ms. Hogan Preusse to serve as a director because it believes she possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the REIT industry, as well as experience on the boards of directors of public companies.

Professional Experience:

•   Managing Director and co-head of Americas Real Estate for APG Asset Management U.S. responsible for managing all of the firm’s public real estate investments in North and South America from 2008 to May 2017.

•   Served on the Executive Board of APG Asset Management U.S. and has been an active participant in the REIT industry for over 25 years, including nearly 17 years at APG where she was deeply involved in discussion of governance matters and regularly presented to and interacted with corporate boards.

•   Previously, Ms. Hogan Preusse was an investment banking analyst at Merrill Lynch and has experience as a sell-side analyst covering the REIT sector.

•   Member of the Real Estate Advisory Board for the Carey Business School at Johns Hopkins University.

Other Current Public Company Boards:

•   Kimco Realty (NYSE): Member of the board of directors since February 2017, lead independent director since May 2019, chair of the nominating and corporate governance committee and a member of the audit committee and executive compensation committee.

•   Realty Income (NYSE): Member of the board of directors and executive compensation committee since November 2021. Ms. Hogan Preusse previously served on the board of directors of VEREIT and upon the closing of Realty Income’s merger with VEREIT on November 1, 2021, she joined the board of directors of Realty Income.

•   Host Hotels and Resorts, Inc. (NYSE): Member of the board of directors since June 2017 and a member of the culture and compensation committee and audit committee.

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Andrew P. Power Age 43 Director and Chief Executive Officer since: December 2022 Committees: None

Skills and Expertise:

•   Executive Leadership

•   Strategy

•   International

•   Finance and capital markets

•   REIT and real estate

Education:

•   BS - Wake Forest University

Qualifications:

Mr. Power has served as our Chief Executive Officer and as a director since December 2022. Mr. Power has served as our President since November 2021 and served as our Chief Financial Officer from April 2015 to December 2022, with responsibility for global portfolio operations, technology development and innovation, service provider and enterprise customer solutions, asset management and information technology as well as the Company’s financial functions across Digital Realty’s global platform. Mr. Power has over 20 years of investment, financial and management experience. Prior to joining Digital Realty, Mr. Power held positions of increasing responsibility in investment banking, having most recently served as Managing Director at Bank of America Merrill Lynch. Mr. Power was also a member of the lead underwriting team that advised Digital Realty on its initial public offering in 2004.

Professional Experience:

•   President of the Company since November 2021.

•   Chief Financial Officer of the Company from April 2015 to December 2022.

•   From 2011 to April 2015, Mr. Power held roles of increasing responsibility at Bank of America Merrill Lynch, having most recently served as Managing Director of Real Estate, Gaming and Lodging Investment Banking.

•   From 2004 to 2011, Mr. Power held roles of increasing responsibility at Citigroup Global Markets, Inc., having most recently served as Vice President.

Other Current Public Company Boards:

•   Americold Realty Trust (NYSE): Member of the board of directors, audit committee and investment committee.

Alexis Black Bjorlin Age 49 Director since: 2020 Committees: • Audit

Skills and Expertise:

•   Technology

•   Sales/marketing

•   Executive leadership

•   Strategy

Education:

•   BS - Massachusetts Institute of Technology

•   PhD - UC Santa Barbara

Qualifications:

Our Board selected Ms. Bjorlin to serve as a director because of her high technology management experience, including executive leadership experience at Fortune 500 companies.

Professional Experience:

•   Vice President, Infrastructure at Meta Platforms, Inc. since December 2021.

•   Senior Vice President and General Manager of the Optical Systems Division of Broadcom, Inc., a semiconductor manufacturing company, from February 2019 to December 2021.

•   Vice President, Supply Chain at Google, Inc., a technology company, from November 2018 to February 2019.

•   Corporate VP and General Management, Data Center Connectivity Group at Intel, Inc., a semiconductor manufacturing company, from November 2014 to November 2018.

•   President and member of the board of directors, Source Photonics, a global, fiber optic telecommunications business, from 2008 to 2013.

•   Member of the board of directors of Astera Labs Inc, a provider of semiconductor products and services.

•   Member of the board of directors of the Global Semiconductor Alliance.

Other Current Public Company Boards:

•   None.

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VeraLinn “Dash” Jamieson Age 62 Director since: 2020 Committees: • Nominating and Corporate Governance

Skills and Expertise:

•   Technology

•   International

•   Risk management

•   Strategy

Education:

•   BS - West Virginia University

•   MS - National Defense University

•   MS - Embry Riddle University

Qualifications:

Our Board selected Lt. Gen. Jamieson to serve as a director because it believes she possesses valuable expertise in data management, cloud technology, artificial intelligence and machine learning, including her over 37 years of government experience.

Professional Experience:

•   Achieved the rank of Lieutenant General in the U.S. Air Force and, prior to retiring in 2020, served as the Director of the U.S. Air Force’s Intelligence Surveillance, Reconnaissance and Cyber Effects enterprise, conducting operations for the Department of Defense.

•   Deputy Chief of Staff for Intelligence, Surveillance and Reconnaissance from November 2016 to February 2019.

•   Deputy Commander, Joint Functional Component Command for ISR, U.S. Strategic Command, Washington, D.C. from April 2016 to November 2016.

•   Director of Intelligence, Headquarters Air Combat Command, Joint Base Langley-Eustis, Virginia, from December 2013 to April 2016.

•   Member of the Beacon Global Strategies, LLC Board of Advisors since April 2020.

Other Current Public Company Boards:

•   Arqit Inc. (NASDAQ): Member of board of directors since December 2020 and member of audit committee and compensation committee.

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Kevin J. Kennedy Age 67 Director since: 2013 Committees: • Compensation (Chair)

Skills and Expertise:

•   Communications

•   Technology

•   Executive leadership

•   Risk management

Education:

•   BS - Lehigh University

•   MS, MPhil and PhD - Rutgers University

Qualifications:

Our Board selected Mr. Kennedy to serve as a director because it believes he possesses valuable expertise in the communications and technology industries, including extensive experience working with and leading public companies in these industries, as well as experience on the boards of directors of public companies.

Professional Experience:

•   Chief Executive Officer of Quanergy Systems, Inc. (NYSE), a provider of LiDAR sensors and perception software solutions, from February 2022 to December 2022, chairman of the board since February 2022 and a member of the board since April 2019.

•   Chairman of the board of directors of Maxeon Solar Technologies (NASDAQ), a global provider of solar products, from August 2020 to May 2022.

•   Senior Managing Director at Blue Ridge Partners, a management consulting firm, from July 2018 to March 2020.

•   Mr. Kennedy served as a consultant from October 2017 to July 2018.

•   President, Chief Executive Officer and a member of the board of directors of Avaya Inc., a global provider of real-time business collaboration and communications solutions, from December 2008 to September 2017. In January 2017, Avaya Inc. filed a Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the Southern District of New York.

•   Chief Executive Officer of JDS Uniphase Corporation, a provider of optical communications products.

•   Member of the board of directors of the Canary Foundation, a non-profit organization.

•   Presidential Advisory Member of the National Security Telecommunications Advisory Committee.

Other Current Public Company Boards:

•   KLA Corporation (NASDAQ): Member of board of directors since May 2007 and member of the audit committee and nominating and governance committee.

•   Quanergy Systems, Inc. (NYSE): Chairman of the board of directors since February 2020 and a member of the board since April 2019. In December 2022, Quanergy filed a voluntary petition under Chapter 11 with the U.S. Bankruptcy Court for the District of Delaware and completed the sale of substantially all of its assets in February 2023.

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William G. LaPerch Age 67 Director since: 2013 Committees: • Audit • Nominating and Corporate Governance

Skills and Expertise:

•   Colocation/interconnection

•   Communications

•   2017 NACD Board Leadership Fellow

•   Recipient of CERT Certificate in Cybersecurity Oversight

Education:

•   BS – US Military Academy at West Point

•   MBA – Columbia University

Qualifications:

Our Board selected Mr. LaPerch to serve as a director because it believes he possesses valuable expertise in the bandwidth, colocation, interconnection and communications industries, including extensive experience working with and leading public companies in these industries.

Professional Experience:

•   Senior Advisor, South Reach Networks, a dark fiber and networks company, since May 2020.

•   Provides services to various private equity firms in the network, data center and cloud segments as the principal with LaPerch Consulting, since July 2012.

•   Member of the board of directors and chairman of the compensation committee of Windstream Holdings, Inc., the parent company of Windstream Corporation, a provider of network communications and technology solutions since September 2020.

•   Executive Chairman at Hylan Datacom, a construction services company in the communications infrastructure space, from July 2016 to December 2019. Mr. LaPerch served on the board of directors of Hylan from July 2016 to March 2022.

•   Chief Executive Officer, President and a member of the board of directors at AboveNet, Inc., a provider of bandwidth infrastructure services.

•   President, Network Services and also President, Enterprise Services of Metromedia Fiber Network, a provider of metro fiber services.

•   Vice President, Network Services at MCI Worldcom, Inc., a global communications company.

•   Member of the board of managers of ITG Communications, LLC, a service provider to broadband operators and electric cooperatives.

•   Member of the board of directors of First Light, a telecommunications services provider.

Other Current Public Company Boards:

•   Schultze Special Purpose Acquisition Corp. II (NASDAQ): Member of board of directors since October 2018 and member of audit committee.

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Jean F.H.P. Mandeville Age 63 Director since: 2020 Committees: • Audit

Skills and Expertise:

•   International

•   Technology

•   Telecommunications

•   Finance and capital markets

Education:

•   MS University Saint-Ignatius

Qualifications:

Our Board selected Mr. Mandeville to serve as a director pursuant to the terms of the Interxion combination agreement. Our Board believes he possesses valuable international, financial and industry expertise, including experience at companies in the technology industry and his extensive experience in his prior positions as Chief Financial Officer.

Professional Experience:

•   Former member of the board of directors of InterXion Holding N.V. since January 2011, and from June 2015 to March 2020 served as its chairman of the board.

•   Chief Financial Officer and board member of MACH S.á.r.l. from October 2008 to December 2010.

•   Executive Vice President and Chief Financial Officer of Global Crossing Holdings Ltd/Global Crossing Ltd from February 2005 to September 2008. He was responsible for all financial operations.

•   Chief Financial Officer of Singapore Technologies Telemedia Pte. Ltd./ST Telemedia.

•   Senior level executive positions at British Telecom Plc covering all sectors of the telecommunications market, including wireline, wireless and multimedia, in Europe, Asia and the Americas.

•   Senior Consultant with Coopers & Lybrand, Belgium.

Other Current Public Company Boards:

•   None.

Afshin Mohebbi Age 60 Director since: 2016 Committees: • Audit (Chair)

Skills and Expertise:

•   Finance

•   Telecommunications

•   Technology

•   International

Education:

•   BS – UC Irvine

•   MBA – UC Irvine

Qualifications:

Our Board selected Mr. Mohebbi to serve as a director because it believes he possesses valuable financial and industry experience in the telecommunications industry, including extensive experience working with and leading companies in the telecommunications industry.

Professional Experience:

•   Senior advisor to TPG Capital, focusing on technology and telecom investments globally.

•   Investor in and advisor to a number of start-up technology firms through his own investment business.

•   President and Chief Operating Officer of Qwest Communications International Inc., where he oversaw core operations, including the global network and market-facing units, as well as the yellow pages, data center, hosting and wireless divisions.

•   Senior level executive positions at British Telecom Plc., SBC Communications and Pacific Bell.

Other Current Public Company Boards:

•   None.

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Mark R. Patterson Age 62 Director since: 2016 Committees: • Compensation • Nominating and Corporate Governance

Skills and Expertise:

•   Finance

•   Real estate

•   REIT

•   International

Education:

•   BBA – College of William and Mary

•   MBA – University of Virginia

Qualifications:

Our Board selected Mr. Patterson to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on the boards of directors of public companies.

Professional Experience:

•   President of MP Realty Advisors, LLC, Senior Advisor at Rockefeller Capital Management and real estate consultant and financial advisor.

•   Chief Executive Officer of Boomerang Systems, Inc. from August 2010 until January 2015. In August 2015, Boomerang Systems, Inc. filed a Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the District of Delaware.

•   Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch, where he oversaw the real estate principal investing activities of the firm.

•   Global Head of Real Estate Investment Banking of Merrill Lynch and also the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt.

•   Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets.

Other Current Public Company Boards:

•   UDR, Inc. (NYSE): Member of the board of directors since 2014 and member of the compensation committee and member of the nominating and corporate governance committee.

•   Americold Realty Trust (NYSE): Chairman of the board of directors and chair of the nominating and corporate governance committee since March 2019. Mr. Patterson first joined the Americold Realty Trust board of directors in January 2018.

•   Paramount Group, Inc. (NYSE): Member of board of directors and chair of the nominating and corporate governance committee since May 2018.

The Board unanimously recommends a vote FOR each director nominee

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Directors Not Standing for Re-Election

Laurence A. Chapman Age 73 Director since: 2004 Chairman: May 2017 to August 2022 Vice Chairman: July 2016 to May 2017 Committees: • Nominating and Corporate Governance

Skills and Expertise:

•   Finance and accounting

•   Real estate

•   Capital markets

•   Strategy

Education:

•   BCom - McGill University

•   MBA - Harvard Business School

Qualifications:

Our Board selected Mr. Chapman to serve as a director because it believes he possesses valuable financial and accounting expertise, including experience at companies with extensive real estate interests and his extensive experience in his prior positions as Chief Financial Officer.

Professional Experience:

•   Senior Vice President and Chief Financial Officer of Goodrich Corp., an aerospace company.

•   Senior Vice President and Chief Financial Officer of Rohr, Inc., an aerospace company.

•   Chief Financial Officer of Westinghouse Credit Corp. and Westinghouse Financial Services.

•   In his various leadership roles, Mr. Chapman has been responsible for accounting, treasury, tax, insurance, investor relations, financial planning and information technology functions as well as supervising various corporate finance, project finance and other financial departments.

•   Ten years’ experience in Information Technology management in the UK and Canada.

•   Fellow of the Institute of Canadian Bankers.

Other Current Public Company Boards:

•   None.

Dennis E. Singleton Age 78 Director since: 2021 (and previously, from 2004-2020) Director Emeritus: 2020-2021 Chairman: 2012-2017 Committees: • Compensation

Skills and Expertise:

•   Finance

•   Real estate

•   Executive leadership

•   Strategy

Education:

•   BS - Lehigh University

•   MBA - Harvard Business School

Qualifications:

Our Board selected Mr. Singleton to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience with the acquisition, financing and operation of commercial property.

Professional Experience:

•   Founding partner of Spieker Partners, the predecessor of Spieker Properties, Inc., one of the largest owners and operators of commercial property on the west coast prior to its $7.2 billion acquisition by Equity Office Properties Trust in 2001.

•   Chief Financial Officer and Director of Spieker Properties, Inc. and served as Vice Chairman and Director until his retirement.

•   Involved in identifying and analyzing strategic portfolio acquisitions and operating opportunities and oversaw the acquisitions and development of more than 20 million square feet of commercial property

Other Current Public Company Boards:

•   None.

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Executive Officers

The following section sets forth, as of the date of this Proxy Statement, the names, ages, positions and biographical summaries of our current executive officers (the executive officers).

Andrew P. Power, President & Chief Executive Officer Age 43 Officer since: 2015

Responsibilities:

•   Providing the day-to-day leadership and setting the strategic direction for the Company

Education:

•   BS - Wake Forest University

Mr. Power has served as Chief Executive Officer and a director of the Company since December 2022. Mr. Power’s biographical information is set forth under “—Election of Directors” above.

Matthew Mercier, Chief Financial Officer Age 43 Officer since: 2020

Responsibilities:

•   Overseeing global corporate finance organization, including accounting, capital markets, financial planning and reporting, investor relations, tax and treasury

Education:

•   BS – UC Berkeley

•   MBA – UC Berkeley (Haas School of Business)

•   Mr. Mercier has served as our Chief Financial Officer since January 2023, having previously served as Senior Vice President of Global Finance and Accounting from March 2020 to January 2023, Senior Vice President of Finance from 2015 to 2020 and Vice President of Finance prior to then.

•   Prior to joining the Company, Mr. Mercier worked at Equity Office Properties and KPMG.

Corey J. Dyer, Chief Revenue Officer Age 53 Officer since: 2019

Responsibilities:

•   Leading sales and leasing efforts as well as marketing activities globally

Education:

•   BA - Wake Forest University

•   Mr. Dyer has served as our Chief Revenue Officer since March 2021, having previously served as Executive Vice President of Global Sales and Marketing from January 2019 to March 2021.

•   Prior to joining the Company, Mr. Dyer served as Senior Vice President, Sales, Americas at Equinix, Inc., an interconnection and data center company, where he had responsibility for sales across the Americas region from June 2016 to December 2018. From November 2014 to June 2016, Mr. Dyer served as Regional Vice President, Sales at Equinix.

•   Before joining Equinix, Mr. Dyer worked at Hewlett-Packard from 2012 to 2014, where he served as Vice President, Storage Sales, Canada and led the firm’s Canadian storage business.

•   Previously, he held various sales and sales leadership positions at Dell, HP, NetApp and Equinix. Mr. Dyer has over 25 years of experience as a sales leader with a track record of building and driving sales and marketing operations at leading technology companies.

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Cindy Fiedelman, Chief Human Resources Officer Age 56 Officer since: 2016

Responsibilities:

•   Leading the human resources functions globally, including compensation, benefits, talent management and staffing

Education:

•   BA - University of Pennsylvania

•   Ms. Fiedelman joined the Company in September 2015 as Interim Global Head of Human Resources until becoming Chief Human Resources Officer in January 2016.

•   Prior to joining the Company, from 2013 to 2015, Ms. Fiedelman served as Vice President, People and Diversity, at American Airlines, where she was responsible for talent management and acquisition, global human resources business partners, training, compensation, diversity initiatives and led HR integration for the company’s merger with US Airways.

•   Prior to joining American Airlines, Ms. Fiedelman served as Vice President, Human Resources & Talent Acquisition, at Avaya, Inc. from 2006 to 2013, where she led the global human resources business partner and recruiting teams, in addition to integration for multiple mergers and acquisitions transactions.

Jeannie Lee, Executive Vice President, General Counsel and Secretary Age 46 Officer since: 2022

Responsibilities:

•   Leading the global legal, sustainability, risk management, governance and compliance functions

Education:

•   BA – UC Berkeley

•   JD – University of Michigan Law School

•   Ms. Lee has served as our Executive Vice President, General Counsel since January 2022 and Secretary since March 2022, having previously served as Senior Vice President, Deputy General Counsel and Assistant Secretary from 2019 to 2021, Senior Vice President, Associate General Counsel from 2018 to 2019, Vice President, Associate General Counsel from 2016 to 2018 and Vice President, Corporate Counsel prior to then. Ms. Lee joined the Company in 2010.

•   Prior to joining the Company, Ms. Lee was a corporate attorney with Latham & Watkins LLP where her practice included public company representation and capital markets, mergers and acquisitions and venture capital financing transactions.

Christopher Sharp, Chief Technology Officer Age 48 Officer since: 2015

Responsibilities:

•   Leading global design and engineering, technology development and innovation, information technology, information security, sales engineering and business development

Education:

•   University of Texas at Arlington

•   Mr. Sharp has served as our Chief Technology Officer since August 2015.

•   Prior to joining the Company, from March 2009 to July 2015, Mr. Sharp held roles of increasing responsibility at Equinix, Inc., an interconnection and data center company, where he was responsible for cloud innovation and led the development of innovative cloud services solutions and new capabilities enabling next-generation, high-performance exchange and interconnection solutions, facilitating broad commercial adoption of cloud computing on a global basis.

•   Mr. Sharp has over 20 years of experience in the technology industry, with an extensive background in developing technology strategies in global markets and he has a deep knowledge of the data center sector.

•   Prior to Equinix, Mr. Sharp held leadership positions at Qwest Communications, MCI/Verizon Business and Reliance Globalcom.

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Gregory S. Wright, Chief Investment Officer Age 58 Officer since: 2019

Responsibilities:

•   Leading the Company’s investment, acquisition and other capital allocation activities, including global M&A, as well as enterprise, platform and solutions and service providers and market strategy functions

Education:

•   BS - University of Maryland

•   MBA - University of Michigan

•   Mr. Wright has served as our Chief Investment Officer since January 2019.

•   Prior to joining the Company, from 2005 to December 2018, Mr. Wright was Co-Head of Americas Real Estate and Managing Director of the Real Estate, Gaming  & Lodging Group at Bank of America Merrill Lynch, where he provided strategic and financial advice to clients across a broad spectrum of real estate, infrastructure and related sectors, including the Company.

•   Prior to Bank of America Merrill Lynch, Mr. Wright served as a Managing Director in the Real Estate & Lodging Group at Citigroup where he was responsible for originating and executing strategic advisory assignments and general client coverage.

•   Prior to Citigroup, Mr. Wright worked at Trammell Crow Company in Washington, D.C. where he was a member of the finance team responsible for acquisitions, dispositions and joint ventures, as well as construction and permanent financings across multiple product types.

•   Mr. Wright has served as a member of the board of directors of Paramount Group, Inc. (NYSE) since May 2020 and is chair of the compensation committee.

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Corporate Governance

Board Governance Documents

The Board maintains charters for each of its standing committees. In addition, the Board has adopted a written set of Corporate Governance Guidelines, as well as a Code of Business Conduct and Ethics that applies to the Company’s employees, officers and directors, including our principal executive officer and principal financial officer. To view the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, please visit our website at www.digitalrealty.com. Each of these documents is also available, free of charge, in print to any stockholder who sends a written request to Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, ATTN: General Counsel and Secretary.

Independent Directors

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and an audit committee, compensation committee and nominating and corporate governance committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). The NYSE rules also include certain categorical standards for evaluating director independence.

The Board, by resolution, has affirmatively determined that, based on the standards set forth in the NYSE rules and our corporate governance documents, all non-employee nominees for election to the Board at the Annual Meeting are independent (the Independent Directors). In making this determination, the Board considered the relationships and transactions described under the caption “Certain Relationships and Related Party Transactions” beginning on page 104.

Board Meetings

The Board held nine meetings and the Independent Directors met in executive session five times during 2022. The Board Chair serves as the presiding director of the executive sessions of the Independent Directors. Mr. Chapman served as the Board Chair until August 2022, and Ms. Hogan Preusse has served as the Board Chair since August 2022. The number of meetings held during 2022 for each Board committee is set forth below under the heading “—Board Committees.” During the year ended December 31, 2022, each of the directors attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served. Two of the then-current directors attended the 2022 Annual Meeting, and the Board expects all current directors standing for re-election to the Board to attend the 2023 Annual Meeting in person, telephonically or virtually, barring unforeseen circumstances or irresolvable conflicts.

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Board Leadership Structure

We separate the roles of the Chief Executive Officer and the Board Chair in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Board Chair provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of the Independent Directors. This separation of the roles of the Board Chair and the Chief Executive Officer allows for greater oversight of the Company by the Board. The Board has determined that our Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Ms. Hogan Preusse and Mr. Power.

Director Continuing Education

We encourage our directors, and reimburse them for reasonable costs, to attend external director education programs that assist them in discharging their duties. We regularly provide to the Board information relevant to the Company’s business and its competitors as well as corporate governance and regulatory issues. We also periodically provide to the Board presentations by subject matter experts on legal requirements, industry trends and other pertinent matters. Board members are also provided with the opportunity to attend industry conferences and other events, such as tours of our data centers.

Board Committees

The Board has established three standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for each committee, each of which is available on our website at www. digitalrealty.com and in print to any stockholder who requests it by writing to our General Counsel and Secretary, as provided for in “—Board Governance Documents.” Each committee consists entirely of independent directors in accordance with NYSE rules and with the independence requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Audit Committee

Members	Committee Functions
Afshin Mohebbi (Chair) Alexis Black Bjorlin William G. LaPerch Jean F.H.P. Mandeville

•  Assist the Board with its oversight responsibilities regarding:

–  the integrity of the Company’s financial statements and internal controls over financing reporting;

–  the Company’s compliance with legal and regulatory requirements;

–  the qualifications, engagement, compensation, and independence of the registered public accounting firm that audits the Company’s financial statements (the independent auditor); and

–  the performance of the Company’s internal audit function and independent auditor.

•  Prepare the disclosure required by federal securities laws, including Item 407(d)(3)(i) of Regulation S-K, to be included in the Company’s annual proxy statement.

•  Responsible for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•  Review, at least annually, the independence, performance, qualifications and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel.

•  Oversee the annual audit, quarterly review, and internal audit.

Number of Meetings in 2022: 12
The Board has determined that each of Messrs. Mohebbi, LaPerch and Mandeville and Ms. Bjorlin is an “audit committee financial expert” as defined by the SEC.

Note: Committee membership as of the date of this Proxy Statement.

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Before the Company’s independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee is required to pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. The Audit Committee delegated the authority to grant pre-approvals to Mr. Mohebbi, the Chair of the Audit Committee.

Further information regarding the specific functions performed by the Audit Committee is set forth below in “Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm—Audit Committee Report.”

Compensation Committee

Members	Committee Functions
Kevin J. Kennedy (Chair) Mark R. Patterson Mary Hogan Preusse Dennis E. Singleton

•  Discharge or assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers, including by designing (in consultation with the Company’s management), approving, recommending to the Board for approval, implementing, administering, managing and evaluating the compensation plans, policies and programs of the Company.

•  Review, at least annually, the performance and compensation of our executive officers and approve the compensation of our named executive officers.

•  Review and approve, at least annually, the corporate goals and objectives relating to the compensation of our Chief Executive Officer and evaluate his performance relative to these goals.

•  Administer the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, as amended (the 2014 Plan).

•  Prepare the disclosure required by federal securities laws to be included in the Company’s annual proxy statement.

Number of Meetings in 2022: 6

Note:	Committee membership as of the date of this Proxy Statement. Mr. Singleton will not stand for re-election as a director at the Annual Meeting. Mr. Singleton’s term on the Board and the Compensation Committee will expire at the Annual Meeting. In March 2023, the Nominating and Corporate Governance Committee recommended, and the Board approved, changes to the Compensation Committee membership. In June 2023, the Compensation Committee will be comprised of Messrs. Kennedy (Chair), Patterson and Mohebbi and Ms. Hogan Preusse.

The Board, by resolution, affirmatively determined that none of the members of our Compensation Committee had any relationship to the Company which was material to that director’s ability to be independent from management in connection with the duties of a compensation committee member.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except for:

•	the review and approval of the corporate goals and objectives relating to the compensation of our Chief Executive Officer and the evaluation of his performance relative to these goals;
•	the review and approval of compensation for our Chief Executive Officer, our Chief Financial Officer and all other named executive officers;
•	the recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans and the review and approval of all executive officers’ employment agreements and severance arrangements;
•	the preparation and approval of our annual compensation report; and
•	any matters that involve executive compensation or any matters where the Compensation Committee has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended the (Code), by virtue of being approved by a committee of “outside directors”.

To aid the Compensation Committee in making its determinations, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. Each named executive officer participates in an annual performance review with the Compensation Committee or the CEO. In the case of our CEO, input from the Board is solicited regarding his individual contributions for the period assessed. The performance of our named executive officers is also reviewed annually by the Compensation Committee.

For 2022, the Compensation Committee retained the services of Semler Brossy Consulting Group, LLC (Semler Brossy) to serve as the Compensation Committee’s independent compensation consultant. Semler Brossy was engaged to assist the Compensation Committee with

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a variety of matters, which included among other things, reviewing market data on compensation; conducting and presenting the annual review of the total compensation packages for our executive officers, including base salary, cash bonuses, long-term incentives and total direct compensation; reviewing and assessing the long-term incentives currently provided to executive officers and future awards; aligning and testing performance-related pay; reviewing non-employee directors’ compensation; reviewing the Company’s peer group; and understanding market trends. The Compensation Committee assessed the independence of Semler Brossy pursuant to the rules prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2022 that would have prevented Semler Brossy from serving as an independent consultant to the Compensation Committee.

Nominating and Corporate Governance Committee

Members	Committee Functions
Mary Hogan Preusse (Chair) Laurence A. Chapman VeraLinn Jamieson William G. LaPerch Mark R. Patterson

•  Identify qualified candidates to become Board members.

•  Select nominees for election as directors.

•  Select candidates to fill any vacancies on the Board.

•  Develop and recommend to the Board a set of corporate governance guidelines and principles applicable to the Company.

•  Oversee the evaluation of the Board and management.

•  Oversee environmental, social and governance (ESG) matters.

Number of Meetings in 2022: 4

Note:	Committee membership as of the date of this Proxy Statement. Mr. Chapman will not stand for re-election as a director at the Annual Meeting. Mr. Chapman’s term on the Board and the Nominating and Corporate Governance Committee will expire at the Annual Meeting. In March 2023, the Nominating and Corporate Governance Committee recommended, and the Board approved, changes to the Nominating and Corporate Governance Committee membership. In June 2023, the Nominating and Corporate Governance Committee will be comprised of Messrs. LaPerch (Chair), Kennedy and Patterson and Ms. Jamieson.

Further information regarding the Nominating and Corporate Governance Committee is set forth below in “—Qualifications of Director Nominees,” “—Director Qualifications and Experience,” “—Nominating and Corporate Governance Committee’s Process for Considering Director Nominees” and “—Manner by Which Stockholders May Recommend Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not established minimum qualifications for Board nominees. Pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i)	personal and professional integrity, ethics and values;
(ii)	experience in corporate governance including as an officer, board member or senior executive or as a former officer, board member or senior executive of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;
(iii)	experience as a board member of another publicly held company;
(iv)	executive, operational and/or academic expertise in an area of the Company’s industry or operations;
(v)	practical and mature business judgment, including ability to make independent analytical inquiries; and
(vi)	ability to work as part of a team.

For more information about the qualifications and experience of each of our directors, please see the “Director Qualifications and Experience” table on the following page.

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Director Qualifications and Experience

The Nominating and Corporate Governance Committee believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes the types of experience, qualifications, attributes and skills the Board believes to be desirable because of their particular relevance to the Company’s business and structure. While all of these factors were considered by the Board with respect to each director, the following table does not encompass all the experience, qualifications, attributes or skills of our directors.

Skill/Qualification
Accounting/Financial Literacy
Corporate Governance
Executive Leadership
Financial/Capital Markets
International Experience
Military Experience
Real Estate Investment
Risk Management
Sales/Marketing
Strategy
Technology Experience
Demographics
Gender Diversity
Race or Ethnic Diversity

The Company’s Corporate Governance Guidelines state that each individual nominee is evaluated in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Committee considers diversity of the Board in identifying director nominees, including diversity in experience, professional background, areas of expertise and industries. Further, the Nominating and Corporate Governance Committee will include, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which director candidates are selected.

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

The Nominating and Corporate Governance Committee periodically reviews the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee may recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance

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Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “—Qualifications of Director Nominees.” In the process of reviewing candidates, the Nominating and Corporate Governance Committee will ensure that it includes, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which director candidates are selected.

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in the Articles Supplementary of each series of our outstanding preferred stock, voting together, to elect two directors upon a dividend default), then the nomination or election of such directors will be governed by such requirements. Additionally, recommendations received from stockholders will be considered and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.

Manner by Which Stockholders May Recommend Director Nominees

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company. Our Bylaws also provide a proxy access right permitting stockholders who have beneficially owned 3% or more of the Company’s Common Stock continuously for at least 3 years to submit director nominations via the Company’s proxy materials for up to 20% of the directors then serving. All recommendations must be directed to the Chair of the Nominating and Corporate Governance Committee, care of General Counsel and Secretary, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735. Recommendations for director nominees to be considered at the 2024 Annual Meeting must be received in writing not later than 5:00 p.m., Central Time, on December 30, 2023 and not earlier than November 30, 2023. In the event that the date of the 2024 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2023 Annual Meeting, notice by the stockholder must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the date of the first public announcement of the meeting. Each stockholder recommending a person as a director candidate must provide the Company with the information specified in our Bylaws, as described under “Other Matters—Stockholder Proposals and Nominations” below. The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the proposed nominee (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an independent director and (iii) satisfies the standards for our directors set forth above in “—Qualifications of Director Nominees.” Further, the proposed nominee must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. Please refer to “Other Matters—Stockholder Proposals and Nominations” below for further information. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership would violate controlling state law or federal law.

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Board Evaluations

The Board is committed to conducting regular evaluations of its effectiveness and director performance. The Nominating and Corporate Governance Committee leads an annual performance review of the Board and its committees. From time to time, the Board may engage an independent advisor to supplement its normal review process with a more extensive evaluation. As part of that process, which was performed in 2022, each director submits anonymous evaluations that cover key Board topics. Those topics include, among others, the role of the Board, the Board’s composition, the relationship between the Board and management, the Board’s strategic priorities, the Board’s internal working dynamics, and overall Board effectiveness. These findings are then compiled by the Company and presented to the full Board for discussion.

Board’s Role in Oversight of Risk

The Board has an active role in overseeing the management of the Company’s risks, and effective risk oversight is an important priority for the Board. The Company’s risk oversight framework includes:

•	Board engagement with executive and risk management teams to understand critical risks in the Company’s business and strategy;
•	Annual enterprise risk assessments across the Company’s business, which is reviewed by the Board;
•	Board and executive management meetings focused on strategy and strategic risks;
•	A structured and disciplined approach to prudently allocate capital through weekly management Investment Committee meetings;
•	Rigorous internal and third-party audits assessing the Company’s controls and procedures;
•	Evaluating the Company’s risk management processes; and
•	Fostering an appropriate culture of integrity and risk awareness.

While the Board has primary responsibility for oversight of the Company’s risk management, its committees have oversight of risks within each committee’s respective areas of responsibilities and the committees regularly provide updates to the full Board.

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Oversight of Cybersecurity

The Board has direct oversight of global cybersecurity risk, and receives regular briefings, at least twice a year, from management regarding cybersecurity risk, governance processes, the threat landscape and recent incidents throughout the industry. The Company has a dedicated Chief Information Security Officer whose team is responsible for leading enterprise-wide cyber resilience strategy, policy, standards, architecture and processes. The Company’s cyber resilience program includes an annual training program provided to all employees and an organization-wide information security compliance program. The Board receives regular, joint reports from the Chief Information Security Officer and the Chief Information Officer on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security and resilience strategy, assessments of the Company’s security program and emerging threat intelligence, including risk-based response within resilience technology platforms and associated, compensating controls.

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Oversight of ESG

The Nominating and Corporate Governance Committee has direct oversight of the strategy and performance of, and risks and opportunities related to, the Company’s environmental, social and governance programs, which includes corporate responsibility, sustainability, climate change, and diversity, equity and inclusion. The Nominating and Corporate Governance Committee’s oversight responsibilities include promoting accessibility and mitigating risks related to discrimination on the basis of race, color, ethnicity, religion, national origin, sex, pregnancy, sexual orientation, gender identity or expression, marital status, age, mental or physical disability, a legally protected medical condition, genetic information, military or veteran status or other characteristic protected by law.

Stockholder and Interested Party Communications with the Board

Stockholders and interested parties may send correspondence directed to the Board, care of Jeannie Lee, Executive Vice President, General Counsel and Secretary, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735. Ms. Lee will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Ms. Lee will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Ms. Lee will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate. Correspondence intended for our non-management and Independent Directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

Stockholders and interested parties may contact Investor Relations by directing correspondence to Investor Relations, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735 or via telephone at (737) 281-0101.

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Proposal 2:  Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain KPMG LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

Vote Required: The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Independent Registered Public Accounting Firm

The following summarizes the fees incurred by the Company for KPMG LLP’s services for the years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$3,336,645	$3,136,000
Audit-Related Fees(2)	585,546	4,160,000
Tax Fees	136,000	204,000
All Other Fees(3)	39,000	27,000
TOTAL FEES	$4,097,191	$7,527,000

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting, audit of the Operating Partnership’s annual consolidated financial statements, and letters to underwriters related to the Company’s common stock and debt securities offerings.
(2)	“Audit-Related Fees” for 2022 and 2021 are fees for required foreign statutory audits for properties in Europe, Asia, Africa, and Australia and audits for one joint venture in 2021, and the 401(k) plan in both 2022 and 2021.
(3)	“All Other Fees” include fees primarily relating to IT attestation services in 2022 and 2021.

All audit, audit-related, tax and all other services provided by KPMG LLP were pre-approved by the Audit Committee or by the Chair of the Audit Committee (and reported to the Audit Committee).

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Audit Committee Report*

The Audit Committee assists the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), with its oversight responsibilities regarding the Company’s financial reporting process, internal audit function and internal control over financial reporting. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s annual consolidated financial statements and the effectiveness of internal control over financial reporting as of year-end.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2022 with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope of and plans for the audit by KPMG LLP. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of its audit, its evaluation of the effectiveness of the Company’s internal control over financial reporting as of year-end, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by KPMG LLP. The Audit Committee has also received and discussed with KPMG LLP the written disclosures from KPMG LLP that are required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG LLP’s communications with the Audit Committee concerning independence, discussed with KPMG LLP its independence from management and the Audit Committee, and discussed with KPMG LLP the matters required to be discussed by the applicable standards of the PCAOB.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the United States Securities and Exchange Commission.

Afshin Mohebbi, Chair
Alexis Black Bjorlin
William G. LaPerch
Jean F.H.P. Mandeville

The Board unanimously recommends FOR Proposal 2

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the Securities Act) or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

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Principal Stockholders

The following table sets forth, as of March 31, 2023, the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership (units) in the Operating Partnership, of which Digital Realty Trust, Inc. is the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding Common Stock and units, (ii) directors, director nominees and named executive officers and (iii) all directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock and units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of Common Stock as opposed to units is set forth in the notes to the table. Unless otherwise indicated, the address of each named person is care of Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735.

Name of Beneficial Owner
5% Stockholders:	Number of Shares Beneficially Owned		Percentage of All Shares	(2)	Percentage of All Shares and Units	(3)
The Vanguard Group, Inc.(4)	46,139,762		15.8%		15.5%
Cohen & Steers Capital Management, Inc.(5)	28,556,627		9.8%		9.6%
BlackRock, Inc.(6)	27,383,641		9.4%		9.2%
State Street Corporation(7)	20,036,932		6.9%		6.7%
Directors and Named Executive Officers:	Number of Shares and Units Beneficially Owned	(1)	Percentage of All Shares	(1)(2)	Percentage of All Shares and Units	(1)(3)
Mary Hogan Preusse(8)	8,646		*		*
Andrew P. Power(9)	266,751		*		*
Alexis Black Bjorlin(10)	6,837		*		*
Laurence A. Chapman(11)	67,188		*
VeraLinn Jamieson(12)	6,550		*		*
Kevin J. Kennedy(13)	7,953		*		*
William G. LaPerch(14)	19,580		*		*
Jean F.H.P. Mandeville	11,676		*		*
Afshin Mohebbi(15)	9,035		*		*
Mark R. Patterson(16)	16,228		*		*
Dennis E. Singleton(17)	48,325		*		*
Gregory S. Wright(18)	88,464		*		*
Corey J. Dyer(19)	60,667		*		*
Christopher Sharp(20)	96,989		*		*
A. William Stein(21)	315,737		*		*
All directors and executive officers as a group (19 persons)	1,142,906		*		*

*	Less than 1%.
(1)	Beneficial ownership as of March 31, 2023. This column includes (i) shares of our Common Stock that may be acquired through scheduled vesting of restricted stock or restricted stock units and (ii) long-term incentive units that may be acquired through scheduled vesting, in each case within 60 days of March 31, 2023. Includes vesting in 2023 of certain awards listed on “Outstanding Equity Awards at Fiscal Year-End” table.
(2)	Based on 291,340,025 shares of our Common Stock outstanding as of March 31, 2023. For each named executive officer and director, the percentage of shares of our Common Stock beneficially owned by such person assumes that all the units held by such person that are vested or will vest within 60 days of March 31, 2023 are exchanged for shares of our Common Stock and that none of the vested units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of our Common Stock beneficially owned by such persons assumes that all the units held by such persons that are vested or will vest within 60 days of March 31, 2023 are exchanged for shares of our Common Stock.

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(3)	Based on 297,761,910 shares of Common Stock and units outstanding as of March 31, 2023, including 291,340,025 shares and 6,463,300 units. For each named executive officer and director, the percentage of shares of our Common Stock and units beneficially owned by such person assumes that all the units held by such person that are vested or will vest within 60 days of March 31, 2023 are exchanged for shares of our Common Stock and that none of the vested units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of our Common Stock and units beneficially owned by such persons assumes that all the units held by such persons that are vested or will vest within 60 days of March 31, 2023 are exchanged for shares of our Common Stock.
(4)	Based solely on information contained in an amended Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 9, 2023. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355. Sole voting power: none; shared voting power: 653,637 shares; sole dispositive power: 44,710,725 shares; and shared dispositive power: 1,429,037 shares.
(5)	Based solely on information contained in an amended Schedule 13G filed by Cohen & Steers Capital Management, Inc. with the SEC on February 14, 2023. The address of Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. Sole voting power: 21,059,509 shares; sole dispositive power: 28,556,627 shares; and shared voting and shared dispositive powers: none.
(6)	Based solely on information contained in an amended Schedule 13G filed by BlackRock, Inc. with the SEC on January 24, 2023. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Sole voting power: 25,237,235 shares; sole dispositive power: 27,383,641 shares; and shared voting and shared dispositive powers: none.
(7)	Based solely on information contained in an amended Schedule 13G filed by State Street Corporation with the SEC on February 1, 2023. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111. Sole voting and sole dispositive powers: none; shared voting power: 14,706,136 shares; and shared dispositive power: 20,036,932 shares.
(8)	Includes 8,646 long-term incentive units.
(9)	Includes 135,896 long-term incentive units and 130,855 vested Class D Units.
(10)	Includes 6,837 long-term incentive units.
(11)	Includes 14,788 long-term incentive units, and also includes 2,400 shares of our Common Stock held by members of Mr. Chapman’s immediate family over which Mr. Chapman may be deemed to share voting and investment power; Mr. Chapman disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.
(12)	Includes 6,550 long-term incentive units.
(13)	Includes 6,772 long-term incentive units.
(14)	Includes 5,208 long-term incentive units. Mr. LaPerch also beneficially owns 1,200 shares of the Company’s 5.250% Series J Cumulative Redeemable Preferred Stock, which constitutes less than 1% of the 8,000,000 shares of series J preferred stock currently outstanding.
(15)	Includes 9,035 long-term incentive units.
(16)	Includes 9,531 long-term incentive units.
(17)	Includes 35,941 long-term incentive units.
(18)	Includes 62,057 long-term incentive units and 12,250 vested Class D Units.
(19)	Includes 886 long-term incentive units and 12,798 vested Class D Units.
(20)	Includes 60,703 long-term incentive units and 35,937 vested Class D Units.
(21)	Includes 117,563 long-term incentive units and 188,174 vested Class D Units. Mr. Stein ceased to be a director, executive officer and employee of the Company in December 2022.

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, as determined under the rules of the SEC, for fiscal year 2022. The following table identifies our named executive officers and their positions in 2022:

Name	Position
Andrew P. Power	President & Chief Executive Officer; Former Chief Financial Officer(1)
Gregory S. Wright	Chief Investment Officer
Corey J. Dyer	Chief Revenue Officer
Christopher Sharp	Chief Technology Officer
A. William Stein	Former Chief Executive Officer(1)
(1)	Effective December 13, 2022, Mr. Power was appointed Chief Executive Officer of the Company. Effective December 13, 2022, Mr. Stein’s role as Chief Executive Officer of the Company ended and, on December 31, 2022, Mr. Stein’s employment with the Company was terminated without cause. Mr. Power served as our Chief Financial Officer during the fiscal year ended December 31, 2022. Matthew Mercier was appointed to serve as our Chief Financial Officer, effective January 1, 2023.

Executive Team Changes

CEO Transition

On December 13, 2022, the Board appointed Mr. Power to serve as the Chief Executive Officer of the Company, effective immediately. Also on December 13, 2022, the Board approved the termination of Mr. Stein as Chief Executive Officer of the Company without cause, effective immediately.

Mr. Stein remained an employee of the Company through December 31, 2022, at which time his employment terminated. Mr. Power continued to serve as Chief Financial Officer of the Company until Matthew Mercier was appointed to serve as our Chief Financial Officer, effective January 1, 2023.

Chief Executive Officer Andrew P. Power

Mr. Power has served as our President since November 2021 and served as our Chief Financial Officer from 2015 to 2022, with responsibility for global portfolio operations, technology development and innovation, service provider and enterprise customer solutions, asset management and information technology as well as the Company’s financial functions across our global platform.

In connection with Mr. Power’s appointment as our Chief Executive Officer, the Compensation Committee, after consultation with its independent compensation consultant, Semler Brossy, approved the following annual compensation for Mr. Power, effective as of December 13, 2022:

•	Annual base salary of $800,000;
•	Target and maximum annual incentive bonus opportunity of 200% and 400%, respectively, of his base salary; and
•	Annual long-term incentive awards for 2023 with a target grant-date value of $8,500,000, comprised of time-vesting long-term incentive units in our Operating Partnership (40%) and performance-vesting Class D Units in our Operating Partnership (60%).

Mr. Power’s compensation for 2022 was prorated to give effect to his new base salary and target bonus opportunity, which were effective as of December 13, 2022.

Former Chief Executive Officer Stein Termination without Cause

Effective December 13, 2022, Mr. Stein’s role as Chief Executive Officer of the Company ended and, on December 31, 2022, Mr. Stein’s employment with the Company was terminated without cause (as defined in Mr. Stein’s employment agreement).

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In connection with the termination of Mr. Stein’s employment, pursuant to his employment agreement with the Company, Mr. Stein became entitled to receive the following severance payments and benefits:

•	a lump-sum cash severance payment in an amount equal to the sum of (x) two times the sum of his then-current annual base salary plus the average annual bonus earned by Mr. Stein during the three fiscal years preceding 2022, and (y) a prorated portion of his target annual bonus for the partial fiscal year in which the termination date occurs;
•	Company-subsidized healthcare coverage for up to 18 months following termination;
•	outplacement services for 12 months following termination;
•	(a) any long-term incentive awards held by Mr. Stein subject to vesting based on continued employment vested with respect to that number of time-based long-term incentive units that would have become vested during the 12-month period immediately following his termination (had Mr. Stein remained continuously employed through such period) and (b) any awards held by Mr. Stein that are subject to vesting based on the satisfaction of performance goals, including any performance-based long-term incentive units, are governed by the terms of the applicable award agreement; and
•	accelerated vesting of long-term incentive units awarded to Mr. Stein, at his election, in lieu of his annual incentive bonus pursuant to our Equity Election Program (as defined and discussed below), subject to a holding requirement.

Executive Summary

The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help the Company to achieve its business objectives designed to maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis.

The total compensation opportunity in 2022 for each of our named executive officers, including targets for performance-based compensation, was set by the Compensation Committee in early 2022. The Compensation Committee utilized the services of Semler Brossy for this compensation review, which included reviewing compensation information of our peer group.

We maintain a competitive compensation program with the following components:

Component	Link to Program Objectives	Type of Compensation	Description
Base Salary	Fixed level of cash compensation to attract and retain key executive officers in a competitive marketplace	Cash	Determined based on evaluation of individual’s experience and current performance, internal pay equity and a comparison to salaries of similarly-situated executive officers in our peer group
Annual Incentive Bonus

Incentive opportunity (set as a percentage of base salary) that encourages executive officers to achieve annual Company, business unit and individual goals

Assists in attracting, retaining and motivating employees in the near and long term

Cash and/or equity

Earned based on the attainment of a combination of corporate/ financial, departmental and individual performance goals

Specific Company performance measures include Core FFO per share (measuring earnings) and revenues (measuring strategic/ portfolio performance)

Executive officers also have the option to receive all or a part of their annual incentive bonus in equity (described in more detail below under “—Equity in Lieu of Annual Cash Bonuses”)

Long-Term Incentive Program	Focuses executive officers on creating long-term stockholder value and directly aligns with stockholders’ interests Easy to understand and track performance Provides additional tool for retention	Equity

Performance-Based Awards: Three-year performance periods with actual vesting of units at 0% to 200% of target based on (i) relative total stockholder return over the performance period and/or (ii) Core FFO targets at the end of the performance period; 50% of performance- vested units time-vest upon the conclusion of the applicable performance period and 50% time-vest one year thereafter

Time-Based Awards: 25% of the units vest annually over four years

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2022 Compensation Highlights

The following summarizes key aspects of our compensation policies and programs:

What We Do:	What We Don’t Do:
We Pay for Performance: Our compensation programs are designed to directly align with Company performance, and base salaries comprise a relatively modest portion of each named executive officer’s total compensation opportunity.	No Automatic Salary Increases or Guaranteed Bonuses: We do not guarantee annual salary increases or annual incentive bonuses.
We Balance Short-Term and Long-Term Incentives: We use multiple performance measures across multiple performance periods in determining annual incentive bonuses and granting equity awards, which mitigate compensation-related risk.	We Do Not Allow Uncapped Payouts: We have a defined compensation program that does not allow for uncapped bonus payouts.
We Maintain Stock Ownership Guidelines: We have robust stock ownership guidelines, and all of our executive officers and directors are in compliance.	We Do Not Have Tax Gross-Ups: We do not provide tax gross-ups on any severance, change-in-control or other payments related to executive terminations.
We Retain an Independent Compensation Consultant: Our independent compensation consultant is engaged by and reports directly to our Compensation Committee in providing guidance on a variety of compensation matters.	We Do Not Allow Hedging: We do not permit directors, officers or employees to hedge our securities.
We Do Not Provide Excessive Perquisites: Our executive officers receive limited perquisites and benefits.

Pay for Performance

Pay for performance is an important component of our compensation philosophy. Consistent with this focus, our compensation program includes annual incentive bonuses and long-term equity incentive compensation.

The Company’s primary objectives are to maximize: (i) sustainable long-term growth in earnings and funds from operations per share and unit, (ii) cash flow and returns to our stockholders and our Operating Partnership’s unitholders through the payment of dividends and distributions and (iii) return on invested capital. We expect to accomplish our objectives by achieving superior risk-adjusted returns, prudently allocating capital, diversifying our product offerings, accelerating our global reach and scale, and driving revenue growth and operating efficiencies:

•	Achieve superior risk-adjusted returns. We have managed our business, including our development pipeline and leasing transactions, by targeting appropriate risk-adjusted returns. We believe that achieving appropriate risk-adjusted returns on our business will deliver superior stockholder returns.
•	Prudently allocate capital. We have made strategic and complementary investments while preserving the flexibility of our balance sheet. We are committed to maintaining a conservative capital structure.
•	Leverage technology to develop comprehensive and diverse products. We have diversified our product offering, organically and through acquisitions, and believe that we have one of the most comprehensive suites of global data center solutions available to customers from a single provider.
•	Accelerate global reach and scale. We have strategically pursued international expansion since our IPO in 2004 and now operate across six continents. We believe that our global multi-product data center portfolio is a foundational element of our strategy and our scale and global platform represent key competitive advantages difficult to replicate.
•	Drive revenue growth and operating efficiencies. We aggressively manage our data centers to maximize cash flow and control costs by leveraging our scale to drive operating efficiencies.

In recent years, we have focused on growing our global footprint and operations organically and through strategic transactions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, we have continued to focus on integration following the Interxion combination, our product strategy, investing in strategic initiatives to complement our existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company.

Our compensation plans are directly related to these business priorities. Under our annual incentive bonus program, we measure each named executive officer’s performance based on financial, revenue and individual goals. In 2022, the financial goals consisted of Core FFO targets and the revenue goals included targets for rental revenue, interconnection, annualized and move-in-ready space signings. Individual goals were categorized around the following corporate goals for 2022: customer focus, innovation and differentiation, go-to-market, profitability and financial excellence and organizational excellence.

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We also provide long-term equity incentive awards that are subject to both time-based and performance-based vesting conditions. For performance-based annual long-term equity incentive awards granted in 2022, the performance conditions were based on (i) our total stockholder return during the three-year performance period commencing in January 2022, relative to the total stockholder return of the MSCI US REIT Index (RMS) during the same performance period and (ii) Core FFO targets upon completion of the three-year performance period commencing in January 2022.

Performance Highlights

Accomplishments in the year ended December 31, 2022 included, among other things, the following performance highlights:

2022 Financial Highlights

Core FFO Performance $6.70 per share(1)	Total Enterprise Value $47 billion(2)(3)	Market Capitalization $30 billion(3)

RECORD BOOKINGS	We delivered record bookings of $573 million for 2022(4), including $186 million of 0-1MW plus Interconnection bookings.
PLATFORM DIGITAL® and ServiceFabric™	We continued to solve global coverage, capacity and connectivity needs for companies of all sizes through PlatformDIGITAL®, a global data center platform for scaling digital business which enables customers to deploy their critical infrastructure with a global data center provider, and with the launch of ServiceFabric™, a global open orchestration platform enabling customers to easily provision global connectivity and orchestrate connected services across Digital Realty’s worldwide data center footprint and in third party locations.
STRATEGIC TRANSACTIONS	In August 2022, we completed the acquisition of a majority stake in Teraco, South Africa’s leading carrier-neutral colocation provider. During 2022, we acquired land in key markets across EMEA (Zurich, Paris, Frankfurt, Ireland, Barcelona, Stockholm, Crete, Zagreb, Rome, Accra) and through our BAM Digital Realty India joint venture (Chennai).
STRATEGIC CAPITAL MARKETS TRANSACTIONS	In 2022, we opportunistically raised €750 million of 1.375% guaranteed notes, physically settled our forward common stock offering resulting in proceeds of $939 million, issued USD$900 million of 5.55% senior notes and issued CHF250 million guaranteed notes with a weighted-average coupon of approximately 1.26%, maintaining our investment grade rating on our senior long-term unsecured notes.
STEADY DIVIDEND GROWTH	We increased the annual dividend on our Common Stock in 2022, seventeen years in a row of increases.
SUSTAINABILITY	Recognized as a leader for our sustainability platform, including receiving Nareit’s Leader in the Light award for data centers for the sixth consecutive year.

For the 16th consecutive year, we achieved five-nines (99.999%) uptime.

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As of December 31, 2022 unless otherwise noted.

(1)	Core FFO is a non-GAAP metric. A reconciliation of net income to FFO and FFO to Core FFO is available in the Appendix of this Proxy Statement.

Net income available to common stockholders for the year ended December 31, 2022 was $337 million.
(2)	Total enterprise value is calculated as the market value of common equity, plus liquidation value of preferred equity and total debt at balance sheet carrying value.
(3)	The market value of common equity is based on the closing stock price of $100.27 on December 31, 2022 and assumes 100% redemption of the limited partnership units in our Operating Partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our outstanding redeemable preferred stock upon certain change of control transactions, as applicable.
(4)	Includes interconnection bookings.

As a result of these performance results and taking into account achievement levels of the goals for 2022 as discussed further below, our named executive officers earned annual incentive bonuses ranging from 111% to 118% of their respective target bonuses for 2022 (other than Mr. Stein, whose employment with the Company was terminated without cause in December 2022).

In addition, the Company’s total return to stockholders relative to the MSCI US REIT Index (RMS) over the last three years is shown in the tables below:

Cumulative Total Returns	Total Returns

Based on these results, the performance-based equity awards (that vest based on the attainment of relative total stockholder return) for the three-year performance period ended December 31, 2022 were earned below target (i.e., 82% of target).

Advisory Vote on the Compensation of Named Executive Officers

In June 2022, we submitted for consideration by our stockholders a non-binding, advisory resolution to approve the compensation of our named executive officers (the Say-on-Pay). At our 2022 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with approximately 89% of the votes cast in favor of the Say-on-Pay vote. In evaluating our executive compensation program, the Compensation Committee considered the results of the Say-on-Pay vote and numerous other factors as discussed in this Compensation Discussion and Analysis. The Compensation Committee will continue to monitor and assess our executive compensation program and consider the outcome of our Say-on-Pay votes when making future compensation decisions for our named executive officers.

At the 2023 Annual Meeting, our stockholders will vote on a non-binding, advisory basis, regarding the frequency of future Say-on-Pay votes.

Good Governance

In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, we have separated the roles of Chief Executive Officer (currently Mr. Power) and Board Chair (currently Ms. Hogan Preusse). Additionally, the Compensation Committee retained Semler Brossy, an independent compensation consultant, to assist the Compensation Committee, among other things, in conducting and presenting the annual review of the total compensation packages for our executive officers. Semler

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Brossy was selected in part for its extensive experience advising a broad cross-section of companies, including other large REITs, and expertise in executive compensation, management incentives, and performance-based compensation. The Compensation Committee assessed the independence of Semler Brossy pursuant to the rules prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2022 that would prevent Semler Brossy from serving as an independent consultant to the Compensation Committee. In addition, the Compensation Committee considered the independence of outside legal counsel that provides advice to the Compensation Committee, consistent with the rules prescribed by the SEC and the NYSE, and determined that such advisor is independent.

The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities that are strongly aligned with our performance. Our compensation program consists of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with multiple performance metrics. We have chosen the selected metrics to align employee compensation, including compensation for the named executive officers, to our business strategy. The following are a few key 2022 actions and decisions with respect to our compensation program:

•	As in past years, the named executive officers were eligible to earn annual incentive compensation based upon achievement of specific financial, operational and organizational objectives for 2022, as approved by the Compensation Committee, that are designed to challenge the named executive officers to achieve high performance.
•	A significant portion of our named executive officers’ total cash compensation remains dependent on Company, business unit and individual performance.
•	The Compensation Committee determines total compensation and the individual components of compensation after reviewing survey data and pay levels of, and the Company’s historical performance relative to, its peer group.
•	Our compensation program encourages employees to build and maintain an ownership interest in the Company. In addition to performance-based vesting, 2022 performance-based equity awards granted to our named executive officers are subject to time-based vesting following the end of the applicable three-year performance period.
•	In 2022, Semler Brossy was retained directly by and reported to the Compensation Committee. Semler Brossy had no prior relationship with any of our named executive officers.
•	In 2022, base salaries represented 4% to 15% of total compensation for our named executive officers reflecting our philosophy of paying for performance and aligning the interests of our named executive officers with stockholders’ interests.
•	Based on the recommendations of management, a review of the Company’s business plan and strategic objectives and the analysis provided by Semler Brossy, the Compensation Committee established financial, revenue and individual goals for each named executive officer for 2022.

Overview of Our Executive Compensation Program

Objectives of Our Executive Compensation Program

The Compensation Committee is responsible for establishing, modifying and approving the compensation program for our executive officers. The objective of our executive compensation program is to attract, retain and motivate experienced and talented executive officers who can help the Company to achieve its business objectives designed to maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. In order to achieve this objective, our executive compensation program uses a combination of annual incentive bonuses and long-term incentives through equity-based compensation, in addition to annual base salaries. We use equity-based awards as long-term incentives because ownership of equity in the Company aligns the interests of the executive officers with long-term creation of stockholder value, while our annual incentive bonuses are intended to reward the attainment of more targeted, short-term performance objectives. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executive officers are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to the achievement of corporate goals and increases in stockholder value. We seek to provide total compensation to our executive officers that is competitive with the total compensation paid by comparable REITs and other companies in our peer group, as discussed in more detail below.

The following are our principal objectives in establishing compensation for our executive officers:

•	Attract and retain individuals with superior ability, managerial talent and leadership capability;

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•	Ensure that executive officer compensation is aligned with our corporate strategies, our business objectives and the long-term interests of our stockholders;
•	Incentivize management to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and
•	Enhance the executive officers’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key executive officers, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our Company through equity awards, including awards of long-term incentive units in our Operating Partnership which are redeemable for shares of our Common Stock and restricted stock units covering shares of our Common Stock (RSUs).

Elements of Compensation

The major elements of compensation for our named executive officers are (1) a base salary, intended to provide a stable annual income for each executive officer at a level consistent with such executive officer’s experience and individual contributions to the Company, (2) annual incentive bonuses, intended to link each executive officer’s compensation to the Company’s performance and to such executive officer’s business unit and individual performance, and (3) long-term compensation, which includes grants of long-term incentive units in our Operating Partnership and/or RSUs, intended to encourage actions to maximize stockholder value. Each of these elements is discussed in more detail below.

The following charts illustrate the allocation of the major elements of compensation for our named executive officers for 2022 (other than Mr. Stein):

Note: CEO reflects Mr. Power, who became CEO in December 2022.

The percentages reflect 2022 base salaries, 2022 actual annual incentive bonuses and the aggregate grant date fair values of long-term incentive awards granted in 2022 (excluding equity awards granted pursuant to the Equity Election Program, as defined and described in “—Equity in Lieu of Annual Cash Bonuses” below). For Mr. Stein, 2022 base salary, 2022 annual incentive bonus at target and aggregate grant date fair value of long-term incentive awards granted in 2022 were 7%, 14% and 79%, respectively.

We believe that each of these elements plays an important role in our overall executive compensation program and together serve to achieve our compensation objectives. The Compensation Committee allocates compensation between the cash and long-term incentive components based on a review of the practices of our peer group and the performance of the executive officer and the Company, while considering the balance among providing stability, short-term incentives and long-term incentives to align the interests of management with our stockholders. The Compensation Committee did not utilize a formulaic approach in allocating the cash and long-term incentive portions of incentive compensation in 2022. For 2022, the percentage of salary and annual incentive bonus earned relative to total compensation earned ranged from 27% to 33% for our named executive officers (other than Mr. Stein).

We believe that our equity award program further enhances long-term stockholder value and encourages long-term performance by linking equity awards to the Company’s performance over a multiple-year period with a multiple-year vesting period. Therefore, equity is a key

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component of our executive compensation program, with long-term incentive awards ranging between 67% to 73% of our named executive officers’ total compensation earned in 2022 (other than Mr. Stein). All equity awards granted to our named executive officers in 2022 were in the form of long-term incentive units in the Operating Partnership and/ or RSUs. These awards put significant value at risk for our named executive officers and are effective as an ownership and retention tool. In addition, the Compensation Committee maintains the Equity Election Program (see “—Equity in Lieu of Annual Cash Bonuses” below), pursuant to which eligible employees, including the Company’s named executive officers, may elect to receive all or a portion of their annual incentive bonuses that are otherwise payable in cash in the form of vested and/or unvested equity-based awards, further enhancing the alignment of interests of our executive officers with the interests of our stockholders. Annual incentive bonuses earned by our named executive officers (other than Mr. Stein) in 2022 ranged from 111% to 118% of their respective target bonuses (without taking into account the Equity Election Program in which Messrs. Power, Wright and Dyer participated).

Determination of Executive Compensation

The Compensation Committee annually reviews and determines the total compensation to be paid to our named executive officers. Our management, after reviewing competitive market data and advice from the compensation consultant engaged by the Compensation Committee, makes recommendations regarding the compensation packages for our executive officers. Named executive officers do not make recommendations with respect to their own compensation. The Compensation Committee considers several factors in its review of these recommendations and in establishing the total compensation for each of our named executive officers, including each executive officer’s roles and responsibilities, each executive officer’s performance and significant accomplishments, our Company’s financial and operational targets and performance, and competitive market data applicable to each executive officer’s position and functional responsibilities. The Compensation Committee, with input from the Board, annually reviews the performance of our Chief Executive Officer, and our Chief Executive Officer reviews the performance of the remaining named executive officers. All of these reviews are presented to the Compensation Committee to provide input about the named executive officers’ contributions to our success for the period being assessed.

Competitive Market Data and Compensation Consultant

Every year, the Compensation Committee reviews the salaries, annual incentive bonuses and long-term incentive compensation of our named executive officers. For the year 2022, in conducting this review, the Compensation Committee retained the services of Semler Brossy as the Compensation Committee’s independent compensation consultant. Semler Brossy was selected in part for its extensive experience advising a broad cross-section of companies, including other large REITs, and expertise in executive compensation, management incentives, and performance-based compensation.

Semler Brossy reviewed the Company’s existing compensation program, provided current data with regard to industry trends, provided information regarding long-term compensation plans, identified and provided commentary on a peer group, provided cash and long-term incentive award information for the peer group and assessed and reviewed the Company’s annual and long-term incentive programs.

Peer Group Review

The Compensation Committee reviews on an annual basis total cash and long-term compensation levels of our executive officers against those of our peer group companies in order to ensure executive compensation is set at levels that will attract, retain and motivate qualified executive officers while rewarding performance based on corporate objectives. The Compensation Committee determines annual base salaries after reviewing salary and other publicly available compensation data of, and the Company’s historical performance relative to, its peer group. The Compensation Committee sets compensation levels for each executive officer on the basis of several factors, including the executive officer’s level of experience and tenure with the Company, competitive market data applicable to the executive officer’s position and functional responsibilities, promoting retention, the performance of the executive officer and our Company’s annual and long-term performance.

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In developing a peer group for the Company, the Compensation Committee considered the following key elements:

•	Our core operations are focused on data centers and real estate, limiting the number of our direct competitors;
•	Our operations are global, with data centers located in 20+ countries across six continents at the time of the assessment; and
•	We operate and are classified as a REIT and are one of the very few global data center REITs.

Our Compensation Committee utilized company size, scope and breadth of operations, as well as level of operational focus to determine which companies could reasonably be used to assess competitive pay. Our peer group for 2022 included only the largest publicly-traded equity REITs, which were REITs that had approximately $20 billion or more in enterprise value and approximately $10 billion or more in total assets.

The peer group used to review 2022 base salaries, bonus targets and long-term equity awards, consisted of the following companies, which were selected as our peer group companies in 2021 by our Compensation Committee, with advice from Semler Brossy.

	Ticker Symbol		Ticker Symbol
Alexandria Real Estate Equities, Inc.	ARE	Prologis, Inc.	PLD
American Tower Corporation	AMT	Public Storage	PSA
AvalonBay Communities, Inc.	AVB	Realty Income Corporation	O
Boston Properties, Inc.	BXP	Simon Property Group, Inc.	SPG
Crown Castle International Corporation	CCI	Ventas, Inc.	VTR
Equinix, Inc.	EQIX	Welltower, Inc.	WELL
Equity Residential	EQR	Weyerhaeuser	WY
Healthpeak Properties	PEAK

In August 2022, the Compensation Committee and management, with advice from Semler Brossy, reviewed our peer group and determined it was in the best interest of the Company to expand the peer group into the technology industry.

The Compensation Committee considered the following factors:

1.	Our growth in size and operations has made defining a meaningful peer group comprised of solely REITs increasingly challenging;
2.	Our global business and operational complexity often requires us to recruit talent from industries beyond real estate; and
3.	Our closest competitors and other large REITs had already included companies in industries beyond real estate in their respective compensation peer groups.

The Compensation Committee continued to utilize robust screening criteria (e.g., company size, scope and breadth/ level of operations) in selecting the peer group for 2023. The majority of our peer group for 2023 is comprised of the largest publicly-traded equity REITs, which had approximately $30 billion or more in enterprise value and approximately $20 billion or more in total assets. For 2023, the group was modified to include technology companies with revenues and market capitalizations that were within a reasonable range of our own (approximately 0.5x-2x for revenue and 0.3x-3x market cap). The Committee also considered qualitative factors to make this decision (e.g., peer group overlap and organizational complexity and focus).

The Compensation Committee approved the following changes to the Company’s peer group for 2023 compensation.

Remove	Ticker Symbol	Add	Ticker Symbol
AvalonBay Communities, Inc.	AVB	Akamai Technologies	AKAM
Healthpeak Properties	PEAK	Arista Networks	ANET
Public Storage	PSA	Autodesk, Inc.	ADSK
Weyerhaeuser	WY	Fortinet, Inc.	FTNT
		NetApp, Inc.	NTAP
		Palo Alto Networks, Inc.	PANW
		ServiceNow	NOW
		Synopsys, Inc.	SNPS
		Workday, Inc.	WDAY

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We believe that the combination of eleven REIT peers and nine broader technology peers captures our current competitive talent market and ensures that our executive compensation is set at levels that will attract, retain and motivate qualified executive officers.

Elements of Compensation

During the year ended December 31, 2022, compensation for our named executive officers was composed of base salary, annual incentive bonuses and long-term incentive awards. The Compensation Committee approved the following compensation for each of our named executive officers for 2022, which consists of base salary, annual incentive bonus (excluding any elections made under the Equity Election Program (see “—Equity in Lieu of Annual Cash Bonuses” below)), and the grant date fair value of long-term incentive awards:

Named Executive Officer	2022 Compensation		2021 Compensation
Andrew P. Power	$6,152,099		$6,078,902
Gregory S. Wright	5,291,698		4,995,824
Corey J. Dyer	3,604,838	(1)	3,422,636	(1)
Christopher Sharp	2,990,015		2,801,681
A. William Stein	$11,999,616	(2)	$14,084,246

(1)	Amounts shown were paid in Canadian dollars. Amounts in the table above are in U.S. dollars based on the exchange rates in effect as of December 31, 2022 and 2021, respectively.
(2)	Includes base salary and the grant date fair value of long-term incentive awards; does not include the severance amounts paid to Mr. Stein in connection with his termination of employment.

Annual Base Salary

We provide our named executive officers and other employees with base salaries to compensate them for services rendered each year. Base salaries comprise the stable part of the compensation program and are reviewed on an annual basis to remain competitive with our peers. The base salaries for each of the named executive officers for 2022 were determined based in part on the analysis by Semler Brossy of the compensation practices of companies in our peer group. The Compensation Committee also considered the Company’s historical performance relative to its peer group as well as the performance of each of our named executive officers and their contributions to our overall success. The 2022 base salaries of our named executive officers were increased from fiscal year 2021 for Messrs. Power, Wright and Sharp. The salaries paid in 2022 for all of our named executive officers are set forth under the heading “Summary Compensation Table.” The following table sets forth the 2022 annual base salary rates and the 2021 annual base salary rates for each named executive officer.

Named Executive Officer	2022 Salary		2021 Salary
Andrew P. Power	$645,096	(1)	$625,000
Gregory S. Wright	620,096		600,000
Corey J. Dyer	485,571	(2)	492,164	(2)
Christopher Sharp	465,192		425,000
A. William Stein	$1,000,000		$1,000,000
(1)	In connection with Mr. Power’s appointment as Chief Executive Officer, on December 30, 2022, the Compensation Committee approved an annual base salary for Mr. Power equal to $800,000, effective as of the date of Mr. Power’s appointment to Chief Executive Officer on December 13, 2022.
(2)	Amounts shown were paid in Canadian dollars. Amounts in the table above are in U.S. dollars based on the exchange rates in effect as of December 31, 2022 and 2021, respectively.

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Annual Incentive Compensation

Our annual incentive bonus program is structured to reward our named executive officers based on our performance and the individual executive officer’s contribution to that performance. Annual incentive bonuses are paid in the following year if and to the extent performance objectives established by the Compensation Committee at the beginning of the applicable year are achieved. The Compensation Committee believes that the payment of the annual incentive bonus provides the incentive necessary to retain executive officers and reward them for short-term Company performance. Executive officers also have the option to receive all or part of their annual incentive bonus in equity. See “—Equity in Lieu of Annual Cash Bonuses” below.

Each named executive officer’s annual incentive bonus opportunity for 2022 was established by our Compensation Committee and is described in the “Grants of Plan-Based Awards” table. Each named executive officer’s bonus opportunity provides for threshold, target and maximum bonus amounts, expressed as a percentage of base salary. In setting these amounts, our Compensation Committee considers, among other factors, each executive officer’s roles and responsibilities within our Company, the total compensation package associated with that position and competitive market data applicable to that position.

For 2022, the threshold, target and maximum bonus amounts, expressed as a percentage of annual base salary, were as follows:

Named Executive Officer	Threshold	Target	Maximum
Andrew P. Power(1)	62.5%	125%	250%
Gregory S. Wright	62.5%	125%	250%
Corey J. Dyer	50%	100%	200%
Christopher Sharp	50%	100%	200%
A. William Stein	100%	200%	400%
(1)	In connection with Mr. Power’s appointment as Chief Executive Officer, on December 30, 2022, the Compensation Committee approved target and maximum annual bonus amounts equal to 200% and 400%, respectively, of his base salary, effective as of the date of Mr. Power’s appointment to Chief Executive Officer on December 13, 2022.

The threshold, target and maximum bonus payout percentages for, and the differences in such percentages among, the named executive officers, were determined by reference to competitive market data and practices as well as consideration of each named executive officer’s performance, role and responsibilities at our Company.

For 2022, based on the recommendations of management and a review of the Company’s business plan, the Compensation Committee established financial, revenue and individual goals for each named executive officer. The financial goals consisted of a Core FFO target and the revenue goals included total bookings and ≤1MW + interconnection signings and sales of move-in-ready space. Individual goals were categorized around the following corporate goals for 2022: customer focus, innovation and differentiation, go-to-market, profitability and financial excellence, and organizational excellence.

Core FFO is FFO adjusted to exclude certain items that do not reflect core revenue or expense streams and provides a performance measure that, when compared year over year, captures trends in our core business operating performance. FFO is used by industry analysts and investors as a supplemental performance measure of a REIT. In excluding real estate related depreciation and amortization, gains and losses from property dispositions and certain other gains and after adjustments for unconsolidated partnerships, joint ventures and certain other items, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Core FFO and FFO are non-GAAP metrics. For definitions of Core FFO and FFO, please see the Appendix.

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An overview of the structure of the annual incentive bonuses for our current CEO, former CEO and the other named executive officers is provided below:

	Former CEO	CEO* and Other NEOs
Quantitative Measures
• Core FFO Per Share	85%	70%
• Revenue

Qualitative Measures
• Individual Goals	15%	30%

*

For 2022, Mr. Power’s annual incentive bonus was determined using the weightings under the “CEO and Other NEOs” column.

For 2023, Mr. Power’s annual incentive bonus will be determined using the 85%/15% weightings.

For purposes of determining Mr. Power’s 2022 annual incentive bonus, the Compensation Committee determined it was appropriate to apply the 70%/30% weightings for the full year 2022 because such weightings were effective for Mr. Power for the full year.

For purposes of our 2022 annual incentive bonus program, the minimum, target and maximum levels of 2022 Core FFO established by the Compensation Committee were $6.75, $6.85 and $6.95 per diluted share and unit, respectively. The minimum, target and maximum amounts were set by the Compensation Committee based on a number of factors, including expectations surrounding leasing assumptions, financing assumptions, earnings growth, general economic conditions, real estate and technology fundamentals and other specific circumstances facing the Company. For the purpose of determining bonuses, the Compensation Committee determined it was appropriate to use Core FFO achieved by the Company and exclude certain profits, losses or expenses to give a more accurate picture of the Company’s annual performance. The Core FFO achieved by the Company in 2022 was $6.70 per diluted share and unit, which was below the minimum Core FFO level.

The revenue goals for 2022 were comprised of total bookings and ≤1MW + interconnection and move-in-ready space signings metrics. The Company achieved above the maximum levels in 2022 for each of the total bookings and move-in-ready space signings and above the minimum level in 2022 for ≤1MW + interconnection signings.

In setting the levels for each performance metric, the Compensation Committee considered the Company’s 2022 financial outlook, which included: closing on the acquisition of a majority interest in Teraco; our capital recycling initiative; opportunities to grow in-year revenue; ongoing global development activity; and evolving macro-economic conditions, including the impact of inflation and foreign exchange rate volatility.

After careful consideration and with the input of the Compensation Committee’s independent compensation consultant, the Compensation Committee determined that it was appropriate to set the minimum, target and maximum levels for the Core FFO metric consistent with the Company’s fiscal year 2022 financial outlook.

The weightings of the specific financial, revenue and individual goals for each named executive officer were established by the Compensation Committee based on the named executive officer’s areas of responsibility, as follows:

Named Executive Officer	Core FFO Per Share	Revenue	Individual Goals
Andrew P. Power(1)	30%	40%	30%
Gregory S. Wright	30%	40%	30%
Corey J. Dyer	30%	40%	30%
Christopher Sharp	30%	40%	30%
A. William Stein	45%	40%	15%
(1)	For 2023, Mr. Power’s weightings are 45% for Core FFO per share goals, 40% for revenue goals and 15% for individual goals.

Individual goals for our named executive officers included performance objectives related to: improving customer experience and satisfaction; developing solutions and delivering products on a global platform that align with customer requirements; capital recycling and investing in new

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and existing key markets; financial and operating metrics; and integration, employee engagement, and talent management.

The Compensation Committee, based in part on the recommendations of management, determined each named executive officer’s bonus based on the achievement of the established goals. For 2022, the Compensation Committee determined that the Company (i) did not meet the minimum level for the financial goal of Core FFO per diluted share and unit, (ii) exceeded the minimum level for the ≤1MW + interconnection signings metrics and (iii) exceeded the maximum levels for each of the total bookings and move-in-ready signings metrics. Consistent with our pay-for-performance philosophy, the 2022 performance-based annual incentive bonuses for our named executive officers (other than Mr. Stein) represented 111% to 118% of their respective target bonuses.

The following table sets forth for our named executive officers the 2022 bonus earned, the 2022 bonus earned as a percentage of the base salary rate, the 2022 bonus earned as a percentage of the target bonus amount and the 2022 bonus earned as a percentage of the maximum bonus amount (other than Mr. Stein, who was terminated without cause in December 2022 and, as a result, did not receive a 2022 annual bonus):

Named Executive Officer	2022 Bonus	Percentage of 2022 Base Salary Rate	Percentage of 2022 Target Bonus	Percentage of 2022 Maximum Bonus
Andrew P. Power(1)	$1,007,122	156%	118%	59%
Gregory S. Wright	921,875	149%	118%	59%
Corey J. Dyer	619,500	128%	118%	59%
Christopher Sharp	524,875	113%	111%	56%
(1)	In connection with Mr. Power’s appointment as Chief Executive Officer, on December 30, 2022, the Compensation Committee approved target and maximum annual bonus amounts equal to 200% and 400%, respectively, of his base salary, effective as of the date of Mr. Power’s appointment to Chief Executive Officer on December 13, 2022. For Mr. Power’s 2022 annual bonus, his bonus was calculated applying his prior bonus target (125%) up to December 13, 2022 and his new bonus target (200%) from December 13, 2022.

Equity in Lieu of Annual Cash Bonuses

The Compensation Committee maintains a program (the Equity Election Program) pursuant to which eligible employees, including the Company’s named executive officers, may elect to receive all or a portion of their annual incentive bonuses that are otherwise payable in cash in any combination of the following: (i) cash, (ii) fully-vested profits interest units or fully-vested shares of Common Stock, in either case, equal to 100% of the annual incentive bonus amount subject to the election, and (iii) unvested profits interest units or unvested RSUs, in either case, having a value equal to 125% of the annual incentive bonus amount subject to the election. The unvested profits interest units and unvested RSUs will vest with respect to 50% of the total number of profits interest units or RSUs (as applicable) subject to the award on each of the first two anniversaries of the grant date, subject to the employee’s continued service through the applicable vesting date (except as otherwise provided in the applicable award agreement). Unvested profits interest units and unvested RSUs will be subject to accelerated vesting in the event of a change in control of the Company or certain qualifying terminations of employment. In the event of a qualifying termination of employment, the units or shares so accelerated may not be disposed of prior to the date on which such units or shares would have otherwise vested under the award’s original vesting schedule.

The following named executive officers elected to receive a percentage of their respective annual incentive bonuses for 2022 in unvested profits interest units (for Messrs. Power and Wright), unvested RSUs (for Mr. Dyer) and vested profits interest units (for Mr. Sharp), in lieu of cash:

Named Executive Officer	Percentage of Bonus Subject to Election	Profits Interest Units or Restricted Stock Units (#)
Andrew P. Power	100%	11,805	(1)
Gregory S. Wright	100%	10,805	(1)
Corey J. Dyer	100%	7,261	(1)
Christopher Sharp	100%	4,921
(1)	Reflects a value equal to 125% of the annual incentive bonus amount subject to the election. 50% of the award will vest on each of the first two anniversaries of the grant date, subject to the executive officer’s continued service through the applicable vesting date.

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Long-Term Incentive Compensation

We have granted to our executive officers long-term incentive awards consisting of profits interest units in our Operating Partnership and RSUs covering shares of the Company’s Common Stock (as applicable) under our 2014 Plan. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. The Compensation Committee believes that, while our annual incentive bonus program provides awards for positive short-term performance, equity participation in the form of long-term incentive awards creates a vital long-term partnership between executive officers and stockholders. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executive officers are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to increases in stockholder value.

The Compensation Committee approves long-term incentive awards on the basis of several factors, including the executive officer’s total compensation package, the executive officer’s roles and responsibilities within our Company, the executive officer’s performance and significant accomplishments, our Company’s financial and operating performance and competitive market data applicable to each executive officer’s position and functional responsibilities.

2022 Long-Term Incentive Awards

The Compensation Committee believes that long-term incentive awards are an effective incentive to retain our named executive officers and increase their performance and closely align the interests of our named executive officers with the long-term interests of our stockholders. Long-term incentive awards in the form of profits interest units (also referred to as long-term incentive units) may be issued to eligible participants for the performance of services to or for the benefit of our Operating Partnership. Such units (other than Class D Units that have not performance vested), whether vested or not, receive the same quarterly per-unit distributions as common units in our Operating Partnership, which equal the per-share distributions on our Common Stock. Class D Units that have not performance vested generally receive quarterly per-unit distributions equal to ten percent of the distributions made with respect to an equivalent number of common units in our Operating Partnership.

In addition, long-term incentive awards in the form of RSUs may be issued to eligible participants under our 2014 Plan. RSUs are granted in tandem with corresponding dividend equivalents (Dividend Equivalents) which represent the right to receive amounts equal to the dividends paid (if any) on the shares of Common Stock underlying such RSUs, payable in the same form and amounts as dividends paid to each holder of a share of Common Stock. Dividend Equivalent amounts are paid on a current basis on unvested and vested RSUs (other than performance-vested RSUs that have not performance vested).

In 2022, we granted long-term incentive awards to all of our named executive officers, consisting of both time-vesting and performance-vesting profits interest units in our Operating Partnership or, with respect to Mr. Dyer, time-vesting and performance-vesting RSUs.

Our annual 2022 long-term incentive program aims to align the interests between our senior management, including our named executive officers, and our stockholders. Additional details of our annual long-term equity incentive program are set forth below:

Feature	2022 Long-Term Equity Incentive Program
Award Composition:	A mixture of performance-based and time-based awards were granted to our named executive officers in 2022 as follows:
President & CEO, CFO, Chief Investment Officer and Former CEO (Messrs. Power, Wright and Stein): 67% performance-based + 33% time-based
All other named executive officers: 60% performance-based + 40% time-based
Performance Period:	Three years
Performance Criteria:	• Total stockholder return over the performance period measured relative to the MSCI US REIT Index (RMS) • Core FFO targets at the end of the performance period
Vesting based on satisfaction of performance condition:	Less than threshold: 0% At threshold: 25% At target: 50% At maximum: 100%
Time vesting of equity awards that performance vest:	50% following the end of the three-year performance period and 50% in the following year
Time vesting of equity awards that time vest only:	25% per year over a four-year period

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Vesting of our performance-based long-term incentive awards is illustrated below:

Performance-Based Long-Term Incentive Awards

In 2022, the Compensation Committee granted two performance-based long-term incentive awards to each of our named executive officers, consisting of Class D Units in our Operating Partnership for each of our named executive officers (other than Mr. Dyer) and RSUs for Mr. Dyer. Our named executive officers’ 2022 equity awards are set forth below in the “Grants of Plan-Based Awards” table.

The first type of performance-based long-term incentive award granted to our named executive officers is subject to performance-based vesting on a multi-year performance period, subject to the executive officer’s continued service. The performance condition of the awards is based on our total stockholder return (TSR) over a period of three years commencing on January 1, 2022 and ending on December 31, 2024 or, if earlier, ending on the date on which a change in control of the Company occurs (as defined in the 2014 Plan) (the Performance Period), measured relative to the MSCI US REIT Index (RMS) over the Performance Period.

A portion of each award of Class D Units is designated as a number of “base units” with respect to which performance vesting is measured based on the difference between the Company’s TSR percentage and the TSR percentage of the RMS (the MSCI Index Relative Performance). In the event that the MSCI Index Relative Performance during the Performance Period is achieved at the “threshold,” “target” or “high” level as set forth below, the award will become performance-vested with respect to the percentage of base units or, for Mr. Dyer, the percentage of RSUs awarded, set forth below:

	Below Threshold	Threshold	Target	High
MSCI Index Relative Performance	< -500 bps	-500 bps	0 bps	+500 bps
Performance Vesting Percentage	0%	25%	50%	100%

In the event that the MSCI Index Relative Performance is achieved at less than the “threshold” level, none of the Class D Units or RSUs will vest.

If the MSCI Index Relative Performance falls between the levels specified above, the performance-vesting percentage will be determined using straight-line linear interpolation between such levels. We set the “threshold,” “target” and “high” levels for the performance-based awards to be in line with the “threshold,” “target” and “high” performance thresholds used by our peer group companies, as recommended by our compensation consultant.

The second type of performance-based long-term incentive award granted to our named executive officers is subject to attainment of Core FFO goals at the end of the Performance Period. In the event the Company achieves Core FFO per share at the end of the Performance Period at the “threshold,” “target” or “high” level, the award will become performance-vested with respect to 25%, 50% or 100%, respectively, of the percentage of base units or, for Mr. Dyer, the percentage of RSUs granted. If the Core FFO per share actually attained falls between these levels the performance-vesting percentage will be determined using straight-line linear interpolation between such levels. If the Company’s Core FFO per share at the end of the Performance period is below the threshold level, 0% of the base units or, for Mr. Dyer, RSUs will performance vest.

With respect to each award of Class D Units, an additional number of Class D Units subject to the award (the distribution equivalent units) having a value equal to the dividends declared during the Performance Period in respect of the shares of our Common Stock corresponding to the base units that become performance vested (less any actual distributions made with respect to such units) will vest in full as of the completion of the Performance Period. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted (plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in shares of our Common Stock on the applicable payment dates. Any distribution equivalent units

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that do not become vested and earned will be cancelled and forfeited upon the completion of the Performance Period.

With respect to Mr. Dyer’s award of performance-based RSUs, such RSUs were granted in tandem with corresponding Dividend Equivalents entitling him to receive payments equal to the dividends paid on the shares of our Common Stock underlying the performance-vested RSUs. Payments in respect of such Dividend Equivalents will be made following the applicable dividend payment date, but no earlier than the date on which the applicable RSU becomes performance vested.

Following the completion of the Performance Period, the 2014 Plan administrator will determine the number of Class D Units (and corresponding distribution equivalent units) and the number of RSUs that have become performance-vested. The number of performance-vested Class D Units and performance-vested RSUs (as applicable) are collectively referred to as the Performance Vested Units.

Following the completion of the Performance Period, any Performance Vested Units will become fully vested as follows, subject to the executive officer’s continued service through each applicable vesting date: 50% on February 27, 2025 and 50% on February 27, 2026. Distribution equivalent units will vest in full as of the completion of the Performance Period and will not be subject to additional time vesting requirements.

In the event of a change in control of the Company, all then-outstanding Performance Vested Units (including any Class D Units or RSUs (as applicable) that become Performance Vested Units in connection with the change in control) will vest in full as of the date of the change in control, subject to the executive officer’s continued service until immediately prior to the change in control.

Except as otherwise described below, any Class D Units or RSUs (as applicable) that have not fully vested as of the date on which an executive officer’s service terminates for any reason will be cancelled and forfeited by the executive officer.

If an executive officer’s service terminates due to disability or, with respect to each executive officer who is not a party to a Severance Agreement (as defined elsewhere in this Proxy Statement) with the Company, due to such executive officer’s death, prior to the completion of the Performance Period, the award will remain outstanding and eligible to performance vest in accordance with the performance vesting schedule described above, and any Class D Units or RSUs (as applicable) that become Performance Vested Units will be fully vested as of the completion of the Performance Period. Any Class D Units or RSUs (as applicable) that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

For each executive officer who is a party to a Severance Agreement with the Company, if such executive officer’s service terminates due to death prior to the completion of the Performance Period, then (i) if such termination occurs on or prior to the second anniversary of the applicable grant date, the award will vest in full with respect to the number of units which would have become Performance Vested Units, in accordance with the performance vesting schedule described above, had the applicable performance condition been achieved at the “target” level; and (ii) if such termination occurs after the second anniversary of the applicable grant date, the award will remain outstanding and eligible to performance vest in accordance with the performance vesting schedule described above, and any Class D Units or RSUs (as applicable) that become Performance Vested Units will be fully vested as of the completion of the Performance Period. Any Class D Units or RSUs (as applicable) that do not become fully vested in accordance with the forgoing will be cancelled and forfeited upon the completion of the Performance Period.

If an executive officer’s service is terminated by the Company or an affiliate thereof other than for “cause” or by the executive officer for “good reason” or, with respect to each executive officer who is not a party to a Severance Agreement with the Company, in the event of such executive officer’s “retirement” (each such term as defined in the applicable award agreement), in any case, prior to the completion of the Performance Period (and in the case of “retirement”, to the extent that following retirement such executive officer continues to provide services to the Company as a consultant to the Company), the award will remain outstanding and eligible to performance vest in accordance with the performance vesting schedule described above, and the number of Class D Units or RSUs (as applicable) that vest in full upon the completion of the Performance Period will be determined on a pro rata basis, based on the number of days that the executive officer was employed during the Performance Period. Any Class D Units or RSUs (as applicable) that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

For each executive officer who is a party to a Severance Agreement with the Company, in the event of such executive officer’s “retirement” (as defined in the applicable award agreement) prior to the completion of the Performance Period, if the Company either (A) fails to offer the executive officer a consulting agreement (as defined in the applicable award agreement) immediately following the executive officer’s retirement, or (B) enters into a consulting agreement with the executive officer and then terminates both the consulting agreement and the consulting relationship established thereby without “cause” (as defined in the consulting agreement) the award will remain outstanding and eligible to performance vest in accordance with the performance vesting schedule described above, and any Class D Units or RSUs (as applicable) that become Performance Vested Units as of the completion of the Performance Period will be fully vested at such time. Any Class D Units or RSUs (as applicable) that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

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If an executive officer’s service is terminated due to the executive officer’s death or disability, by the Company or an affiliate thereof other than for cause, by the executive officer for good reason or due to the executive officer’s retirement, in any case, after the completion of the Performance Period, any Performance Vested Units that remain subject to time-based vesting will vest in full upon such termination.

Time-Based Long-Term Incentive Awards

In 2022, the Compensation Committee granted awards of time-based long-term incentive awards to all of our named executive officers consisting of profits interest units in our Operating Partnership or, with respect to Mr. Dyer, RSUs. Our named executive officers’ 2022 equity awards are set forth below in the “Grants of Plan-Based Awards” table.

The time-based long-term incentive awards generally vest 25% per year over a four-year period, subject to the named executive officer’s continued service through the applicable vesting date. Except as otherwise described below, any long-term incentive awards that have not vested as of the date on which a named executive officer’s service terminates for any reason will be cancelled and forfeited by the named executive officer.

If an executive officer’s service is terminated by the Company or an affiliate thereof other than for “cause” or by the executive officer for “good reason” (each such term as defined in the applicable award agreement), then subject to the executive officer’s timely execution of a general release of claims, the award will vest with respect to the number of time-based profits interest units or RSUs (as applicable) which would have become vested during the 12–month period immediately following the date of such termination, in accordance with the vesting schedule described above, had the executive officer remained continuously employed through such period. If such termination occurs upon or within the 12–month period following a change in control of the Company, then subject to the executive officer’s timely execution of a general release of claims, the time-based profits interest units or RSUs (as applicable) will vest in full.

If a named executive officer’s service terminates due to death or disability, the time-based incentive awards will vest in full upon such termination. For each executive officer who is a party to a Severance Agreement with the Company, in the event of such executive officer’s “retirement” (as defined in the applicable award agreement), if the Company either (A) fails to offer the executive officer a consulting agreement (as defined in the applicable award agreement) immediately following the executive officer’s retirement, or (B) enters into a consulting agreement with the executive officer and thereafter terminates both the consulting agreement and the consulting relationship established thereby without “cause” (as defined in the applicable consulting agreement), subject to the executive officer’s timely execution and non-revocation of a general release of claims, the time-based incentive awards will vest in full.

2020 Performance Award Results

The performance condition for the performance-based Class D Unit awards granted to each of our named executive officers (other than Mr. Dyer) and performance-based RSU awards granted to Mr. Dyer in 2020, which were eligible to performance-vest based on the Company’s MSCI Index Relative Performance for the three-year performance period ended December 31, 2022, achieved below the “target” level of performance (i.e., 82% of target). The Class D Units and RSUs that satisfied the performance condition are subject to an additional time-vesting condition as follows, subject to the executive officer’s continued service through the applicable vesting date: 50% vested on February 27, 2023 and 50% will vest on February 27, 2024.

Severance and Change in Control Benefits

In 2022, we were party to employment agreements or Severance Agreements, as applicable, with each of our named executive officers to help provide stability and security and encourage them to remain with us. The employment agreements and Severance Agreements include severance and change in control benefits, among other things.

On December 10, 2019, the Compensation Committee approved a form of Executive Severance Agreement, which we amended and restated on November 29, 2021 and March 22, 2022 (the Severance Agreement), to be entered into with certain executives upon the expiration of their current employment agreements with us. The Company entered into the Severance Agreement with each of Messrs. Dyer and Sharp in January 2022 upon the expiration of each of their employment agreement with us. The terms of their Severance Agreement are described below in more detail under the caption “Potential Payments upon Termination or Change in Control—Severance Agreements.”

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The terms of these severance and change in control arrangements are described below in more detail under the caption “Potential Payments upon Termination or Change in Control.” We provide these benefits to our named executive officers to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us and to encourage retention through a potential change in control.

Perquisites

We generally provide our named executive officers with perquisites and other personal benefits that apply uniformly to all of our employees. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. In 2022, we provided the named executive officers with basic life insurance, medical, dental, vision and disability insurance benefits, for which our named executive officers were charged the same rates as all other employees, 401(k) matching funds, health savings account employer contributions and parking, as applicable. Additionally, in 2022, we reimbursed Mr. Wright for $354,645 in relocation costs. Subject to certain limitations, all of our employees, including our named executive officers, may make contributions to eligible charitable organizations and, under our Matching Gifts Program, the Company will match the contributions up to $5,000 for each of our employees, including our named executive officers. Other than these standard benefits (and, for Mr. Wright, the expense reimbursements), we do not provide any other perquisites.

Clawback Policy

In light of rules recently issued by the SEC regarding clawback policies, we expect to adopt a clawback policy in 2023 following the NYSE’s adoption of its relevant clawback listing standards.

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers.

We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 100% of our taxable income each year. As a result, we do not expect that the payment of compensation which is not deductible due to Section 162(m) of the Code will have a material adverse federal income tax consequence to us, provided we distribute at least 100% of our taxable income each year. The Compensation Committee has not historically limited executive compensation to the amount deductible under Section 162(m) of the Code and may in the future approve compensation even if such compensation is not deductible by us.

ASC Topic 718

Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.

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Compensation Committee Report*

The Compensation Committee of the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth in the Company’s Proxy Statement with management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Kevin J. Kennedy, Chair
Mark R. Patterson
Mary Hogan Preusse
Dennis E. Singleton

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2022, Messrs. Kennedy, Patterson and Singleton and Ms. Hogan Preusse served as members of our Compensation Committee. None of the members of our Compensation Committee is currently, or has been, an officer or employee of our Company. No interlocking relationships exist currently or existed in the last completed fiscal year.

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

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Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the years ended December 31, 2022, 2021 and 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew P. Power President & Chief Executive Officer; Former Chief Financial Officer	2022	645,096	—	4,751,662	1,007,122	432,015	6,835,895
	2021	625,000	—	4,363,157	1,454,327	846,203	7,288,686
	2020	620,192	—	5,421,174	1,562,500	646,588	8,250,454
Gregory S. Wright Chief Investment Officer	2022	620,096	—	3,980,195	921,875	626,540	6,148,706
	2021	600,000	—	3,348,708	1,396,154	189,749	5,534,611
	2020	590,385	—	3,799,735	1,500,000	212,073	6,102,193
Corey J. Dyer Chief Revenue Officer(4)	2022	485,571	—	2,654,642	619,500	139,676	3,899,389
	2021	492,164	—	1,999,703	930,769	298,985	3,721,622
	2020	436,670	—	2,524,780	467,877	14,301	3,443,628
Christopher Sharp Chief Technology Officer	2022	465,192	—	1,999,948	524,875	207,917	3,197,932
	2021	425,000	—	1,499,938	759,279	117,464	2,801,681
	2020	420,192	—	2,774,700	818,125	150,032	4,163,049
A. William Stein Former Chief Executive Officer	2022	1,000,000	—	10,999,616	0	11,695,855	23,695,471
	2021	1,000,000	—	10,395,785	3,584,615	2,159,201	17,139,601
	2020	1,000,000	—	10,999,517	4,000,000	1,789,878	17,789,395

(1)

Amounts in this column include the full grant date fair value of long-term incentive awards granted during the applicable fiscal year in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2022, refer to Note 16 to the Company’s and Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2022, included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022.

The amounts shown in this column (e) for 2022 for Messrs. Power, Wright and Dyer also include the incremental value (25% premium) associated with their elections to receive 100% of their respective annual incentive bonuses in the form of unvested profits interest units or RSUs (for Mr. Dyer), in lieu of cash, pursuant to the Equity Election Program. The values of such profits interest units and RSUs were determined in accordance with ASC Topic 718.

The amounts shown in this column (e) for 2022 also include the grant date fair value of the performance-based long-term incentive awards (i) granted in January and February 2022 based on the probable outcome of the market-based performance condition to which such long-term incentive awards are subject, which is target level performance, based on a Monte Carlo model and calculated in accordance with ASC Topic 718 and (ii) granted in March 2022 based on the probable outcome of the financial performance condition to the which such long-term incentive awards are subject, which is target level performance based on the financial performance metric and calculated based on the fair market value of the Company’s common stock on the grant date. These long-term incentive awards are subject to achievement of the performance conditions as described in the section above entitled “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—2022 Long-Term Incentive Awards.” The table below provides the estimated values of the annual 2022 performance-based long-term incentive awards granted at the threshold, target and maximum levels based on the ASC Topic 718 value for the market-based performance awards and based on fair market value for the financial metric based performance-based awards:

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Name	Performance Criteria	Value at Threshold (50%)(a) ($)	Value at Target (100%) (Reported in column (e) above)(a) ($)	Value at Maximum (200%)(a) ($)
Andrew P. Power	Market-based (TSR)	751,478	1,498,482	2,996,964
	Financial-based (Core FFO)	749,241	1,502,957	3,005,913
Gregory S. Wright	Market-based (TSR)	624,280	1,248,560	2,497,121
	Financial-based (Core FFO)	626,232	1,252,464	2,504,928
Corey J. Dyer	Market-based (TSR)	374,987	749,974	1,499,948
	Financial-based (Core FFO)	347,973	749,947	1,499,893
Christopher Sharp	Market-based (TSR)	299,990	599,979	1,199,959
	Financial-based (Core FFO)	299,993	599,985	1,199,970
A. William Stein	Market-based (TSR)	1,833,247	3,666,494	7,332,988
	Financial-based (Core FFO)	1,833,303	3,666,607	7,333,214

(a)	Reflects value of base units for awards of Class D Units in our Operating Partnership or, for Mr. Dyer, value of the number of performance-based RSUs granted.

(2)	The amounts in this column represent performance-based annual incentive awards that were earned during the specified year and paid in the following year. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation” for a discussion of each named executive officer’s actual bonus relative to his target bonus for 2022. Messrs. Power, Wright and Dyer elected to receive 100% of their annual incentive bonus for 2022 in the form of unvested profits interest units or RSUs (for Mr. Dyer), in lieu of cash, under the Equity Election Program. The 25% premium value associated with such unvested profits interest units or RSUs (for Mr. Dyer) is reflected in column (e).
(3)	The following table sets forth the amount of each other item of compensation paid to, or on behalf of, our named executive officers in 2022 included in the “All Other Compensation” column.

Name	Insurance Premiums(a) ($)	Distributions/ Dividend Equivalents/ DEUs(b) ($)	Retirement Match(c) ($)	Other(d) ($)	Total ($)
Andrew P. Power	22,784	362,736	12,200	34,295	432,015
Gregory S. Wright	22,784	234, 411	12,200	357,145	626,540
Corey J. Dyer	42,135	87,581	9,960	0	139,676
Christopher Sharp	22,729	170,488	12,200	2,500	207,917
A. William Stein	22,784	919,447	12,200	10,741,424	11,695,855

(a)	Includes medical, dental, vision and disability insurance premiums, basic life insurance premiums and health taxes, as applicable.
(b)	Includes distributions and Dividend Equivalents paid on unvested long-term incentive awards, including performance-based awards that have satisfied the applicable performance condition and remain subject to time-based vesting. Excludes distributions paid on vested long-term incentive awards. Also includes, for all named executive officers (except Mr. Dyer), the value of the distribution equivalent units that vested with respect to performance-vested Class D Units for the performance period ended December 31, 2022 (using the closing price of our Common Stock on December 31, 2022 ($100.27 per share)), paid in the form of profits interest units in our Operating Partnership.
(c)	Includes 401(k) matching funds.
(d)	Includes health savings account employer contributions, Company-paid parking benefits and matching donations under our Matching Gifts Program, as applicable. For Mr. Wright, this includes $354,645 in relocation reimbursements. For Mr. Stein, this amount includes (i) his cash separation payment of $10,691,958, paid on January 17, 2023, and (ii) Company-subsidized healthcare premiums of $41,695 for up to eighteen months of coverage, both in connection with the termination of his employment on December 31, 2022 and in accordance with the non-cause termination provisions of his employment agreement with the Company.
(4)	Payments were made in Canadian dollars for all years presented. Amounts in the table above are in U.S. dollars based on the exchange rates in effect as of December 31, 2022, 2021 and 2020, respectively. In addition, Mr. Dyer is entitled to reimbursement of up to $25,000 every year related to financial service advice regarding his relocation to Canada, however, Mr. Dyer did not request reimbursement of any such expenses in 2022.

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Grants of Plan-Based Awards

The following table provides information concerning payouts under plan-based awards granted, earned or awarded during 2022 to each of our named executive officers.

Name			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
	Grant Date		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)(4)
Andrew P. Power President & Chief Executive Officer; Former Chief Financial Officer			426,747	853,493	(5)	1,706,986	—	—	—	—	—
	1/1/2022		—	—		—				8,472	1,498,443
	1/1/2022		—	—		—	3,577	7,153	14,306	—	1,498,482
	3/4/2022		—	—		—	5,397	10,794	21,588	—	1,502,597
	—	(6)	—	—		—	—	—	—	2,361	251,781
Gregory S. Wright Chief Investment Officer			390,625	781,250	(5)	1,562,500	—	—	—	—	—
	1/1/2022		—	—		—				7,060	1,248,702
	1/1/2022		—	—		—	2,980	5,960	11,920	—	1,248,560
	3/4/2022		—	—		—	4,498	8,995	17,990	—	1,252,464
	—	(6)	—	—		—	—	—	—	2,161	230,469
Corey J. Dyer Chief Revenue Officer			262,500	525,000	(5)	1,050,000	—	—	—	—	—
	1/1/2022		—	—		—				5,653	999,846
	1/1/2022		—	—		—	1,790	3,580	7,160	—	749,974
	3/4/2022		—	—		—	2,693	5,386	10,772	—	749,947
	—	(6)	—	—		—	—	—	—	1,452	154,875
Christopher Sharp Chief Technology Officer			237,500	475,000	(5)	950,000	—	—	—	—	—
	1/1/2022		—	—		—				4,523	799,983
	1/1/2022		—	—		—	1,432	2,864	5,728	—	599,979
	3/4/2022		—	—		—	2,155	4,309	8,618	—	599,985
	—		—	—		—	—	—	—	—	—
A. William Stein Former Chief Executive Officer			1,000,000	2,000,000	(5)	4,000,000	—	—	—	—	—
	1/1/2022		—	—		—				20,730	3,666,515
	1/1/2022		—	—		—	8,751	17,502	35,004	—	3,666,494
	3/4/2022		—	—		—	13,167	26,333	52,666	—	3,666,607

(1)	Represents annual incentive bonus awards at the threshold, target and maximum amounts based on 2022 base salaries. See the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” for actual 2022 bonuses earned based on 2022 performance and which were paid in 2023.
(2)	Represents performance-based Class D Units in our Operating Partnership for our named executive officers or, with respect to Mr. Dyer, performance-based RSUs awarded in 2022. Indicated threshold, target and maximum amounts correspond to the number of units or RSUs that would be earned in the event that specified minimum, target and maximum levels, respectively, were achieved. With respect to performance-based Class D Units, these amounts exclude distribution equivalent units which vest upon the conclusion of the applicable performance period. For more information on 2022 long-term incentive awards, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—2022 Long-Term Incentive Awards and Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation—Equity in Lieu of Annual Cash Bonuses.”
(3)	Represents time-based long-term incentive awards, consisting of profits interest units in our Operating Partnership for our named executive officers or, with respect to Mr. Dyer, RSUs, awarded in 2022, including, for Messrs. Power, Wright and Dyer, the number of incremental unvested profits interest units or RSUs (for Mr. Dyer) granted in March 2023 in connection with Messrs. Power, Wright and Dyer electing to receive 100% of their 2022 annual incentive bonus in the form of unvested profits interest units or unvested RSUs (for Mr. Dyer) (in each case, with a 25% premium value), in lieu of cash, under the Equity Election Program. For more information on the 2022 long-term incentive awards, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—2022 Long-Term Incentive Awards and Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation—Equity in Lieu of Annual Cash Bonuses.”

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(4)	Represents the full grant date fair value of performance-based and time-based long-term incentive awards granted to each of our named executive officers during 2022 and, for Messrs. Power, Wright and Dyer the incremental value of unvested profits interest units or RSUs (for Mr. Dyer) received in connection with their electing to receive 100% of their 2022 annual incentive bonus in the form of unvested profits interest units or unvested RSUs (for Mr. Dyer) (in each case, with a 25% premium value), in lieu of cash, under the Equity Election Program, in each case, in accordance with ASC Topic 718. For additional information on the valuation assumptions, refer to Note 16 to the Company’s and the Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2022, included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022. The amounts shown include the grant date fair value of performance-based long-term incentive awards (i) granted in January and February 2022 based on the probable outcome of the performance condition to which such long-term incentive awards are subject, which is target level performance, based on a Monte Carlo model and calculated in accordance with ASC Topic 718, and (ii) granted in March 2022 based on the probable outcome of the performance condition to the which such long-term incentive awards are subject, which is target level performance based on financial goals and calculated based on the fair market value of the Company’s common stock on the grant date. These long-term incentive awards are subject to achievement of the performance conditions described in “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—2022 Long-Term Incentive Awards.”
(5)	Represents target annual incentive bonus awards based on amounts established for 2022. Actual annual incentive bonus awards are based on 2022 base salary rates.
(6)	Represents the incremental number of unvested profits interest units for Messrs. Power and Wright or unvested RSUs for Mr. Dyer granted in March 2023 in connection with their elections to receive 100% of their respective 2022 annual incentive bonuses in the form of unvested profits interest units or unvested RSUs (for Mr. Dyer) (in each case, with a 25% premium value), in lieu of cash, under the Equity Election Program. For more information on these unvested profits interest units and unvested RSUs, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation—Equity in Lieu of Annual Cash Bonuses”.

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Narrative Disclosure to Compensation Tables

Employment and Severance Agreements

In 2022, we were party to employment agreements (collectively, and as amended, the Employment Agreements), with Messrs. Power, Wright, Dyer and Stein and Severance Agreements with Messrs. Dyer and Sharp. The material terms of the Employment Agreements and Severance Agreements are described below.

Employment Agreements

The Employment Agreements had terms ending on July 2, 2023 (for Mr. Stein), January 1, 2023 (for Messrs. Power and Wright) and January 31, 2022 (for Mr. Dyer). The Employment Agreement for Mr. Stein terminated in December 2022 in connection with Mr. Stein ceasing to serve as our Chief Executive Officer. In connection with the expiration of Mr. Dyer’s Employment Agreement, we entered into a Severance Agreement with him (as described below), effective as of January 31, 2022.

The Employment Agreements with Messrs. Power and Wright will automatically be extended for successive one-year periods, unless either the Company or the named executive officer provides notice of such party’s intention not to renew the term not less than 60 days prior to the expiration of the then-current term.

Pursuant to the terms of each Employment Agreement, the annual base salary of the applicable named executive officer is or was (as applicable) subject to increase, but not decrease, in the discretion of the Compensation Committee. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Base Salary” for the 2022 annual base salaries of our named executive officers.

Each Employment Agreement also provides or provided (as applicable) that the applicable named executive officer is or was (as applicable) eligible to earn an annual incentive bonus based on the satisfaction of performance criteria established in accordance with the terms of the Company’s annual bonus plan. Under the respective Employment Agreement, the named executive officers’ 2022 target and maximum bonus opportunities are (or were) as follows:

•	Mr. Power’s target and maximum annual bonuses were equal to 125% and 250%, respectively, of his base salary and, in connection with his promotion to Chief Executive Officer, were increased to 200% and 400%, respectively, of his base salary, effective December 13, 2022.
•	Mr. Wright’s target and maximum annual bonuses are equal to 125% and 250%, respectively, of his base salary.
•	Mr. Stein’s target and maximum annual bonuses were equal to 200% and 400%, respectively, of his base salary.

Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation” for additional information regarding our annual bonus program.

Each of the Employment Agreements provides or provided (as applicable) that the applicable named executive officer is or was (as applicable) eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executive officers.

Each Employment Agreement provides or provided (as applicable) for certain severance payments and benefits on a qualifying termination of employment, as described below under “Potential Payments upon Termination or Change in Control.” The Employment Agreements also provide or provided (as applicable) that in the event of such named executive officer’s retirement, he will enter into a consulting agreement with us pursuant to which he will provide us with support on matters that would normally involve the position and role last held by him prior to such retirement, litigation support and senior client relationship management services.

The Employment Agreements contain or reference confidentiality covenants by the named executive officers which apply indefinitely and other restrictive covenants that include non-solicitation and non-competition obligations both during employment with the Company and, for certain executive officers, a limited period of time following termination.

In connection with Mr. Power’s appointment to Chief Executive Officer, we expect to amend and restate his Employment Agreement, the terms and conditions of which have not yet been finalized.

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Severance Agreements

In connection with the expiration of Mr. Sharp’s Severance Agreement we entered into a new Severance Agreement with Mr. Sharp on January 31, 2022. In connection with the expiration of Mr. Dyer’s Employment Agreement, we entered into a Severance Agreement with Mr. Dyer on January 31, 2022.

Each of the Severance Agreements had an initial term that ended on December 31, 2022 and, thereafter, the term of each Severance Agreement will automatically be extended for successive one-year periods unless either the Company or the named executive officer provides notice of such party’s intention not to renew the term not less than 60 days prior to the expiration of the then-current term. In the event that a change in control of the Company occurs during the term of the Severance Agreement, the term will be extended automatically through the second anniversary of the date of such change in control.

The Severance Agreements with Messrs. Dyer and Sharp provide for certain severance payments and benefits on qualifying terminations of employment, as described below under “Potential Payments upon Termination or Change in Control.” In addition, the Severance Agreements provide that in the event of the applicable named executive officer’s retirement, he will enter into a consulting agreement with us pursuant to which he will provide us with support on matters that would normally involve the position and role last held by him prior to such retirement, litigation support and senior client relationship management services.

The Severance Agreements also contain or reference confidentiality covenants which apply indefinitely and other restrictive covenants that include non-solicitation and non-competition obligations both during employment with the Company and for a limited period of time following termination.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the outstanding equity awards held by our named executive officers as of December 31, 2022. Certain of these awards are subject to accelerated vesting provisions in connection with a qualifying termination of employment, including in connection with a change in control of the Company, as described under the section below titled, “Potential Payments Upon Termination or Change in Control”.

				Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Andrew P. Power President & Chief Executive Officer; Former Chief Financial Officer	1/1/2019	(4)	24,473	2,453,908	—	—
	2/21/2019	(4)	3,806	381,628	—	—
	2/21/2019	(5)	2,685	269,225	—	—
	2/19/2020	(6)	10,751	1,078,003	—	—
	2/19/2020	(7)	2,831	283,864	—	—
	3/17/2020	(8)	—	—	10,170	1,019,746
	1/1/2021	(9)	—	—	6,830	684,794
	2/25/2021	(9)	—	—	2,851	285,870
	1/1/2021	(10)	4,032	404,289	—	—
	2/25/2021	(10)	1,395	139,877	—	—
	2/25/2021	(11)	7,268	728,762	—	—
	1/1/2022	(12)	8,472	849,487	—	—
	1/1/2022	(13)	—	—	3,577	358,616
	3/4/2022	(14)	—	—	5,397	541,157
	3/4/2022	(15)	13,055	1,309,025	—	—
Gregory S. Wright Chief Investment Officer	2/19/2020	(6)	6,403	642,029	—	—
	2/19/2020	(7)	2,492	249,873	—	—
	3/17/2020	(8)	—	—	8,680	870,344
	1/1/2021	(9)	—	—	4,068	407,848
	2/25/2021	(9)	—	—	2,547	255,388
	1/1/2021	(10)	3,548	355,758	—	—
	2/25/2021	(11)	1,842	184,697	—	—
	1/1/2022	(12)	7,060	707,906	—	—
	1/1/2022	(13)	—	—	2,980	298,805
	3/4/2022	(14)	—	—	4,498	450,965
	3/4/2022	(15)	12,533	1,256,684	—	—

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	Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Corey J. Dyer Chief Revenue Officer	2/21/2019	(4)	10,628	1,065,670	—	—
	2/21/2019	(5)	2,658	266,518	—	—
	2/19/2020	(6)	4,880	489,318	—	—
	2/19/2020	(7)	1,558	156,221	—	—
	3/17/2020	(8)	—	—	6,148	616,460
	1/1/2021	(9)	—	—	2,542	254,886
	2/25/2021	(9)	—	—	1,911	191,566
	1/1/2021	(10)	2,217	222,299	—	—
	2/25/2021	(10)	1,381	138,473	—	—
	1/1/2022	(12)	5,653	566,826	—	—
	1/1/2022	(13)	—	—	1,790	179,483
	3/4/2022	(14)	—	—	2,693	270,027
Christopher Sharp Chief Technology Officer	1/1/2019	(4)	12,612	1,264,605	—	—
	2/21/2019	(5)	1,064	106,687	—	—
	2/19/2020	(6)	4,802	481,497	—	—
	2/19/2020	(7)	1,868	187,304	—	—
	3/17/2020	(8)	—	—	6,148	616,460
	1/1/2021	(9)	—	—	3,051	305,874
	1/1/2021	(10)	2,661	266,818	—	—
	1/1/2022	(12)	4,523	453,521	—	—
	1/1/2022	(13)	—	—	1,432	143,587
	3/4/2022	(14)	—	—	2,155	216,032
	3/4/2022	(15)	6,816	683,440	—	—
A. William Stein Former Chief Executive Officer	1/1/2019	(4)	72,945	7,314,195	—	—
	2/21/2019	(4)	2,378	238,442	—	—
	2/21/2019	(5)	4,297	430,860	—	—
	2/19/2020	(6)	28,669	2,874,641	—	—
	2/19/2020	(7)	7,551	757,139	—	—
	3/17/2020	(8)	—	—	14,467	1,450,606
	1/1/2021	(9)	—	—	18,213	1,826,167
	2/25/2021	(9)	—	—	4,277	428,855
	1/1/2021	(10)	10,752	1,078,103	—	—
	2/25/2021	(10)	2,093	209,865	—	—
	2/25/2021	(11)	18,605	1,865,523	—	—
	1/1/2022	(12)	20,730	2,078,597	—	—
	1/1/2022	(13)	—	—	8,751	877,463
	3/4/2022	(14)	—	—	13,167	1,320,250
	3/4/2022	(15)	32,180	3,226,689	—	—

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(1)	Represents long-term incentive awards, including profits interest units in our Operating Partnership and RSUs, which are (a) time-based awards subject to time-vesting, and vest in installments over periods of approximately two to four years, following the grant date and (b) performance based awards that have met the performance condition and remain subject to time-vesting following completion of the applicable performance period.
(2)	Amounts shown were determined based on multiplying the number of shares or units shown in the table by the per share closing market price of our Common Stock on December 30, 2022 (the last trading day of our last completed fiscal year) of $100.27 per share.
(3)	Represents performance-based long-term incentive awards, including Class D Units in our Operating Partnership and RSUs that are subject to achievement of the performance conditions described in “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—2022 Long-Term Incentive Awards”, as well as the performance-based Transaction Awards (as defined below).
(4)	Performance-based long-term incentive units (consisting of Class D Units in our Operating Partnership (for Messrs. Power, Sharp and Stein) and RSUs (for Mr. Dyer)) that performance-vested based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2019 to December 31, 2021. Performance-based long-term incentive units and RSUs that satisfied the performance condition vested on February 27, 2022 (50%) and February 27, 2023 (50%).
(5)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership (for Messrs. Power, Sharp and Stein) and RSUs (for Mr. Dyer)) that vested on February 27, 2020 (25%), February 27, 2021 (25%), February 27, 2022 (25%) and February 27, 2023 (25%).
(6)	Performance-based long-term incentive units (consisting of Class D Units in our Operating Partnership (for Messrs. Power, Wright, Sharp and Stein) and RSUs (for Mr. Dyer)) that performance-vested based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2020 to December 31, 2022. Performance-based long-term incentive units and RSUs that satisfied the performance condition vested on February 27, 2023 (50%) and will vest on February 27, 2024 (50%), subject to the executive officer’s continued service through the applicable vesting date.
(7)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership (for Messrs. Power, Wright, Sharp and Stein) and RSUs (for Mr. Dyer)) that vested on February 27, 2021 (25%), February 27, 2022 (25%) and February 27, 2023 (25%) and will vest on February 27, 2024 (25%), subject to the executive officer’s continued service through the applicable vesting date.
(8)	Performance-based Transaction Awards (consisting of Class D Units in our Operating Partnership (for Messrs. Power, Wright, Sharp and Stein) and RSUs (for Mr. Dyer)) that vest based on the attainment of performance metrics related to the successful integration of the combination between the Company and Interxion during the performance period commencing on April 1, 2020, subject to the executive officer’s continued service through March 31, 2023. Amounts shown assume the Company’s achievement of the maximum level of performance.
(9)	Performance-based long-term incentive units (consisting of Class D Units in our Operating Partnership (for Messrs. Power, Wright, Sharp and Stein) and RSUs (for Mr. Dyer)) that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2021 to December 31, 2023. Performance-based long-term incentive units and RSUs that satisfy the performance condition will vest on February 27, 2024 (50%) and February 27, 2025 (50%), subject to the executive officer’s continued service through the applicable vesting date. Amounts shown assume the Company’s achievement of the threshold level of performance.
(10)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership (for Messrs. Power, Wright, Sharp and Stein) and RSUs (for Mr. Dyer)) that vested on February 27, 2022 (25%) and February 27, 2023 (25%) and will vest in equal amounts (25%) on each of February 27, 2024 and February 27, 2025, subject to the executive officer’s continued service through the applicable vesting date.
(11)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership) that vested on February 27, 2022 (50%) and February 27, 2023 (50%). These units were granted to Messrs. Power, Wright and Stein in connection with their elections to receive a percentage of their 2020 annual incentive bonuses in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program.
(12)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership (for Messrs. Power, Wright, Sharp and Stein) and RSUs (for Mr. Dyer)) that vested on February 27, 2023 (25%) and will vest in equal amounts (25%) on February 27, 2024, February 27, 2025 and February 27, 2026, subject to the executive officer’s continued service through the applicable vesting date.
(13)	Performance-based long-term incentive units (consisting of Class D Units in our Operating Partnership (for Messrs. Power, Wright, Sharp and Stein) and RSUs (for Mr. Dyer)) that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2022 to December 31, 2024. Performance-based long-term incentive units and RSUs that satisfy the performance condition will vest on February 27, 2025 (50%) and February 27, 2026 (50%), subject to the executive officer’s continued service through the applicable vesting date. Amounts shown assume the Company’s achievement of the threshold level of performance.
(14)	Performance-based long-term incentive units (consisting of Class D Units in our Operating Partnership (for Messrs. Power, Wright, Sharp and Stein) and RSUs (for Mr. Dyer)) that vest based on the growth in Core FFO during the performance period from January 1, 2022 to December 31, 2024. Performance-based long-term incentive units and RSUs that satisfy the performance condition will vest on February 27, 2025 (50%) and February 27, 2026 (50%), subject to the executive officer’s continued service through the applicable vesting date. Amounts shown assume the Company’s achievement of the threshold level of performance.
(15)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership) that vested on February 27, 2023 (50%) and will vest on February 27, 2024 (50%) for Messrs. Power, Wright, Sharp and Stein, subject to the executive officer’s continued service through the applicable vesting date. These units were granted to Messrs. Power, Wright, Sharp and Stein in connection with their elections to receive a percentage of their 2021 annual incentive bonuses in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program.

Each of Messrs. Power, Wright and Dyer elected to receive 100% of his annual incentive bonus for 2022 in the form of unvested profits interest units or, for Mr. Dyer, unvested RSUs (with a 25% premium value) and Mr. Sharp elected to receive 100% of his annual incentive bonus for 2022 in the form of vested profits interest units, in lieu of cash, under the Equity Election Program. Such profits interest units and RSUs were not granted until March 2023 after their final 2022 annual incentive bonus amounts were determined and are, therefore, not reflected in the table above.

In 2020, in order to reward our named executive officers for their efforts in closing the Interxion combination and to incentivize them to integrate the Interxion business with the Company’s business, the Compensation Committee granted one-time awards to certain of our named executive officers, subject to the closing of the Interxion combination (collectively, the Transaction Awards).

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Option Exercises and Stock Vested

The following table provides the number of shares of our Common Stock subject to equity awards, including long-term incentive units and RSUs, which vested during 2022, and the value realized by our named executive officers on vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)	(1)
Andrew P. Power President & Chief Executive Officer; Former Chief Financial Officer	52,647		7,223,721
Gregory S. Wright Chief Investment Officer	15,645		1,762,875
Corey J. Dyer Chief Revenue Officer	10,722		1,474,632
Christopher Sharp Chief Technology Officer	20,437		2,703,324
A. William Stein Former Chief Executive Officer	161,234	(2)	21,461,985	(2)
(1)	Value realized on vesting of long-term incentive units and RSUs is calculated based on the per share closing market price of our Common Stock on the vesting dates of such units and RSUs and, for long-term incentive units, assumes those units were exchanged for Common Stock and sold on that date.
(2)	Amounts include accelerated vesting of long-term incentive units awards in connection with the termination of Mr. Stein’s employment, pursuant to his employment agreement with the Company.

Nonqualified Compensation

The following table provides certain information relating to the participation of our named executive officers in our Deferred Compensation Plan during 2022. Mr. Stein was the only named executive officer who participated in our Deferred Compensation Plan during 2022. No named executive officers contributed to our Deferred Compensation Plan during 2022.

Name	Executive contributions in last FY ($)	(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
A. William Stein Former Chief Executive Officer	—		—	(1,323,053)	—	6,391,098

(1)	Mr. Stein did not contribute to the Deferred Compensation Plan in 2022.

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Deferred Compensation Plan

We maintain the Digital Realty Trust, Inc. Deferred Compensation Plan (as amended, the Deferred Compensation Plan), under which eligible employees, including our named executive officers, are permitted to defer receipt of up to 100% of their base salary, bonus and/or commissions earned on or after January 1, 2014.

The amounts deferred under the Deferred Compensation Plan are deemed to be invested in investment alternatives chosen by the participant from a range of choices established by our Compensation Committee. The balances of participant accounts are adjusted to reflect the gains or losses that would have been obtained if the participant contributions had actually been invested in the applicable investment alternatives.

Participants may elect to defer the distribution of their account balances until the occurrence of a specified future date or event, including: (i) a future year specified by the participant, (ii) the participant’s termination of employment, (iii) the participant’s death or disability, or (iv) a change in control of the Company. Participants may also elect whether to receive distributions of their account balances in a single lump-sum amount or in annual installments to be paid over a period of two to ten years. In addition, if a participant elects to receive a distribution of his or her account balance upon a termination of employment, the participant may elect whether his or her distributions will be made or commence, as applicable, in the second through tenth calendar years following such termination of employment (a Post-Separation Election).

Payment of a participant’s account will be made or commence, as applicable, as follows: (i) in the case of a specified year, on the Company’s first regular payroll date to occur during the month of July (the Payment Date) of the year specified by the participant, (ii) in the case of a termination of employment, on the Payment Date occurring during the year immediately following such termination of employment or, if the participant has made a Post-Separation Election, on the Payment Date occurring during the second through tenth year (as applicable) following such termination of employment, (iii) in the case of death or disability, on the Payment Date occurring during the year immediately following such death or disability, as applicable, or (iv) in the case of a change in control of the Company, as soon as possible following the change in control. If a participant selects more than one distribution event, payments will be made or commence, as applicable, on the earliest selected distribution event to occur.

The Deferred Compensation Plan is administered by our Compensation Committee, which has the authority to appoint or delegate the administration of the plan to another individual or sub-committee. The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. A “rabbi trust” has been established to satisfy our obligations under the Deferred Compensation Plan.

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Potential Payments upon Termination or Change in Control

Our named executive officers are entitled to severance payments and benefits upon qualifying terminations of employment, including in connection with a “change in control” of the Company, pursuant to the terms of their respective Employment Agreements or Severance Agreements (as applicable), as summarized below. The description below summarizes the severance terms of the Employment Agreement or Severance Agreement in effect for each named executive officer (other than Mr. Stein) as of December 31, 2022. Please see “Executive Compensation—Compensation Discussion and

Analysis—Elements of Compensation—Long-Term Incentive Compensation—2022 Long-Term Incentive Awards—Performance-Based Long-Term Incentive Awards” above for additional information regarding the treatment of long-term incentive awards upon a named executive officer’s termination of employment and/or a change in control of the Company.

The summary below also describes the severance payments and benefits provided to Mr. Stein in connection with his termination of employment with us in December 2022.

Employment Agreements

Under the Employment Agreements with each of Messrs. Power and Wright, upon a termination of employment by us without “cause” or by the named executive officer for “good reason” (each as defined in the respective Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will be entitled to receive:

(i)	a lump-sum severance payment within 30 days after the date of such termination in an amount equal to (A) one times (or two times in the event such termination occurs within 12 months after a change in control of the Company (as defined in the 2014 Plan)) the sum of his then-current annual base salary and his target annual bonus for the fiscal year in which the termination date occurs, plus (ii) a prorated portion of his target annual bonus for the partial fiscal year in which the termination date occurs (the stub year bonus), plus (iii) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus (if any), if determined, or the target bonus if such annual bonuses have not yet been determined (in either case, the prior year bonus);
(ii)	Company-subsidized healthcare coverage for up to 12 months following such termination;
(iii)	outplacement services for 12 months following such termination;
(iv)	with respect to any long-term incentive awards that are held by the named executive officer and subject to vesting based on continued employment, such awards will vest with respect to the number of units underlying the award that would have vested during the 12-month period immediately following such termination (had the named executive officer remained continuously employed through such period); provided, that if such termination occurs within 12 months after a change in control of the Company, such awards will vest in full; and
(v)	with respect to any long-term incentive awards that are held by the named executive officer and subject to vesting based on the satisfaction of performance goals, including any performance-based long-term incentive awards, such awards will be treated as provided in the applicable award agreements.

The Employment Agreements with Messrs. Power and Wright further provide that upon a termination of the named executive officer’s employment due to the death or disability, he will be entitled to receive (x) a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) his then-current annual base salary, (ii) his target annual bonus for the year of termination, (iii) the stub year bonus and (iv) the prior year bonus, if any; and (y) full vesting of all outstanding equity-based awards subject to vesting based solely on continued employment. Any outstanding performance-based vesting awards will, following the completion of the applicable performance period, vest with respect to the total number of shares or units (as applicable) subject thereto that satisfy the applicable performance conditions.

Each Employment Agreement additionally provides that in the event of Messrs. Power’s or Wright’s retirement (as defined in the respective Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, the applicable named executive officer will be entitled to receive (i) a lump-sum severance payment within 30 days after the date of such retirement in an amount equal to the sum of (x) the stub year bonus plus (y) the prior year bonus, if any, and (ii) Company-subsidized healthcare coverage for up to 36 months following termination. In addition, in connection with such retirement, the named executive officer will enter into a consulting agreement with us pursuant to which

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he will provide us with support on matters that would normally involve the position and role last held by him prior to such retirement, litigation support and senior client relationship management services and, if he continues to provide services to us following his retirement, his long-term incentive awards will continue to vest during such service period.

Each Employment Agreement provides that, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the named executive officer than receiving the full amount of such payments.

Severance Agreements

The Severance Agreements with Messrs. Dyer and Sharp provide that if the named executive officer’s employment is terminated without “cause” or by the applicable named executive officer for “good reason” or due to his death or “disability” (each as defined in the applicable Severance Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will become eligible to receive:

(i)	a lump-sum severance payment within 60 days after the date of such termination in an amount equal to (A) one times (or, if such termination occurs 60 days before or two years after a change in control, two times) the sum of his then-current annual base salary and his target annual bonus for the fiscal year in which the termination date occurs, plus (ii) the stub year bonus, plus (iii) the prior year bonus, if any;
(ii)	Company-subsidized healthcare coverage for up to 12 months following termination;
(iii)	upon a termination by the Company without cause or by the named executive officer for good reason only, Company-paid outplacement services for 12 months following his termination; and
(iv)	any outstanding Company equity-based awards then-held by the named executive officer will be treated as provided in the applicable Company equity incentive plans and award agreements.

Under the Severance Agreements, in the event of Messrs. Dyer’s or Sharp’s retirement (as defined in the applicable Severance Agreement), then, subject to the applicable named executive officer’s execution and non-revocation of a general release of claims and entrance into a consulting agreement (as defined in the applicable Severance Agreement) with the Company (pursuant to which he will provide support on matters that would normally involve his position and role, litigation support and senior client relationship management services to the Company), he will be entitled to receive Company-paid healthcare coverage for up to 12 months following retirement and his outstanding equity-based awards will continue to vest during the term of the consulting agreement.

Each Severance Agreement also provides that, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the named executive officer than receiving the full amount of such payments.

Stein Termination

Effective December 13, 2022, Mr. Stein’s role as Chief Executive Officer of the Company ended and, on December 31, 2022, Mr. Stein’s employment with the Company was terminated without “cause” (as defined in his Employment Agreement).

In connection with such termination of employment, pursuant to his Employment Agreement, Mr. Stein became entitled to receive the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants:

(i)	a lump-sum severance payment, payable within 30 days after the date of termination, in an amount equal to the sum of (x) two times the sum of his then-current annual base salary plus the average annual bonus earned by Mr. Stein during the three fiscal years preceding 2022, and (y) a prorated target annual bonus for the fiscal year in which his termination occurred;
(ii)	Company-subsidized healthcare coverage for up to 18 months following termination;
(iii)	outplacement services for 12 months following termination; and
(iv)	(a) any long-term incentive awards held by Mr. Stein that were subject to vesting based on continued employment vested with respect to the number of units that would have vested during the 12-month period immediately following his termination (had Mr. Stein remained continuously employed through such period) and (b) any awards held by Mr. Stein that were subject to vesting based on the satisfaction of performance goals, including any performance-based long-term incentive units, are governed by the terms of the applicable award agreement.

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Estimated Potential Payments

The following table sets forth estimates of the payments that would be made to our named executive officers in the event that a qualifying termination of employment and/or a change in control occurs, assuming that the triggering event took place on December 31, 2021. For Mr. Stein, amounts shown reflect the actual severance payments and benefits provided to Mr. Stein in connection with the termination of his employment without cause in 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by our named executive officers during their employment that are available to all salaried employees. “PIUs” are profits interest units of the Operating Partnership, including time-based profits interest units and performance-based Class D Units.

Name and Principal Position	Without Cause or for Good Reason (without Change in Control)(1)	Death or Disability(2)	Without Cause or Good Reason (with Change in Control)(3)	Occurrence of Change in Control(4)(5)	Retirement(6)
Andrew P. Power, President & Chief Executive Officer; Former Chief Financial Officer(7)
Severance Payment	$4,000,000	$4,000,000	$6,400,000	$0	$0
Unvested PIUs(8)	5,140,837	5,004,275	12,849,801	4,933,336	0
Health Insurance	21,278	0	21,278	0	0
Gregory S. Wright, Chief Investment Officer(7)
Severance Payment	2,187,500	2,187,500	3,593,750	0	0
Unvested PIUs(8)	2,308,564	3,625,262	8,081,862	1,512,328	0
Health Insurance	21,278	0	21,278	0	0
Corey J. Dyer, Chief Revenue Officer(7)
Severance Payment	1,575,000	1,575,000	2,625,000	0	0
Unvested RSUs(8)	2,073,502	2,905,323	4,967,248	2,083,410	0
Health Insurance	0	0		0	0
Christopher Sharp, Chief Technology Officer(7)
Severance Payment	1,425,000	1,425,000	2,375,000	0	0
Unvested PIUs(8)	2,415,371	3,645,316	5,375,475	2,362,584	0
Health Insurance	21,278	0	21,278	0	0
A. William Stein, Former Chief Executive Officer(7)
Severance Payment	10,691,958	0	0	0	0
Unvested PIUs(8)	11,954,909	0	0	0	0
Health Insurance	41,966	0	0	0	0
(1)	Performance-based equity awards that are subject to completion of the applicable three-year performance period are reflected: (a) assuming the actual level of the performance condition as of December 31, 2022 for each such award and (b) prorated for the portion of the three-year performance period completed as of December 31, 2022. Unvested time-based equity awards are subject to vesting of that portion of the award that would have become vested in the 12 months after December 31, 2022.
(2)	With respect to long-term incentive awards, amounts represent the value associated with the accelerated vesting of such awards upon a termination of employment due to the named executive officer’s death or disability or, for Messrs. Dyer and Sharp only, a termination of employment due disability. Upon a termination of employment due to Messrs. Dyer’s or Sharp’s death, the value associated with the accelerated vesting of such awards would be $4,697,248 and $5,375,475 respectively.
(3)	Performance-based equity awards that are subject to completion of the applicable three-year performance period are reflected assuming achievement at the actual level of the performance condition as of December 31, 2022 for each such award. Unvested time-based equity awards will vest in full.
(4)	The amounts payable that are reflected in this column with respect to the acceleration of each named executive officer’s equity awards, as applicable, will only be paid once upon the occurrence of a change in control and not again in the event of a subsequent termination of employment.
(5)	Performance-based equity awards that are subject to completion of the applicable three-year performance period are reflected assuming achievement at the actual level of the performance condition as of December 31, 2022 for each such award. Unvested time-based equity awards will not vest.
(6)	None of our named executive officers were entitled to receive retirement benefits under their Employment Agreements or Severance Agreements as of December 31, 2022. For a summary of the payments and benefits such named executive officers would become entitled to receive upon retirement, please see “—Employment Agreements” and “—Severance Agreements” above.
(7)	Each of the Employment Agreements and the Severance Agreements also provides for outplacement counseling services for a period of 12 months following a termination without cause or for good reason, which we estimate to be a cost of approximately $16,500 per executive officer.
(8)	The treatment of unvested equity awards is set forth in the Employment Agreements, the Severance Agreements or in the applicable equity award agreements, as applicable, with our named executive officers.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Power, our Chief Executive Officer as of December 31, 2022. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

As of December 31, 2022, our last completed fiscal year:

•	the annual total compensation of the employee who represented our median compensated employee (excluding, from such determination, our CEO) was $103,040; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $6,835,895.

Based on this information, for 2022, the annual total compensation of our CEO was approximately 66 times the annual total compensation of our median employee (excluding, from such determination, our CEO). As noted above, Mr. Power’s annual base salary and target and maximum annual bonus opportunities were increased in connection with his appointment as our CEO, effective as of December 13, 2022.

Determining the Median Employee

The Company used our employee population data as of December 31, 2022 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 3,392 full- and part-time individuals, with approximately 43% of these individuals located in the United States. For purposes of determining the Company’s median employee, the Company did not exclude any non-U.S. employees.

To identify the median employee from our employee population, we used salary, bonus (including commissions) plus equity compensation (as reflected in our payroll and HR system records) actually paid or earned during 2022. In identifying the median employee, we annualized base pay of all permanent employees who were new hires in 2022 or on leave of absence in 2022 and we did not make any cost-of-living adjustments. Earnings of our employees outside the U.S. were converted to U.S. dollars using exchange rates as of December 31, 2022.

The employee used for purposes of calculating the ratio of the annual total compensation of the employee who represents our median compensated employee (excluding, from such determination, our CEO) to the annual total compensation of our CEO is a full-time employee located in the United States.

Our median employee’s annual total compensation in 2022 was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2022 in our Summary Compensation Table included in this Proxy Statement.

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2023 Compensation

In February 2023, the Compensation Committee approved the following components of 2023 compensation for our named executive officers:

2023 Salary and Bonus Levels

		Annual Bonus as a % of 2023 Salary
Name	2023 Salary	Threshold	Target	Maximum
Andrew P. Power	$800,000	100%	200%	400%
Gregory S. Wright	$625,000	62.5%	125%	250%
Corey J. Dyer*	$525,000	50%	100%	200%
Christopher Sharp	$475,000	50%	100%	200%

*	Amount in the table above is shown in U.S. dollars but was or will be paid in Canadian dollars.

2023 Long-Term Equity Awards

In April 2023, the Compensation Committee granted performance-based long-term incentive awards to our named executive officers, consisting of Class D Units in our Operating Partnership for each of our named executive officers (other than Mr. Dyer) and RSUs for Mr. Dyer. The performance-based long-term incentive awards are subject to performance-based vesting on a multi-year performance period, subject to the named executive officer’s continued service. The performance condition of the awards is based on net operating income growth over a period of three years commencing on January 1, 2023 and ending on December 31, 2025 or, if earlier, ending on the date on which a change in control of the Company occurs (as defined in the 2014 Plan). Depending on the level of achievement of the performance metric, performance vesting for each named executive officer can range from 0% to 100%, with specified performance vesting percentages assigned to threshold, target and high levels of achievement and straight-line linear interpolation in between such levels. These awards were granted to the named executive officers in addition to performance-based awards that vest based on total stockholder return over the performance period measured relative to the MSCI US REIT Index and time-based awards.

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Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the following table sets forth information regarding executive compensation for our current Chief Executive Officer and former Chief Executive Officer (referred to in this discussion as our principal executive officers or “PEOs”) and our NEOs other than our PEOs (our “Non-PEO NEOs”) and Company performance for the fiscal years listed below.

	Summary	Summary			Average Summary	Average	Value of Initial Fixed $100 Investment based on:(4)
Year	Compensation Table Total for A. William Stein(1) ($)	Compensation Table Total for Andrew P. Power(1) ($)	Compensation Actually Paid to A. William Stein(1)(2)(3) ($)	Compensation Actually Paid to Andrew P. Power(1)(2)(3) ($)	Compensation Table Total for Non-PEO NEOs(1) ($)	Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Thousands)	Core Funds From Operations(5)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	23,695,471	6,835,895	(14,083,891)	(6,498,305)	4,415,342	(1,811,344)	92.96	99.82	336,960	6.70
2021	17,139,601	—	30,533,169	—	6,067,449	7,770,066	157.39	132.23	1,681,498	6.53
2020	17,789,395	—	40,467,482	—	5,765,543	9,310,477	120.46	92.43	263,342	6.21

(1)	Mr. Stein was our PEO from November 24, 2014 to December 13, 2022. Mr. Power has served as our PEO since December 13, 2022. The individuals comprising the Non-PEO NEOs for each year presented in the table above are listed below.

2020	2021	2022
Andrew P. Power	Andrew P. Power	Gregory S. Wright
Gregory S. Wright	David C. Ruberg	Corey J. Dyer
Erich J. Sanchack	Gregory S. Wright	Christopher Sharp
Christopher Sharp	Corey J. Dyer

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s PEOs or Non-PEO NEOs. These amounts reflect the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal years with certain adjustments as described in footnote 3 below.

A. William Stein
Year	Summary Compensation Table Total for A. William Stein ($)	Exclusion of Amounts Reported under the “Stock Awards” Column of the Summary Compensation Table for A. William Stein ($)	Inclusion of Equity Values for A. William Stein ($)(a)	Compensation Actually Paid to A. William Stein ($)
2022	23,695,471	(10,999,616)	(26,779,746)	(14,083,891)
2021	17,139,601	(13,980,400)	27,373,968	30,533,169
2020	17,789,395	(14,999,517)	37,677,604	40,467,482

Andrew P. Power
Year	Summary Compensation Table Total for Andrew P. Power ($)	Exclusion of Amounts Reported under the “Stock Awards” Column of the Summary Compensation Table for Andrew P. Power ($)	Inclusion of Equity Values for Andrew P. Power ($)(a)	Compensation Actually Paid to Andrew P. Power ($)
2022	6,835,895	(5,758,784)	(7,575,416)	(6,498,305)

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Non-PEO NEOs
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Amounts Reported under the “Stock Awards” Column of the Summary Compensation Table for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)(a)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2022	4,415,342	(3,567,012)	(2,659,674)	(1,811,344)
2021	6,067,449	(4,429,926)	6,132,543	7,770,066
2020	5,765,543	(4,116,956)	7,661,890	9,310,477

(a)	The amounts in the “Inclusion of Equity Values” column in the tables above are derived from the amounts set forth in the following tables:

A. William Stein
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Fiscal Year End (determined as of Fiscal Year End) for A. William Stein ($)	Change in Fair Value from Prior Fiscal Year End to Fiscal Year End of Unvested Equity Awards Granted During Any Prior Fiscal Year for A. William Stein ($)	Change in Fair Value from Prior Fiscal Year End to Vesting Date of Equity Awards Granted During Any Prior Fiscal Year that Vested During Fiscal Year for A. William Stein ($)	Fair Value at Prior Fiscal Year End of Equity Awards Forfeited During Fiscal Year for A. William Stein ($)	Total - Inclusion of Equity Values for A. William Stein ($)
2022	1,487,322	(18,222,278)	(5,546,154)	(4,498,636)	(26,779,746)
2021	13,921,936	13,044,538	407,494	0	27,373,968
2020	16,046,309	16,750,496	4,880,799	0	37,677,604

Andrew P. Power
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Fiscal Year End (determined as of Fiscal Year End) for Andrew P. Power ($)	Change in Fair Value from Prior Fiscal Year End to Fiscal Year End of Unvested Equity Awards Granted During Any Prior Fiscal Year for Andrew P. Power ($)	Change in Fair Value from Prior Fiscal Year End to Vesting Date of Equity Awards Granted During Any Prior Fiscal Year that Vested During Fiscal Year for Andrew P. Power ($)	Fair Value at Prior Fiscal Year End of Equity Awards Forfeited During Fiscal Year for Andrew P. Power ($)	Total - Inclusion of Equity Values for Andrew P. Power ($)
2022	3,283,254	(8,841,224)	(2,017,446)	0	(7,575,416)

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Non-PEO NEOs
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Fiscal Year End (determined as of Fiscal Year End) for Non-PEO NEOs ($)	Average Change in Fair Value from Prior Fiscal Year End to Fiscal Year End of Unvested Equity Awards Granted During Any Prior Fiscal Year for Non-PEO NEOs ($)	Average Change in Fair Value from Prior Fiscal Year End to Vesting Date of Equity Awards Granted During Any Prior Fiscal Year that Vested During Fiscal Year for Non-PEO NEOs ($)	Average Fair Value at Prior Fiscal Year End of Equity Awards Forfeited During Fiscal Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	2,065,288	(4,224,591)	(500,371)	0	(2,659,674)
2021	4,153,553	2,111,727	(132,737)	0	6,132,543
2020	4,322,929	2,916,932	422,029	0	7,661,890
(3)	Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely time-vesting RSU and profits interest unit awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based RSU and Class D Unit awards (excluding any market-based awards), the same valuation methodology as the time-vesting awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for market-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award, including the expected volatility of our stock price relative to the applicable comparative index and a risk-free interest rate derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the applicable period.
(4)	Represents the cumulative total stockholder return of the MSCI US REIT Index (“Peer Group TSR”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Company’s and our Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the MSCI US REIT Index, respectively, assuming that all dividends (if any) were reinvested. Historical stock performance is not necessarily indicative of future stock performance.
(5)	We determined Core FFO to be our most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2022. Core FFO may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Core Funds From Operations

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Core FFO during the three most recently completed fiscal years. Core FFO is a non-GAAP measure. For a definition of Core FFO, please see the Appendix.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Core Funds From Operations Per Share

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to our Peer Group TSR over the same period.

Comparison of Cumulative TSR of Digital Realty Trust, Inc. and
MSCI US REIT Index

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Tabular List of Most Important Financial and Non-Financial Performance Measures

The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and Non-PEO NEOs for 2022 to Company performance. The measures in this table are not ranked.

Core FFO
Relative TSR
Revenue

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Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified non-employee directors to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that directors spend in fulfilling their duties to our Company as well as the skill level we require of members of our Board.

Cash Compensation

The following tables show the annual cash retainers and Board committee fees for our non-employee directors under our director compensation program in 2022.

Annual Cash Retainers for Non-Employee Directors	Annual Fee
Board Member	$85,000
Board Chair(1)	$50,000

(1)	In addition to the Board Member annual cash base retainer.

	Annual Fee
Board Committee Fees	Chair	Member
Audit Committee	$35,000	$20,000
Compensation Committee	$30,000	$15,000
Nominating and Corporate Governance Committee	$25,000	$15,000

Director Election Program

In November 2018, the Board adopted a program pursuant to which non-employee directors may elect to receive all or a portion of their cash retainers and committee fees otherwise payable in cash in any combination of (i) cash or (ii) fully-vested profits interest units of our Operating Partnership, having a value (based on the Company’s closing share price on the date of grant) equal to 100% of the cash retainer and committee fee amounts subject to the election. Under this program, the following non-employee directors elected to receive fully-vested profits interest units in lieu of their 2022 cash retainers.

Director	Percent of Annual Fee	Profits Interest Units (#)
Alexis Black Bjorlin	100%	819
Laurence A. Chapman	85%	857
VeraLinn Jamieson	100%	778
Dennis E. Singleton	100%	778

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Equity Compensation

The Company’s 2014 Plan currently provides for formulaic grants of long-term incentive units to non-employee directors as follows:

•	Pro Rata Grant. Commencing as of the date of the 2021 Annual Meeting of Stockholders, each person who first becomes a non-employee director on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming a non-employee director, be granted a number of long-term incentive units equal to the product of (A) the quotient obtained by dividing (x) $190,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of whole months that have elapsed since the immediately preceding annual meeting of stockholders by (y) 12. In addition to the foregoing pro-rata grant, if applicable, each person who first becomes the Board Chair on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming the Board Chair, be granted a number of long-term incentive units equal to the product of (A) the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of whole months that have elapsed since the immediately preceding annual meeting of stockholders by (y) 12. The awards will vest in full on the earlier of (i) the first anniversary of the date of grant or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to the director’s continued service with the Company until the applicable vesting date.
•	Annual Grant. Commencing as of the date of the 2021 Annual Meeting of Stockholders, each person who first becomes a non-employee director at an annual meeting of stockholders and each person who otherwise continues to be a non-employee director immediately following such annual meeting will, on the date of such annual meeting, be granted a number of long-term incentive units equal to the quotient obtained by dividing (x) $190,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. In addition to the foregoing annual grant, each person who first becomes Board Chair at an annual meeting of stockholders or such person who otherwise continues to be the Board Chair immediately following such annual meeting as applicable will, on the date of such annual meeting, be granted a number of long-term incentive units equal to the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. A director who is also an employee of the Company who subsequently incurs a termination of employment and remains on the Board will not receive a pro-rata grant, but, to the extent such director is otherwise eligible, will receive annual grants after such termination of such director’s status as an employee. The awards will vest in full on the earlier of (i) the first anniversary of the date of grant or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to the director’s continued service with the Company until the applicable vesting date.

Each non-employee director may elect in advance to receive in lieu of his or her annual long-term incentive unit award an equivalent number of shares in the form of restricted stock, subject to the same vesting schedule as described for the pro rata grant and annual grant of long-term incentive units. If a non-employee director does not qualify as an “accredited investor” within the meaning of Regulation D of the Securities Act on the date of any grant of long-term incentive units to such director, then the director will not receive such grant of long-term incentive units, and in lieu thereof will automatically be granted an equivalent number of shares in the form of restricted stock, subject to the same vesting schedule as described for the pro rata grant and annual grant of long-term incentive units.

Subject to certain limitations, our directors may make contributions to eligible charitable organizations and, under our Matching Gifts Program, the Company will match the contributions up to $5,000 for each director.

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The table below summarizes the compensation we paid to our non-employee directors during the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
Mary Hogan Preusse	143,750		281,515	—		425,265
Alexis Black Bjorlin	104,887	(4)	189,900	4,900	(5)	299,687
Laurence A. Chapman	131,071	(4)	289,960	5,000	(5)	426,031
VeraLinn Jamieson	99,636	(4)	189,900	—		289,536
Kevin J. Kennedy	115,000		189,900	—		304,900
William G. LaPerch	120,000		189,900	—		309,900
Jean F.H.P. Mandeville	105,000		189,900	—		294,900
Afshin Mohebbi	120,000		189,900	—		309,900
Mark R. Patterson	115,000		189,900	—		304,900
Dennis E. Singleton	99,636	(4)	189,900	—		289,536

(1)	As of December 31, 2022, the members of the Audit Committee were Messrs. Mohebbi (Chair), LaPerch and Mandeville and Ms. Bjorlin, the members of the Compensation Committee were Messrs. Kennedy (Chair), Patterson and Singleton and Ms. Hogan Preusse and the members of the Nominating and Corporate Governance Committee were Mses. Hogan Preusse (Chair) and Jamieson and Messrs. Chapman, LaPerch and Patterson.
(2)	The amounts in this column represent the full grant date fair value of annual grants of long-term incentive units and restricted stock (in the case of Mr. Mandeville) granted on June 3, 2022 in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2022, refer to Note 16 to the Company’s and Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2022, included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022.
(3)	The aggregate number of vested long-term incentive units or restricted stock (in the case of Mr. Mandeville) held by each of our non-employee directors as of December 31, 2022 is set forth in the table below:

Mary Hogan Preusse	6,553
Alexis Black Bjorlin	5,158
Laurence A. Chapman	12,416
VeraLinn Jamieson	4,884
Kevin J. Kennedy	6,541
William G. LaPerch	5,208
Jean F.H.P. Mandeville	2,728
Afshin Mohebbi	7,623
Mark R. Patterson	8,119
Dennis E. Singleton	34,275

(4)	The amounts shown include the value associated with the directors’ election to receive fully-vested profits interest units in lieu of all or a portion of their 2022 cash retainers, under the Director Equity Election Program.
(5)	The amounts shown include contributions made by the Company to eligible charitable organizations under our Matching Gifts Program.

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Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines for the Board and certain executive officers of the Company, as described below:

	CEO	CEO’s Direct Reports	Certain Other Executive Officers	Non-employee Directors
Ownership Guidelines by Position	6.0x base salary	3.0x base salary	1.5x base salary	5.0x Value of cash retainer/fees paid in prior year

Executive officers and directors subject to the Stock Ownership Guidelines are required to meet the applicable ownership levels within five years after first becoming subject to the Stock Ownership Guidelines.

Anti-Hedging and Anti-Pledging Policy

Executive officers and members of the Board may not directly or indirectly engage in capital transactions intended to hedge or offset the market value of Company stock owned by them. Pledging the Company’s securities as collateral to secure loans is also prohibited, unless approved in advance in writing by the Company’s Securities Compliance Office. All of our executive officers and members of the Board are in compliance with this policy.

Compensation Risk Assessment

The Company believes that our compensation policies and practices appropriately balance near-term performance with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In 2022, the Company’s management conducted an extensive review of the design and operation of our compensation program and their findings were presented to the Compensation Committee. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Equity Compensation Plans

The following table provides information with respect to shares of our Common Stock that may be issued under our existing equity compensation plans as of December 31, 2022.

	(a)	(b)	(c)	(d)
Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of Restricted Stock Units and Common Stock issuable upon redemption of outstanding long-term incentive units, Class C Units and Class D Units(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (c))(2)
Equity compensation plans approved by stockholders(3)	N/A	$ N/A	3,286,033	20,708,715
Equity compensation plans not approved by stockholders	N/A	N/A	N/A	N/A

(1)	The number of unvested full-value awards is 982,395. Full-value awards are comprised of RSUs and long-term incentive units (including Class D units).
(2)	Includes shares available for future grants of stock options, RSUs and other stock-based awards and shares issuable upon redemption of long-term incentive units available to be granted under the 2014 Plan.
(3)	Consists of our 2014 Plan, our First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended, and our Employee Stock Purchase Plan, as amended (ESPP). As of December 31, 2022, there were 15,761,697 shares available for issuance under the ESPP and 760,200 shares subject to purchase during the purchase period that included December 31, 2022. The number of shares available for issuance under the ESPP will automatically increase on the first day of each calendar year (ending with 2025) in an amount equal to the lesser of (i) one percent (1%) of the shares outstanding on the last day of the immediately preceding fiscal year, and (ii) such smaller number as determined by the Board.

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Proposal 3: Advisory Non-Binding Vote on Executive Compensation

Background

We are asking stockholders to vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this Proxy Statement (a Say-on-Pay vote).

Following our 2017 Annual Meeting of Stockholders, at which a majority of the votes cast by our stockholders was in favor of holding a Say-on-Pay vote every year, the Board determined that the Company would hold a non-binding, advisory vote on the compensation of our named executive officers every year, unless the Board subsequently modified its policy. This year we are also asking stockholders to vote upon a proposal to approve, on a non-binding, advisory basis, the frequency of future Say-on-Pay votes to occur (and we are recommending that they vote to hold a Say-on-Pay vote) every year (annually). Following our 2023 Annual Meeting, the next frequency advisory vote is anticipated to occur no later than the 2029 Annual Meeting of Stockholders.

Summary

At our 2022 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with approximately 89% of the votes cast in favor of the Say-on-Pay proposal. We believe this affirms our stockholders’ support of our approach to executive compensation.

As described more fully in the Compensation Discussion and Analysis, or CD&A, section of this Proxy Statement, the compensation program for our named executive officers is designed to attract, retain and motivate experienced and talented executives who can help achieve the short-term and long-term performance goals of the Company designed to maximize stockholder value. The program seeks to align a significant portion of executive compensation with our performance on a short-term and long-term basis through a combination of annual base salaries, annual incentives through cash or, at the executive officer’s election, equity-based bonuses and long-term incentives through equity-based compensation. The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities.

Stockholders are urged to read the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, which discuss how our executive compensation program policies and practices implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

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Recommendation

The Board believes that the information provided above and within the CD&A section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

In accordance with Section 14A of the Exchange Act and the Board’s determination to hold a Say-on-Pay vote on an annual basis, and as a matter of good corporate governance, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. Unless the Board modifies its policy on the frequency of future Say-on-Pay votes following this year’s vote, the next Say-on-Pay vote will be held at the 2024 Annual Meeting of Stockholders assuming our stockholders vote to approve our Board’s recommendation of holding future Say-on-Pay vote every year.

The affirmative vote of a majority of the votes cast at the Annual Meeting for the adoption of this resolution is required to approve, on a non-binding, advisory basis, the compensation of the named executive officers disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3

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Proposal 4: Advisory Non-Binding Vote on The Frequency of Say-on-Pay Votes

Pursuant to Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to vote on a non-binding, advisory basis as to whether future votes on the compensation of our named executive officers (i.e., future Say-on-Pay votes) should occur every year, every two years or every three years. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. We last held an advisory vote on the frequency of future Say-on-Pay votes in 2017 and a majority of the votes cast by our stockholders was in favor of holding a Say-on-Pay vote every year. We have held Say-on-Pay votes on an annual basis since 2017.

Summary

After careful consideration, the Board recommends that future Say-on-Pay votes occur every year (annually). Our Board believes that holding a vote every year is the most appropriate option because it would enable our stockholders to continue to provide us with input regarding the compensation of our named executive officers on a timely basis.

Recommendation

Based on the factors discussed above, the Board has determined to recommend that future Say-on-Pay votes occur every year until the next frequency advisory vote. The next advisory vote on the frequency of holding a Say-on-Pay vote (after this year’s Annual Meeting) will occur no later than the 2029 Annual Meeting of Stockholders.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation, but rather to indicate their choice among these frequency options. Although the Board intends to consider the results of this advisory vote on the frequency of future Say-on-Pay votes held by the Company, the voting results are non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to the Company’s executive compensation programs.

In order for any of the three alternative frequencies to be approved, it must receive a majority of the votes cast on this proposal. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders.

The Board unanimously recommends a vote FOR future advisory votes on the compensation of our named executive officers on an annual basis

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Proposal 5: Stockholder Proposal Regarding Reporting on Concealment Clauses

Nia Impact Capital, on behalf of Nia Community Foundation, and Harrington Investments, Inc., on behalf of Kathleen C. Barry, have advised the Company that they intend to present the following stockholder proposal at the Annual Meeting. The address of the stockholders and the number of the Company’s securities that each stockholder owns will be provided to stockholders promptly upon receiving an oral or written request. If the stockholders or their qualified representative are present at the Annual Meeting and properly submit the stockholder proposal for a vote, then the proposal will be voted on at the Annual Meeting. In accordance with federal securities laws, the proposal is presented below as submitted by the stockholders and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

RESOLVED:

Shareholders of Digital Realty Trust, Inc. (“Digital Realty”) ask that the Board of Directors prepare a public report assessing the potential risks to the company associated with its use of concealment clauses in the context of harassment, discrimination and other unlawful acts. The report should be prepared at reasonable cost and omit proprietary and personal information.

SUPPORTING STATEMENT:

Concealment clauses are defined as any employment or post-employment agreement that Digital Realty asks employees or contractors to sign to limit their ability to discuss unlawful acts in the workplace, including harassment and discrimination. These can include non-voluntary arbitration agreements (including those with short opt-out periods early in employment), settlement agreements, and non-disclosure or non-disparagement agreements.

WHEREAS:

In June 2022, 45.59% percent of Digital Realty’s investors supported the request of this resolution. Since this high vote, the company has not released any additional information on its use of concealment clauses, nor has it agreed to a conversation with the resolution’s proponents.

It is appropriate to use concealment clauses in employment agreements to protect confidential corporate information. However, Digital Realty’s employment-related agreements may also prohibit workers from speaking publicly about harassment, discrimination, or other unlawful acts. Harassment and discrimination claims should not be kept confidential. If they are, investors cannot be confident in their knowledge of Digital Realty’s workplace culture.

Concealment clauses may limit employees’ remedies for wrongdoing, reduce employee willingness to report discrimination,(1) and prevent employees from learning about shared concerns. Concealment clause use may also create brand, legal, and human capital risks. Arbitration prevents class-action suits, which may allow a sense of impunity from companies with poorly implemented human capital management practices.

A healthy workplace culture is linked to strong returns. McKinsey found that companies in the top quartile for workplace culture post a return to shareholders 60 percent higher than median companies and 200 percent higher than organizations in the bottom quartile.(2)

Digital Realty operates under a quickly changing patchwork of state and federal laws related to the use of concealment clauses and may benefit from a consistent practice across all employees and contractors. As of November 21, 2022, “The Speak Out Act,” which limits non-disclosure agreements when sexual harassment is claimed, is

(1)	https://www.hnlr.org/2020/08/forced-into-employment-arbitration-sexual-harassment-victims-are-saying-metoo-and-beginning-to-fight-back-but-they-need-congressional-help/
(2)	https://www.mckinsev.com/business-functions/organization/our-insights/the-organization-blog/culture-4-kevs-to-why-it-matters

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expected to soon be signed into federal law by the President.(3) It joins existing federal legislation which ended the use of forced arbitration in workplace sexual assault and harassment cases.(4) Additionally, a number of states, including California, Maine, New York, and Washington, have reduced employers’ abilities to use of concealment clauses.

Investors seek assurance that missteps are not occurring at Digital Realty, hidden from view because of concealment clauses. Companies such as Alphabet,(5) Apple,(6) Microsoft,(7) and Salesforce,(8) among others, have moved away from the use of these clauses.

Board of Directors’ Statement in Opposition

Our Board has carefully considered this proposal and believes it is not in the best interests of the Company or its stockholders. Accordingly, our Board unanimously recommends a vote AGAINST this proposal for the following reasons.

Digital Realty does not generally utilize employment or post-employment agreements that limit the ability to discuss unlawful conduct in the workplace.

As the proposal acknowledges, “it is appropriate to use concealment clauses in employment agreements to protect confidential corporate information.” Digital Realty does in fact utilize confidentiality clauses in its employment and post-employment agreements to ensure the confidentiality of intellectual capital, trade secrets, and other non-public information about the Company’s business. However, Digital Realty’s standard employment and severance agreements do not include outright prohibitions on discussing unlawful conduct. For instance, the Company’s confidentiality clauses do not preclude an employee from filing a complaint directly with a federal, state, or local governmental or law enforcement agency, including the National Labor Relations Board (NLRB) and the Equal Employment Opportunity Commission (EEOC), or from disclosing factual information related to claims of sexual assault and/or sex-based harassment, discrimination or retaliation that was filed in a civil or administrative action. In light of recent federal and state legislation, including the “Speak Out Act,” the Company has reviewed its policies and practices to ensure compliance with such legislation. In addition, Digital Realty’s Harassment, Discrimination and Retaliation policy encourages employees to immediately report perceptions of harassment, discrimination, and unlawful acts.

The proposal’s assertions regarding arbitration and its impact on workplace conditions are inaccurate and unsubstantiated.

In addition to confidentiality clauses, the proposal includes arbitration agreements in its definition of “concealment clauses,” and claims that arbitration may limit employees’ remedies for wrongdoing. This is not correct. Digital Realty’s standard arbitration provision specifically states that the parties are entitled to all damages and other relief that would have been available in a court of law.

The proposal also claims that arbitration keeps misconduct secret. This is not true. The Company’s standard arbitration agreement does not include any restrictions on an employee’s ability to disclose the results of an arbitration.

Finally, the proposal claims that arbitration prevents employees from learning about shared concerns. This is also not true. The proponent fails to explain how arbitration keeps misconduct secret and prevents employees from learning about shared concerns when employees are allowed to generally disclose the results of an arbitration to other parties and retain the right to file a complaint directly with a federal, state, or local governmental or law enforcement agency, including the NLRB and the EEOC, the agency directly responsible for hearing claims related to harassment and discrimination.

(3)	https://www.forbes.com/sites/kimelsesser/2022/ll/16/congress-passes-law-restoring-victims-voices-banning-ndas-in-sexual-harassment-cases/
(4)	https://www.washingtonpost.com/politics/2022/03/03/biden-signs-new-law-ending-forced-arbitration-sex-assault-harassment/
(5)	https://www.sec.gov/Archives/edgar/data/1652044/000130817922000262/lgoog2022_defl4a.htm
(6)	https://www.sec.gov/Archives/edgar/data/320193/000119312522003583/d222670ddefl4a.htm
(7)	https://www.reuters.com/legal/litigation/microsoft-says-it-will-not-enforce-non-compete-clauses-us-employee-agreements-2022-06-08/
(8)	Salesforce Will Let Workers Break NDAs to Report Harassment, Discrimination (yahoo.com)

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The use of arbitration for employment-related claims provides benefits to both employers and employees.

Arbitration provisions are prevalent among employers for various reasons and they offer numerous benefits to both employers and employees. Arbitration offers adjudication of employee claims by an experienced jurist selected with both parties’ participation that is often quicker than trial. While the employer must pay the entire cost of the proceedings, this overall expediency benefits both parties with a fair resolution and a speedier return to their respective priorities without miring them in lengthy litigation. In addition, employees often seek arbitration to avoid prospective employers being made aware of their claims against former employers, and/or to avoid a public record of their private information. In fact, outside the United States, where the Company’s employment letters do not contain arbitration provisions, many countries use specialized proceedings similar to arbitration to adjudicate employee claims.

Digital Realty does not tolerate harassment or discrimination in any form.

Digital Realty fosters a strong culture of employee engagement and empowerment. We are committed to maintaining a diverse and inclusive workforce and do not tolerate harassment or discrimination in any form. We maintain a robust standalone anti-discrimination and harassment policy, which is reinforced in the Company’s Code of Business Conduct and Ethics and includes mandatory harassment training for all employees. The Company requires reporting of any such concerns, and employees are directed to report perceptions of harassment and discrimination to management, Human Resources, the Legal Department, or to use the Company’s hotline, where reports can be made anonymously. The Company further requires that employees review and agree to comply with these policies on an annual basis.

In addition, our Nominating and Corporate Governance Committee maintains direct oversight of the strategy and performance of, and risks and opportunities related to, the Company’s environmental, social and governance programs, which includes corporate responsibility, sustainability and climate change, as well as diversity, equity and inclusion. These oversight responsibilities include promoting accessibility and mitigating risks related to discrimination on the basis of race, color, ethnicity, religion, national origin, sex, pregnancy, sexual orientation, gender identity or expression, marital status, age, mental or physical disability, a legally protected medical condition, genetic information, military or veteran status or any other characteristic protected by law.

We recognize the importance of transparency in the workplace and support the rights of our employees and contractors to speak openly about harassment, discrimination and other unlawful acts in the workplace. Thus, we believe the report requested by the proposal is unnecessary, as our existing policies and active Board oversight effectively address the issues targeted by this proposal. We have reached out to the stockholders who submitted the proposal and we look forward to engaging with them prior to our Annual Meeting.

The Board unanimously recommends a vote AGAINST Proposal 5

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Proposal 6:  Stockholder Proposal Regarding Inclusion in the Workplace

The NorthStar Asset Management, Inc. Funded Pension Plan has advised the Company that it intends to present the following stockholder proposal at the Annual Meeting. The address of the stockholder and the number of Company securities that the stockholder owns will be provided to stockholders promptly upon receiving an oral or written request. If the stockholder or its qualified representative is present at the Annual Meeting and properly submits the stockholder proposal for a vote, then the proposal will be voted on at the Annual Meeting. In accordance with federal securities laws, the proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

WHEREAS:

According to the “Diversity, Equity, and Inclusion (DEI)” website for Digital Realty Trust (the “Company”), the Company aims to “build a place where everyone feels included and sees opportunities to build their careers, regardless of who they are” and that in 2020 the company launched a DEI council to create a more inclusive company;

However, the Company’s diversity data paint a concerning picture. According to the Company’s 2021 EEO-1 report, 93% of executive level officials are white and 86% of those officials are specifically white men. Zero are Black or Hispanic. Of the next four tiers of employees – managers, professionals, technicians, and sales staff – white men make up 60-70% of three of the four categories;

This ignites questions about whether the lack of leadership diversity indicates a systemic challenge at the company;

Author Ibram X. Kendi explains: “every policy in every institution in every community in every nation is producing or sustaining either racial inequity or equity...” existing both in “written and unwritten laws, rules, procedures, processes, regulations, and guidelines that govern people”(9);

Harvard Business Review explains: “[c]ompanies must confront racism at a systemic level – addressing everything from the structural and social mechanics of their own organizations to the role they play in the economy at large”(10);

Corporate culture can include “values, norms, conventions, shared beliefs, customs, traditions, symbols, rituals, knowledge, ideology, identities, and shared mental models.”(11) We believe that long-term value creation could be advanced through analysis of whether and how systemic racism is embedded in company written and unwritten policies, corporate culture, and norms.

RESOLVED:

Shareholders request the Board of Directors prepare a report to shareholders analyzing whether written policies or unwritten norms at Digital Realty Trust reinforce racism in company culture and including any planned remedies.

SUPPORTING STATEMENT:

The report should be prepared within one year of the annual meeting, at reasonable cost and excluding proprietary and privileged information. For its analysis, the board is encouraged to consider soliciting outside expertise on racism in corporate cultures in conjunction with eliciting feedback from employees through forms of communication such as focus groups or anonymous employee surveying on indicators of structural racism and its effects. In its discretion, the board may include assessment of whether company policies or unwritten norms:

1.	Yield inequitable outcomes for employees based on race or ethnicity such as patterns of hiring, retention, upward mobility, disciplinary action, allocation of “stretch assignments” (projects intended to develop employee skills and abilities), sponsorship, or usage of benefits;

2.	Consider “cultural fit” rather than merit and capabilities or create “prove it again” biases (wherein employees of color are forced to prove their capabilities repeatedly);

3.	Establish a cultural hierarchy through permitting racial microaggressions (behaviors that stereotype or belittle a minority group), create perceived pressure to code-switch (behavioral adjustments used to navigate interracial interactions), or otherwise suppress cultural identity.

(9)	https://www.penguin.co.uk/artlcles/2020/june/lbram-x-kendi-definltion-of-antiracist.html
(10)	https://hbr.org/2020/06/confronting-racism~at-work-a-reading-list
(11)	https://ssrn.com/abstract~3946604

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Board of Directors’ Statement in Opposition

Our Board and Nominating and Corporate Governance Committee have carefully considered this proposal and unanimously recommend a vote AGAINST this proposal for the following reasons.

Digital Realty is strongly committed to diversity, equity and inclusion.

Digital Realty is committed to promoting diversity, inclusion and equity in our policies and practices and as a core aspect of our corporate culture, which is a focus of the proposal’s supporting statement. Our corporate diversity, equity and inclusion (“DEI”) program, which was formally established in 2019, focuses on driving progress through continually enhancing our programs, procedures and processes to promote diversity, equity and inclusion across our business internally, through Employee Resource Groups (ERGs) and events, recruiting, training and talent development, and externally, through philanthropic and social engagement, and reporting.

Creating an increasingly diverse, equitable, and inclusive workplace is core to our global corporate culture as represented by our leadership.

We continue to prioritize efforts to expand diverse representation at all levels of our organization. Our Board includes three women, and we appointed our first woman Board chair in 2022. Our Board is comprised of more than 40% women or racially diverse directors (excluding the two directors who will not stand for re-election at our upcoming annual meeting as previously announced).  Of our CEO’s direct reports, 40% are women and/or from racially diverse groups.

In 2020, we established our DEI Leadership Council, which is comprised of approximately 40 employees globally, including members of senior leadership, and includes expertise from human resources to enhance our DEI impact and results. Our employee base is increasingly global and diverse, with more non-U.S.-based employees than U.S.-based employees. Over half of our employee base is located across EMEA and the Asia-Pacific region, and we have a growing workforce across our joint ventures in Latin America, Africa and the Asia-Pacific region. We continue to focus on recruiting, developing, and retaining a global and diverse workforce that reflects the communities we serve, also recognizing it is beneficial for our business and the communities in which we operate. We voluntarily publish the EEO-1 report referenced in the proposal, however, this report includes only U.S.-based employees and is based primarily on voluntary self-reporting of race, gender and ethnicity by employees. Our global employees, including at our joint ventures, are based in locations across Latin America, Asia Pacific, Europe and Africa.

We are committed to enhancing our culture of engagement, empowerment, and inclusiveness, and reinforce that culture with our governance and policies, which include our Code of Business Conduct and Ethics as well as our anti-discrimination and anti-harassment policies. We have mandatory trainings on these policies for all personnel. We also have global policies with respect to mandatory reporting of violations and options for anonymous reporting.

We continue to expand our DEI program and initiatives, including through employee-led initiatives, events and philanthropy.

We have ERGs that are each sponsored by our CEO, CHRO, CTO and senior leadership team members. The ERGs help to provide a sense of community and enhanced belonging for Black, Hispanic, LGBTQ+, Veteran and Women members of our company, with more than 600 employees participating globally. Our employee resource groups sponsor group-focused events that offer learning and development opportunities for our employees, with topics ranging from financial metrics and industry trends to sustainability, and celebrate our culture and history, such as our Juneteenth 2022 celebration with a presentation from the National Museum of African American History & Culture. Our ERGs regularly host our global company-wide all-hands meetings, including our September 2022 meeting hosted by our Black ERG, which included a panel discussion by the leadership of our joint ventures in Kenya, Nigeria and South Africa.

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We also complete independent third-party employee engagement surveys across our company, including at the employee and executive levels. In these surveys, we measure progress on DEI as well as overall employee well-being and satisfaction. In our most recent survey, 71% of employees responded favorably when asked whether “top leaders demonstrate a visible commitment to diversity,” and 78% of employees responded favorably when asked, “I feel comfortable being myself at work.”

Additionally, each year, we offer personal and professional learning and development programs and ongoing training to extend the range of individual performance, including through a tuition reimbursement program. Digital Realty also offers a Matching Gift program, up to $5,000 annually, and regularly encourages employees to match their gifts to DEI-related philanthropic organizations.

Our DEI Leadership Council and ERGs also help drive our company’s DEI-focused philanthropy around the globe, including donations to Free a Girl, Black Minds Matter UK, 100 Black Men of London, Black Girls Code, Thurgood Marshall College Fund, DFW Canines for Veterans, SAGE (Advocacy for LGBTQ+ Elders), and RAICES (The Refugee and Immigration Center for Education and Legal Services). Additionally, we regularly voluntarily publish information regarding our assessment of our programs and initiatives, such as the EEO-1 report that is referred to in the proposal, to promote diversity and inclusion, both within and outside of our Company, including the promotion of racial and social justice in our communities.

We are proud of our progress to date and are continuously expanding our efforts with respect to diversity, equity and inclusion. In 2023, we already are advancing our programs for supplier diversity (having recently hired an experienced Global Supplier Diversity Leader), recruiting, training, and other core areas that have an impact on DEI. Our Board believes that devoting additional time and resources to further assess and report on written policies and unwritten norms would only distract from the ongoing programs and initiatives already underway at Digital Realty to promote an inclusive workplace and, therefore, the proposal is not in the best interests of Digital Realty and its stockholders. Our Board has concluded that the proposal is not right for our Company at this time.

The Board unanimously recommends a vote AGAINST Proposal 6

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Certain Relationships and Related Party Transactions

We have entered into leases and related agreements with Meta Platforms, Inc. and its subsidiaries (Meta) with an aggregate annualized recurring revenue of approximately $68 million (representing the monthly contractual base rent and interconnection revenue under existing leases as of December 31, 2022, multiplied by 12). The terms and conditions of these agreements are consistent with the terms and conditions of similar agreements with our other customers. Meta also received $10.4M in gains in 2022 pursuant to a renewable products agreement between us and Meta. Alexis Black Bjorlin, a member of our Board, has served as VP, Infrastructure at Meta since December 20, 2021.

Review, Approval or Ratification of Transactions with Related Persons

Our Board or the appropriate committee of the Board reviews material transactions between us, the Operating Partnership and any of our directors or executive officers. Our Code of Business Conduct and Ethics and Corporate Governance Guidelines provide that each executive officer and director report conflicts of interest to the General Counsel or the Board Chair, as applicable. Directors are also subject to the conflict provisions set forth in our Corporate Governance Guidelines. The Board or the appropriate committee of our Board will resolve all conflicts of interest involving officers or directors. The Board or the appropriate committee of the Board may waive provisions of our Code of Business Conduct and Ethics with respect to executive officers and directors. Any such waivers will be disclosed to our stockholders to the extent required by applicable laws and regulations. We previously disclosed a waiver of our Code of Business Conduct and Ethics in connection with Ms. Bjorlin’s employment at Meta on our website at www. digitalrealty.com, and we intend to disclose on our website any amendment to, or other waivers of, any provision of our Code of Business Conduct and Ethics applicable to our directors and executive officers required to be disclosed under the rules of the SEC and NYSE.

Indemnification Agreements

We have entered into indemnification agreements with all of our named executive officers and other executive officers and with each of our directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that, subject to certain exceptions, if a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our Company, by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf.

Annual Report on Form 10-K

Stockholders may obtain without charge a copy of the Company’s and the Operating Partnership’s Annual Report on Form 10-K, including the financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2022, by downloading the report from the Investors section of the Company’s website at www.digitalrealty.com, from the Company’s e-proxy website at http://www.proxyvote.com or by writing to Investor Relations, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735.

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Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (Reporting Persons), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2022, the Reporting Persons met all applicable Section 16(a) filing requirements, with the exception of two Form 4s filed by the Company for Jeannie Lee relating to tax settlement upon equity vesting events.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2024 Annual Meeting. To be eligible for inclusion in our 2024 proxy statement, your proposal must be received in writing not later than December 30, 2023 and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

Our Bylaws also provide a proxy access right permitting a group of up to 20 stockholders who have beneficially owned 3% or more of the Company’s Common Stock continuously for at least 3 years to submit director nominations via the Company’s proxy materials for up to 20% of the directors then serving.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an annual meeting, including director nominations, whether or not included in our proxy statement. If you would like to nominate a director or bring any other business before the stockholders at the 2024 Annual Meeting, you must comply with the procedures contained in our Bylaws, including notifying us in writing in a timely manner, and such business must otherwise be a proper matter for action by our stockholders.

To be timely under our Bylaws, the notice must be delivered to our General Counsel and Secretary at 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, the Company’s principal executive office:

•	not earlier than November 30, 2023, and
•	not later than 5:00 p.m., Central Time, on December 30, 2023.

In the event that the date of the 2024 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2023 Annual Meeting, to be timely, notice must be delivered:

•	not earlier than the 150th day prior to the date of the meeting, and
•	not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the date of the first public announcement of the meeting.

If we have not received notice of a stockholder proposal or nomination within the time period specified above, the persons entitled to vote the proxies solicited by our proxy statement will have the ability to vote on such matters in their discretion pursuant to Rule 14a-4(c)(1) and Rule 14a-5(e)(2) under the Exchange Act.

Our Bylaws provide that nominations of individuals for election to the Board and the proposal of business to be considered by our stockholders may be made at an annual meeting pursuant to our notice of meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who complied with the notice, information and consent procedures set forth in our Bylaws. To nominate a director, the stockholder must provide the information required by our Bylaws, including the information required by Rule 14a-19(b) under the Exchange Act, in a timely manner as required in our Bylaws.

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In connection with the 2024 annual meeting of stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting. You may write to our General Counsel and Secretary at our principal executive office, 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, to deliver the notices discussed above and for a copy of the Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker, direct your written request to Investor Relations, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, or contact Investor Relations by telephone at (737) 281-0101. Upon written or oral request to Investor Relations, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, or by telephone at (737) 281-0101 from a stockholder at a shared address to which a single copy of the proxy materials was delivered, we will promptly deliver a separate copy of the proxy materials to such requesting stockholder. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact their broker.

By Order of Our Board of Directors,

Jeannie Lee

Executive Vice President, General Counsel & Secretary

April 28, 2023

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Appendix

Non-GAAP Financial Measures

Funds From Operations: We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core FFO: We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

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Funds From Operations and Core Funds From Operations

Reconciliation of Net Income to Funds From Operations (FFO)	Twelve Months Ended 31-Dec-22
Net (Loss) / Income Available to Common Stockholders	$336,960
Adjustments:
Non-controlling interest in operating partnership	7,914
Real estate related depreciation & amortization(1)	1,547,865
Depreciation related to non-controlling interests	(22,110)
Unconsolidated JV real estate related depreciation & amortization	123,099
(Gain) / loss on real estate transactions	(177,332)
Impairment of investments in real estate	3,000
Funds From Operations - diluted	$1,819,396
Weighted-average shares and units outstanding - basic	292,123
Weighted-average shares and units outstanding - diluted(2)(3)	303,708
Funds From Operations per share - basic	$6.23
Funds From Operations per share - diluted(2)(3)	$6.03

Reconciliation of FFO to Core FFO	Twelve Months Ended 31-Dec-22
Funds From Operations - diluted	$1,819,396
Other non-core revenue adjustments	8,768
Transaction and integration expenses	68,766
Loss from early extinguishment of debt	51,135
(Gain on) / Issuance costs associated with redeemed preferred stock	—
Severance, equity acceleration, and legal expenses(4)	23,498
(Gain) / Loss on FX revaluation	(24,694)
Other non-core expense adjustments	12,388
Core Funds From Operations - diluted	$1,959,257
Weighted-average shares and units outstanding - diluted(2)(3)	292,528
Core Funds From Operations per share - diluted(3)	$6.70

(1)	Real Estate Related Depreciation & Amortization	Twelve Months Ended 31-Dec-22
	Depreciation & amortization per income statement	1,577,933
	Non-real estate depreciation	(30,068)
	Real Estate Related Depreciation & Amortization	$1,547,865
(2)	We have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable.
(3)	Certain of Teraco’s minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted earnings per share. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

2023 Proxy Statement	108

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About Digital Realty
Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company's global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx™) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 28 countries on six continents. To learn more about Digital Realty, please visit **digitalrealty**.com or follow us on **LinkedIn** and **Twitter**.

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DIGITAL REALTY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 5, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 5, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04823-P89217 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DIGITAL REALTY TRUST, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Alexis Black Bjorlin	☐	☐	☐
1b. VeraLinn Jamieson	☐	☐	☐
1c. Kevin J. Kennedy	☐	☐	☐
1d. William G. LaPerch	☐	☐	☐
1e. Jean F.H.P. Mandeville	☐	☐	☐
1f. Afshin Mohebbi	☐	☐	☐
1g. Mark R. Patterson	☐	☐	☐
1h. Mary Hogan Preusse	☐	☐	☐
1i. Andrew P. Power	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, as more fully described in the accompanying Proxy Statement (Say-on-Pay).	☐	☐	☐

The Board of Directors recommends you vote 1 Year on proposal 4:	1 Year	2 Years	3 Years	Abstain
4. To approve, on a non-binding, advisory basis, the frequency of holding future advisory votes on the compensation of our named executive officers (every one, two or three years).	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 5 and 6:	For	Against	Abstain
5. A stockholder proposal regarding reporting on concealment clauses.	☐	☐	☐
6. A stockholder proposal regarding inclusion in the workplace.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V04824-P89217

DIGITAL REALTY TRUST, INC.
Annual Meeting of Stockholders
June 8, 2023 12:00 PM CDT
This proxy is solicited by the Board of Directors

The undersigned, as record holder of the shares of common stock of Digital Realty Trust, Inc., a Maryland corporation, described on the reverse side, hereby appoints Andrew P. Power and Mathew R. Mercier, and each of them, as Proxies of the undersigned with the full power of substitution, to attend the 2023 Annual Meeting of Stockholders to be held on Thursday, June 8, 2023, at 12:00 p.m., CDT, at DIGITAL REALTY TRUST, INC. 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2023 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

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

Continued and to be signed on reverse side